As  filed  with  the  Securities  and  Exchange   Commission  on  June 13,  2001
Registration No. 333-45210

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 6

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SUPREME HOSPITALITY
                 (Name of small business issuer in its charter)



         Nevada                          9995                       88-0460457
-------------------------------- ---------------------------- ------------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)    Identification
                                                                Number)



     41919 Skywood Drive, Temecula, California 92591             (909) 506-3435
--------------------------------------------------------------------------------
       (Address of principal executive offices)                 Telephone Number



                        Nevada Legal Forms & Books, Inc.
                  3020 W. Charleston Blvd., Las Vegas, NV 89102
             (Name, address and phone number for agent for service)

                        Copies of all communications to:
                          Orsini & Rose Law Firm, P.A.
                               5340 Central Avenue
                            St. Petersburg, FL 33707
                            Telephone: (727) 323-9633
                            Facsimile: (727) 328-2691

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]



---------------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
---------------------------  ---------------------- ----------------------- ------------------ ----------------

Title of each                Proposed               Proposed                Dollar             Amount of
class of securities          maximum offering       maximum aggregate       amount to          registration
to be registered             price per unit         offering price          be registered      fee
---------------------------  ---------------------- ----------------------- ------------------ ----------------
1,000,000 preferred shares    $6.30                 $6,300,000              $6,300,000         $1,663.20 [1]
3,756,000 common shares [2]
1,040,000 common shares [3]   .0001                 $104                    $104               $5 [1]

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).
[2] To be offered with conversion of our Preferred Stock and accrued dividends to our common stock.
[3] Common shares of selling security holders. There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant's common stock.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                                     PART I


PROSPECTUS

Supreme Hospitality

We are offering up to a total of 1,000,000 shares of 10% convertible preferred stock at $6.30 per share. The shares are being offered for a period not to exceed two years. There is no escrow fund.

This prospectus also covers 3,000,000 shares of our common stock reserved for issuance upon exercise of the right to convert the preferred shares at any time after twelve months, to common shares. It also covers 756,000 shares of our common stock to be used to pay interest to holders of the preferred shares.

This prospectus relates to the offer and sale of 1,040,000 shares of common stock of Supreme Hospitality, par value $.0001 per share, by 341 security holders.

Supreme Hospitality is not listed or trading with any securities exchange.



THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.



Number of Preferred Shares   Price to Public  Broker Commission  Net proceeds after Commission
                                                                 To Us
---------------------------- ---------------- ------------------ -----------------------------
1,000 shares                 $6,300.00        $630.00            $5,670.00
Maximum 1,000,000 shares     $6,300,000.00    $630,000.00        $5,670,000.00
---------------------------- ---------------- ------------------ -----------------------------

We currently have no arrangements with underwriters or broker-dealers to sell our shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is ____________________.



                                TABLE OF CONTENTS
             To jump to a section, double-click on the section name.

PART I...........................................................................................4
------
   PROSPECTUS....................................................................................4
   ----------
   SUMMARY INFORMATION AND RISK FACTORS..........................................................7
   -------------------------------------
    our Business.................................................................................7
    ------------
    The Primary Offering.........................................................................7
    --------------------
    The Selling Security holder offering.........................................................7
    ------------------------------------
   RISK FACTORS..................................................................................9
   ------------
    I.  Risks Related to Supreme Hospitality.....................................................9
    ----------------------------------------
    II.  Risks Related to This Offering.........................................................10
    -----------------------------------
    Disclosure Regarding Forward-Looking Statements.............................................10
    -----------------------------------------------
   USE OF PROCEEDS..............................................................................11
   ---------------
   DETERMINATION OF OFFERING PRICE..............................................................11
   -------------------------------
   DILUTION.....................................................................................11
   ---------
   SELLING SECURITY HOLDERS.....................................................................11
   ------------------------
   PLAN OF DISTRIBUTION.........................................................................18
   --------------------
   LEGAL PROCEEDINGS............................................................................20
   -----------------
   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................................20
   ------------------------------------------------------------
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................20
   --------------------------------------------------------------
   DESCRIPTION OF SECURITIES....................................................................20
   -------------------------
    Common Stock................................................................................20
    ------------
    Non-cumulative Voting.......................................................................21
    ---------------------
    Cash Dividends..............................................................................21
    --------------
    Reports.....................................................................................21
    -------
    Preferred Stock.............................................................................21
    ---------------
    liquidation preference......................................................................21
    ----------------------
    voting rights...............................................................................22
    -------------
    conversion rights...........................................................................22
    -----------------
    litigation..................................................................................22
    ----------
    Penny Stock Regulation......................................................................22
    ----------------------
   INTEREST OF NAMED EXPERTS AND COUNSEL........................................................23
   --------------------------------------
   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........23
   ------------------------------------------------------------------------------------
   ORGANIZATION WITHIN LAST FIVE YEARS..........................................................23
   -----------------------------------
   DESCRIPTION OF BUSINESS......................................................................24
   -----------------------
   AVAILABLE INFORMATION........................................................................25
   ---------------------
   MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS..................................25
   -----------------------------------------------------------
    overview....................................................................................26
    --------
    results of operations.......................................................................26
    ---------------------
   DESCRIPTION OF PROPERTY......................................................................27
   -----------------------
   DEMOGRAPHICS.................................................................................28
   ------------
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................29
   ----------------------------------------------
   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................................30
   --------------------------------------------------------
   EXECUTIVE COMPENSATION.......................................................................31
   ----------------------
   FINANCIAL STATEMENTS.........................................................................31
   --------------------
    independent auditors' report................................................................32
    ----------------------------
   CONSOLIDATED BALANCE SHEETS..................................................................33
   ---------------------------


   CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)......................................34
   -------------------------------------------------------
   CONSOLIDATED STATEMENTS OF OPERATIONS........................................................35
   -------------------------------------
   CONSOLIDATED STATEMENT OF CASH FLOWS.........................................................36
   ------------------------------------
   WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING................................................37
   ---------------------------------------------
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...................................................38
   ------------------------------------------
   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS................................................44
   ---------------------------------------------
PART II.........................................................................................44
--------
   INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................................44
   ------------------------------------------
   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION..................................................44
   --------------------------------------------
   RECENT SALES OF UNREGISTERED SECURITIES......................................................44
   ----------------------------------------
   EXHIBITS SCHEDULE............................................................................44
   -----------------
   UNDERTAKINGS.................................................................................45
   -------------
   EXHIBIT 5.1 OPINION RE: LEGALITY.............................................................46
   --------------------------------
   EXHIBIT 23.1 CONSENT.........................................................................47
   --------------------
   EXHIBIT 99.7:  FRANCHISE AGREEMENT...........................................................48
   ----------------------------------
   EXHIBIT 99.8 CONSULTING AGREEMENT............................................................66
   ---------------------------------
   EXHIBIT 99.9 VALLEY INDEPENDENT BANK NOTE....................................................75
   -----------------------------------------
   EXHIBIT 99.10  TVI INSURANCE POLICY..........................................................77
   -----------------------------------
   EXHIBIT 99.11 TEMECULA VALLEY BANK NOTE......................................................79
   ---------------------------------------
   EXHIBIT 99.12 SIGNATURE PAGE.................................................................82
   ----------------------------


SUMMARY INFORMATION AND RISK FACTORS.

This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

OUR BUSINESS

Our administrative office is located 41919 Skywood Drive, Temecula, California 92591, phone numbers voice (909) 506-3435. Our registered statutory office is located at Nevada Legal Forms & Books, Inc., 3020 W. Charleston Blvd., Las Vegas, NV 89102. Our fiscal year end is December 31. We are a Nevada C-corporation.

Supreme Hospitality is in the hospitality, hotel, business catering to the business, leisure and vacation traveler. On April 30, 2000, Supreme Hospitality acquired Temecula Valley Inn as a wholly owned subsidiary. Temecula Valley Inn is located in the Temecula Valley in Southern California between Los Angeles and San Diego. It is one of the premier hotel properties in the valley. Though cyclical in nature, Temecula Valley Inn's occupancy rates have continued to grow.



THE PRIMARY OFFERING

Preferred Shares

     o We are offering up to 1,000,000 shares of convertible preferred stock, par value $0.0001.

     o    The preferred  shares are  convertible,  one preferred share for three
          common   shares  any  time  after   twelve   months  of  purchase  and
          automatically on its thirty-six month anniversary.

     o    The preferred shares are being offered at $6.30 per share.

     o We are offering the preferred shares for a period not to exceed two years.

     o We will use the proceeds to fund Supreme Hospitality's plan of operation.

     o    There are no preferred shares outstanding prior to the offering.

     o 1,000,000 preferred shares would be outstanding if we sale 100% of the offering.

We will be required to retain broker-dealers to sell our shares in certain states. We anticipate that we will be required to pay broker-dealers sales commissions averaging 8%, although we reserve the right to pay sales commissions up to 10%. In no event will our sales commission expenses combined with other offering expenses exceed 20% of the gross proceeds of this offering. The chart used on the prospectus cover page assumes that all shares are sold by broker-dealers at a maximum commission of 10%. It is anticipated that not all of the shares will be sold by a broker-dealer. Accordingly, the net proceeds to us may be higher than indicated in this chart.

THE SELLING SECURITY HOLDER OFFERING

     o This prospectus relates to the registration of 1,040,000 common shares for sale of the securities held by 341 security holders of Supreme Hospitality.

     o These security holders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time.

     o Supreme Hospitality will not receive any proceeds from the sale of the securities by the selling security holders.

The shares will become tradable on the effective date of this prospectus. The selling security holders will receive the proceeds from the sale of their shares and Supreme Hospitality will not receive any of the proceeds from such sales. The selling security holders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. See Plan of Distribution. The selling security holders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares being offered for sale.

RISK FACTORS

The units being offered herein are highly speculative and involve a high degree of risk. Before making an investment in Supreme Hospitality, prospective investors should give careful attention to the following risk factors inherent in and affecting the business of Supreme Hospitality.


I.  RISKS RELATED TO SUPREME HOSPITALITY

1. Supreme Hospitality has a limited operating history and therefore, evaluating future performance and this prospectus is difficult.

Supreme Hospitality was formed on October 30, 1997 and acquired Temecula Valley Inn as its first operating hotel on April 30,2000. Prior to its acquisition by Supreme Hospitality, Temecula Valley Inn was constructed and opened for business in 1998. Because of its limited operating history, it will be difficult to predict or evaluate future profitability of Supreme Hospitality.

2. Supreme Hospitality has incurred operating losses and could continue to do so which would result in little or no future dividends to shareholders:

Supreme Hospitality has incurred net losses and experienced negative cash flow during its two-year operating history. It could continue to incur losses in the future and result in little or no dividends to shareholders. See financial information.

3. Supreme Hospitality may not be able to compete with larger hotel/motel chains in acquiring new investments which could limit Supreme Hospitality's future growth:

Supreme Hospitality may be competing for investment opportunities with entities that have substantially greater marketing and financial resources than Supreme Hospitality. These entities may be able to accept more risk than Supreme Hospitality prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to Supreme Hospitality and increase the bargaining power of property owners seeking to sell. This could greatly affect Supreme Hospitality's ability to acquire new properties and could reduce future growth.

4. Supreme Hospitality will acquire interests only in hotel properties thereby concentrating its investments in a single industry which could increase its risk of failure:

Supreme Hospitality's current strategy is to acquire interests in hotel properties. Supreme Hospitality will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry.

5. Supreme Hospitality may not have access to sufficient equity of debt capital to pursue its acquisition strategies and therefore would be unable to continue its future growth:

Supreme Hospitality intends to continue to pursue its current growth strategy, which includes building or acquiring and improving hotel properties. There is a risk that Supreme Hospitality will not have access to sufficient equity of debt capital to pursue its acquisition strategies indefinitely. Supreme Hospitality's ability to continue to make hotel acquisitions will depend primarily on its ability to obtain additional private or public equity of debt financing. There can be no assurance that such financing will be available to make future investments.

6. The loss of Mr. Lang, sole director and president of Supreme Hospitality could cause Supreme Hospitality to fail:

Shareholders have no right or power to take part in the management of Supreme Hospitality except through the exercise of voting rights on certain specified matters. The Board of Directors is responsible for managing Supreme Hospitality. Supreme Hospitality's future success, including particularly the implementation of Supreme Hospitality's acquisition growth strategy, is substantially dependent on the active participation of Mr. Lang. The loss of services for this individual could cause Supreme Hospitality to fail.

7. Supreme Hospitality may not be able to readily liquefy its Real Estate investments at an advantageous or necessary time causing Supreme Hospitality to lose its investment:

Real estate investments are relatively illiquid. The ability of Supreme Hospitality to vary its portfolio in response to changes in economic and other conditions will be limited. Also, no assurances can be given that the market value of any of the hotels will not decrease in the future. There can be no assurance that Supreme Hospitality will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of Supreme Hospitality's investment therein.


II.  RISKS RELATED TO THIS OFFERING

1. Because there is no public trading market for Supreme Hospitality's preferred stock, you may not be able to resell your shares:

There is currently no public trading market for Supreme Hospitality's preferred stock or common stock, and there is no guarantee that a market will ever develop. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

We believe there is an anticipated public market for our common and preferred shares and we plan on registering the shares with an exchange as soon as practicable after the effective date of this Registration Statement.

2. You may be investing in a company that does not have adequate funds to conduct its operations and suffer the loss of your investment:

There is no minimum number of shares that must be sold, there is no escrow fund and Supreme Hospitality will not refund any funds to you. It is possible that Supreme Hospitality may not raise enough funds for the acquisition of new properties and to conduct our on-going operations. If that happens, you will suffer a loss in the amount of your investment.

3. The selling security holders may sell their securities at any time and at any price they determine causing the public market for the common stock to drop:

After effectiveness of this registration statement, the non-affiliated selling security holders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling security holders could cause the public market for the common stock, should one develop, to drop. See Plan of Distribution-Sales by Selling Security holders.

4. Selling security holders can sell their stock at prices below the primary offering which could reduce the amount of money Supreme Hospitality raises in the offering:

All of the selling security holders shares of Supreme Hospitality will become tradable on the effective date of the registration statement and the selling security holders will compete with Supreme Hospitality to sell their shares. The selling security holders can sell their stock at prices below the primary offering which could reduce the amount of money Supreme Hospitality raises in the offering.

5. Unless Supreme Hospitality's stock reaches and maintains a market price of $5.00 or greater, the penny stock regulation may impair shareholder's ability to sell Supreme Hospitality's stock:

If trading in Supreme Hospitality's stock begins, its common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges. Penny stocks are subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors. Due to these additional requirements shareholders may be impaired in their ability to sell Supreme Hospitality's stock unless Supreme Hospitality's stock reaches $5.00 or greater. See Description of Securities-Penny Stock Regulation.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This  Prospectus  includes  forward-looking  statements  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 12E of the Securities Exchange Act of 1934, as amended. Although the beliefs that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

USE OF PROCEEDS

This is a best efforts offering and Supreme Hospitality may receive no or a very small amount of the proceeds. The net proceeds to be received by Supreme Hospitality from the sale of 1,000,000 preferred shares offered by Supreme Hospitality is approximately $5,537,665 after deducting $762,335 in offering expenses payable by Supreme Hospitality. Approximately $3,000,000 will be applied to debt retirement and $2,000,000 used for acquisition of land and subsequent development. This best efforts offering may not sell 100% of the offering therefore Supreme Hospitality will allocate the first 25% of funds raised towards the payment of the offering expenses and setting aside the operating capital of $500,000. All monies received thereafter will go first towards the retirement of debt up to the $3,000,000 and the balance of the $2,000,000 to be used towards the proposed acquisitions.

Supreme Hospitality believes the net proceeds of this offering will be sufficient to fund its plan of operation. From time to time in the ordinary course of business, Supreme Hospitality evaluates the acquisition of products, businesses, and technologies that complement Supreme Hospitality's business, for which a portion of the net proceeds may be used. Currently, Supreme Hospitality is involved in discussions with respect to developing another hotel. Pending the use of the net proceeds for the above purpose, Supreme Hospitality intends to invest such funds in short-term interest-bearing securities or other instruments, as Supreme Hospitality deems appropriate.


DETERMINATION OF OFFERING PRICE

On June 14, 2000, the registration statement for 10,000,000 shares of common stock and 1,000,000 shares of preferred stock was filed with the U.S. Securities and Exchange Commission on Form 10-SB of the 1934 Securities Act, File # 000-30803. Prior to June 2000, none of the securities have been publicly traded as no public market has existed. The Board of Directors and the key management personnel determined the public offering price of the preferred stock by adding the debt to be retired plus the offering fees and operating capital and dividing by the shares offered.

Retire Debt                                                   $   3,000,000
Acquisition of land and subsequent development                $   2,000,000
Operating capital                                             $     500,000
Offering Fees                                                 $     800,000

  Total                                                       $   6,300,000
                                                              -------------

Shares offered                1,000,000                       $6.30 per share


DILUTION.

Does not apply


SELLING SECURITY HOLDERS

Supreme Hospitality is registering for offer and sale by the holders of 1,040,000 shares of common stock held by 341 Supreme Hospitality security holders. Supreme Hospitality is paying for all the expenses of the registration. We will receive no proceeds of this offering. The selling security holders may offer all or part of their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See Risk Factors.

All of the selling security holders' shares registered in this prospectus will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth the shares held by each person who is a selling security holders as of the date of this prospectus.

The following table is derived from our books and records, as well as from those of our transfer agent. No selling security holder is affiliated with us. The table lists the name, address, amount of common stock owned and percentage of class of the beneficial ownership of the securities of Supreme Hospitality as of the date of this prospectus.



  1 Jon Ruco, Ltd.                                  18026 Cerca Azul Dr., San Antonio TX 78259               181,400 181,400   2%
  2 First Dominion Financial Group, Inc.            1800 E. Sahara, Suite 107, Las Vegas NV 89101            181,600 181,600   2%
  3 Anthony Tomasso                                 2240 Woolbright Rd, Suite 354, Boynton Beach, FL 33426     1,667   1,667   0%
  4 Hayden Financial Corp                           21560 Toledo Rd., Boca Raton, FL 33433                    51,700  51,700   1%
  5 Wayne Gronquist                                 1104 Nueces Street, Austin, TX 78701                         667     667   0%
  6 Terence J. & Synda M. Kollman                   106 Rockwell Street, Harrison, NY 10528                      200     200   0%
  7 Lev-Ari Communications, Inc.                    147-17 Newport Ave., Neponsit, NY 11694                      100     100   0%
  8 John C. & Chestine Vester                       3241 Sapphire ST., Bedford, TX 76021                         100     100   0%
  9 Jernan Corp.                                    810 S. E. 4th Ave., Pompano Beach, FL 33060                  100     100   0%
 10 Kim A. Whittaker                                53 Emerson Road, Winchester, MA 01890                        100     100   0%
 11 Myrna Cedrone                                   20 Clark St., Randolpy, MA 02368                             100     100   0%
 12 Brian Wherry                                    21553 Toledo Road, Boca Raton, FL 33433                      100     100   0%
 13 Greg Papazian                                   53 Emerson Road, Winchester, MA 01890                        100     100   0%
 14 Carol Jambura                                   2100 West 100th Ave, #240, Thornton, CO 80221                100     100   0%
 15 Yaakov Friedman                                 619 North Lake Drive, Lakewood NJ 08701                      100     100   0%
 16 Margaret  M. De La Garza                        2915 Aftonshire Way, #2308, Austin, TX 78748                 200     200   0%
 17 Kathy Tomasso                                   2240 Woolbright Rd, Suite 354, Boynton Beach, FL 33426       100     100   0%
 18 Steve Lohman                                    303 E. Main St., Kent, OH 44240                              200     200   0%
 19 The Curtis Family Trust, Dated Nov 9, 1999                                                                   200     200   0%
    John R. Curtis & Charlotte H. Curtis,
    Trustee(s)                                      1000 Winderley Pl, Apt 147, Maitland, FL 32751-4171
 20 Dean E. McCall                                  5234 95th St., Lubbock, TX 79424                             100     100   0%
 21 Michael J. De La Garza                          115 S. Cortez Ave., Winter Springs, FL 32708-2947            100     100   0%
 22 John M. Hubinger                                                                                             100     100   0%
    825 Falconhead Dr., Falconhead CC               Burneyville, OK 73430
 23 Martha H. Blue                                  1200 Barlow, Southlake, TX 76092                             100     100   0%
 24 Gretchen M. Hubinger                            5500 Crestwood, Kansas City, MO 64110                        100     100   0%
 25 Carolyn Hubinger Kane                           435 E. St., Colma, CA 94014                                  100     100   0%
 26 Barbara H. Jones                                P. O. Box 1163, St. Francisville, LA 70775                   100     100   0%
 27 Joseph P. Wilkins                               7322 Oak Manor, #23, San Antonio, TX 78229                   200     200   0%
 28 Kevin D. Wiley                                  2030 Grove Ave., Quincy, IL 62301                            100     100   0%
 29 N.V. One Partnership                            147-2C South Main St., Stowe, VT 05672                    50,800  50,800   1%
 30 Hayden Gartzman                                 21560 Toledo Rd., Boca Raton, FL 33433                       200     200   0%
 31 Gary Tashjian                                   12 Homer Rd., Arlington, MA 02116                            100     100   0%
 32 Max Ades                                        115 Marlborough St, Boston, MA 02116                         100     100   0%
 33 Gerard Pomert                                   93 Third St. Newport, RI 02840                               100     100   0%
 34 Pat Prendergast                                 2929 Greenbriar, 7212, Houston, TX 77098                     100     100   0%
 35 Kelly Dath                                      8167 Sands Point Dr., Houston, TX 77036                      100     100   0%
 36 Patricia Dath                                   10910 West Rd., #402, Houston, TX 77064                      100     100   0%
 37 Stephen Grabowiecki                             37 Wallace Row, Wallingford, CT 06492                        100     100   0%
 38 Richard E. Grabowiecki                          37 Wallace Row, Wallingford, CT 06492                        100     100   0%
 39 Anna M. Delehant                                54 Allen Rd., Horth Haven, CT 06473                          100     100   0%
 40 Ellen & Richard A. Grabowiecki                  37 Wallace Row, Wallingford, CT 06492                        100     100   0%
 41 Dawn Mongeon                                    54 Park St., Wallingford, CT 06492                           100     100   0%
 42 John Delehant, Jr.                              2052 Middletown Ave, Northford, CT 06472                     100     100   0%
 43 Thomas Delehant                                 142 Jail Hill Rd., Hadd, CT 06438                            100     100   0%
 44 Ernest Marrette                                 34 Gale Ave., Meriden, CT 06450                              100     100   0%
 45 Adriana S. Tomasso                              2240 Woolbright Rd, Suite 354, Boynton Beach, FL 33426       100     100   0%
 46 Regina T. Tomasso                               2240 Woolbright Rd, Suite 354, Boynton Beach, FL 33426       100     100   0%


 47 Krista K. Tomasso                               2240 Woolbright Rd, Suite 354, Boynton Beach, FL 33426       100     100   0%
 48 Anthony Tomasi                                  1 Simos Lane, West Haven, CT 06516                           100     100   0%
 49 Leatrica M. Jackson                             16503 Quail Briar, Missouri City, TX 77489                   100     100   0%
 50 Anthony D. L. Jackson                           16503 Quail Briar, Missouri City, TX 77489                   100     100   0%
 51 Randie M. Jackson                               2204 Tangerine Dr., Haines City, FL 33844                    100     100   0%
 52 Randie Ty Jackson                               16503 Quail Briar, Missouri City, TX 77489                   100     100   0%
 53 Randle M. Jackson, IV                           16503 Quail Briar, Missouri City, TX 77489                   100     100   0%
 54 Gary E. Matthews                                3734 Boulevard Hills,Atlanta, GA 30339                       100     100   0%
 55 Diana Lacey-Matthews                            3734 Boulevard Hills,Atlanta, GA 30339                       100     100   0%
 56 Ruth DeCarlo                                    238 Ilex Court, Villa Rica, GA 30180                         100     100   0%
 57 Martin E. Hull                                  4851 Coranada Ave., San Diego, CA 92107                      200     200   0%
 58 Lyman A. Matthews                               2305 Hayes Rd., #8812, Houston, TX 77077                     100     100   0%
 59 John C. Graper                                  32 Balboa Way, Hot Spring Village, AR 71909                  100     100   0%
 60 Olethia H. Matthews                             32 Balboa Way, Hot Spring Village, AR 71909                  100     100   0%
 61 Carol A. Cummins                                7115 Silver Star Drive, Houston, TX 77086                    100     100   0%
 62 Janice Peterson                                 5111 Barton Creek, Pasadena, TX 77505                        100     100   0%
 63 Gary E. Parks Cust for Matthew E. Parks TUGMA   5858 Westheimer, Suite 702, Houston, TX 77057                100     100   0%
 64 Howard A. Covens                                1810 Potomac Dr, Apt 6, Houston, TX 77057-2952               100     100   0%
 65 Donald Fitzpatrick                              111 Eustis Ave, Newport, RI 02840                            100     100   0%
 66 Marc Jablon                                     2232 E. Senoron Blvd., Spopka, FL 32703                      100     100   0%
 67 Karl Soderstrom                                 536 Sabal Lake Dr., Apt 100, Longwood, FL 32779              100     100   0%
 68 Warren White                                    3346 Ronald St, Deltona, FL 32738                            100     100   0%
 69 Megan Beebe                                     601 N. Goodrich Dr, Deltona, FL 32725                        100     100   0%
 70 Jeanne Whitehead                                601 N. Goodrich Dr, Deltona, FL 32725                        100     100   0%
 71 Carolyn White                                   3346 Ronald ST., Deltona, FL 32738                           100     100   0%
 72 Peter Pappas Rev. Trust
    UA DTD 5/18/95                                  432 NW 111 Ave., Coral Springs, FL 33071                     100     100   0%
 73 Kim Braunin                                     1861 W. Oakland Park Blvd, Ft. Lauderdale, FL 33311          100     100   0%
 74 Joyce R. Ward                                   16405 Shagbark Pl, Tampa, FL 33618-1213                      100     100   0%
 75 Randall W. Rice                                 19823 Wyndham Lakes Dr., Odessa, FL 33556                    100     100   0%
 76 Leigh Rice                                      3702 Thornwood Dr., Tampa, FL 33618                          100     100   0%
 77 Timeca Cade                                     7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 78 Timon Cade                                      7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 79 Timala Cade                                     7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 80 Ajanee Cade                                     7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 81 Ajanti Cade                                     7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 82 Cuwani Cade Willingham                          7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 83 Brian Schottcoffel                              16214 New Field Dr., Houston, TX 77082                       100     100   0%
 84 Malachi Meredith                                16214 New Field Dr., Houston, TX 77082                       100     100   0%
 85 Cheryl Meredith                                 16214 New Field Dr., Houston, TX 77082                       100     100   0%
 86 Timothy Cade                                    7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 87 Sandra L. Cade                                  7 Birch Tree Rd., Colonie, NY 12205                          100     100   0%
 88 Velton Cade                                     424 Sandcreek Rd., Apt 424, Albany, NY 12205                 100     100   0%
 89 Terri Cade                                      60 Daytona Avenue, Albany, NY 12203                          100     100   0%
 90 Timothy Damon Cade                              60 Daytona Avenue, Albany, NY 12203                          100     100   0%
 91 Mark France                                     16039 Highlander Dr., Houston, TX 77082                      100     100   0%
 92 Daphne L. Simmons                               16622 Quail Briar, Missouri City, TX 77489                   100     100   0%
 93 Jerod T. Higgins                                16622 Quail Briar, Missouri City, TX 77489                   100     100   0%
 94 Mark Freeman                                    142 Habitat Cir., Decatur, GA 30034                          100     100   0%
 95 Donald R. Yu                                    6363 Christie Ave., #411, Emeryville, CA 94608               100     100   0%
 96 Kimberly Crenshaw                               1710 Alee, Mobile, AL 36605                                  100     100   0%
 97 Sandra Crenshaw                                 1710 Alee, Mobile, AL 36605                                  100     100   0%
 98 Lerin Crenshaw                                  1710 Alee, Mobile, AL 36605                                  100     100   0%
 99 Rebel Rozmen                                    5234 95th St., Lubbock, TX 79424                             100     100   0%
100 Neal Diamond                                    P. O. Box 542013, Houston, TX 77254                          100     100   0%
101 Gary E.  Parks                                  5858 Westheimer, Sutie 702, Houston, TX 77057                100     100   0%
102 Gary E. Parks Cust Amy M. Parks, TUGMA          5858 Westheimer, Suite 702, Houston, TX 77057                100     100   0%
103 Andrew Ackeman                                  16 Sherman St.,Newport, RI 02840                             100     100   0%
104 Richard R. Blakeman                             5355 Town Center Rd., Boca Raton, FL 33486                   100     100   0%


105 Nicholas & Kathleen Bompignano                  34 Avenue A., Port Washington, NY 11050                      100     100   0%
106 John R. Maginnis                                4281 N. E. 18th Ave., Pompano Beach, FL 33064                100     100   0%
107 Christopher L. Atkins                           2 Tudor City PL, New York, NY 10017                          100     100   0%
108 Tim Kulhanek                                    4197 County Road W., Rhinelander, WI 54501                   100     100   0%
109 Thomas G. Laros, Jr.                            6441 Lavendale, Dallas, TX 75230                             100     100   0%
110 Abbey Gartzman                                  989 Sierra Vista Lane, Valley Cottage, NY 10989              100     100   0%
111 Rae Gartzman                                    21560 Toledo Road, Boca Raton, FL 33433                      100     100   0%
112 Dan Austin                                      P. O. Box 81025, Billings, MT 59108                          100     100   0%
113 Shauna Spieler                                  3146 Canyon Dr, Billings, MT 59102                           100     100   0%
114 Carol Austin                                    4424 Harvest Lane, Billings, MT 58106                        100     100   0%
115 Scott Johannes                                  HC 33, Box 3034-J, Wasilla, AK 99654                         100     100   0%
116 Merilyn E. Lewis                                136 Verona Rd, DeBary, FL 32713                              100     100   0%
117 Big Apple Consulting, Inc.                      2232 E. Senoron Blvd., Spopka, FL 32703                      100     100   0%
118 Carolyn Montgomery                              13255 CR 727, Webster, FL 33591                              100     100   0%
119 Kenneth Blake                                   400 Summit Ridge, #202, Longwood, FL 32779                   100     100   0%
120 Janet Williams                                  1283 Chessington Circle, Heathrow, FL 32746                  100     100   0%
121 Donald R. Mitchell                              525 Melrose Ave, Winter Park, FL 32769-5047                  100     100   0%
122 Steven C. Montgomery                            13255 CR 727, Webster, FL 33591                              100     100   0%
123 Daniel Baldridge                                447 BlueBird St., Apopka, FL 32703                           100     100   0%
124 Scott B. Gnatt                                  162 River Bend Dr., #E, Altamonte Springs, FL
                                                    32714                                                        100     100   0%
125 Matt Maguire                                    484 Autumn Oaks Place, Lake Mary, FL 32746                   100     100   0%
126 John Costello                                   11508 N. Grady Ave., Tampa, FL 3324                          100     100   0%
127 Maureen Sperling                                7500 NW 17th St., Apt 304, Plantation, FL 33313              100     100   0%
128 Alison Goldberg                                 7500 NW 17th St., Apt 304, Plantation, FL 33313              100     100   0%
129 Cara Bompignano                                 1638 E. 54th St., Brooklyn, NY 11234                      50,100  50,100   1%
130 OBriens Main Street Investment Club             3410 Valencia Rd, Tampa, FL 33618                            100     100   0%
131 Michael T. Husum                                11744 N. De La Mabry Hwy, Tampa, FL 33618                    100     100   0%
132 Bernie O'Brian                                  11744 N. Dale  Mabry Hwy, Tampa, FL 33624                    100     100   0%
133 Arthor Richards                                 3410 Valencia Rd., Tampa, FL 33618                           100     100   0%
134 Gina M. Bompignano                              3410 Valencia Rd, Tampa, FL 33618                            100     100   0%
135 Lany Sengsouriya                                320 Grant St., #212, Alameda, CA 94501                       100     100   0%
136 Jennifer K. Yu                                  6363 Christie Ave., #324, Emeryville, CA 94608               100     100   0%
137 Jean K. Yu                                      6363 Christie Ave., #324, Emeryville, CA 94608               100     100   0%
138 Kathryn Beavers                                 P. O. Box 373, Bandera, TX 78003                             100     100   0%
139 Carmen Bush                                     9607 Hidden Mist Cir, San Antonio, TX 78250                  100     100   0%
140 Herbert M. Garvin                               APDO 724, Zaragoza Pte. #35  45920 Ajijic,
                                                    Jalisco, Mexico                                              100     100   0%
141 Charles F. Ickes, Jr.                           1868 Harbor Ln, Naples, FL 34104                             100     100   0%
142 Nancy J. Eddleblute                             1868 Harbor Ln., Naples, FL 34104                            100     100   0%
143 Heidi Ickes                                     5665 Whitaker Rd, #201A, Naples, FL 34112                    100     100   0%
144 Brandi L. Ickes                                 2766 Chaddsford Cir, Apt 100, Oviedo, FL
                                                    32763-7243                                                   100     100   0%
145 Missi L. Ickes                                  1219 Solana Rd., #16, Naples, FL 34103                       100     100   0%
146 Joseph B. De La Garza                           10855 Terra Vista Pkwy, #13 Rancho Cucamonga, CA
                                                    91730                                                        100     100   0%
147 Ellen Samuel                                    810 SE 4th Ave, Pompano Beach, FL 33060                      100     100   0%
148 Nan Samuel                                      810 S. E. 4th Ave., Pompano Beach, FL 33060                  100     100   0%
149 Cecilia E. De La Garza                          10855 Terra Vista Pkwy, #13, Rancho Cucamonga, CA 91730      100     100   0%
150 Theresa Saenz                                   6214 Ben Milam Cir, San Antonio, TX 78238                    100     100   0%
151 Reynaldo Saenz                                  6214 Ben Milam Cir, San Antonio, TX 78238                    100     100   0%
152 Sharon T. Montgomery                            3106 Brazos, #4, Houston, TX 77006                           200     200   0%
153 Joseph De La Garza                              1235 E Sunshine Dr, San Antonio, TX 78228-2945               100     100   0%
154 Henry Coons                                     500 Old Farms Road, Avon, CT 06001                           100     100   0%
155 Mary Anne Luppino                               2050 NE 27 Ave., Pompano, FL 33062                           100     100   0%
156 Philana D. Yu                                   31 Soaring Hawk, Irvine, CA 92614                            100     100   0%
157 David R. Yu                                     31 Soaring Hawk, Irvine, CA 92614                            100     100   0%
158 Gordon McMeen                                   138 Armiijo Ct., Corrales, NM 87048                          100     100   0%
159 Jane Butel                                      138 Armiijo Ct., Corrales, NM 87048                          100     100   0%
160 Lee Barron Wernick                              19 Condor Road, Sharon, MA 02067                             100     100   0%
161 Lislie P. Lagoni                                21345 Las Pilas Road, Woodland Hills, CA 91364               100     100   0%
162 Debra Sanders                                   P O Box 3419, Livermore, CA 94551                            100     100   0%
163 Amy Senkowicz                                   915 Greenbriar Dr, Boynton Beach, FL 33435                   100     100   0%


164 Gerald L Schweigert                             303 E. Main St., Kent, OH 44240                              100     100   0%
165 Leslie Goldstein                                21536 Toledo Rd., Boca Raton, FL 33433                       100     100   0%
166 Goeffrey M. Strauch                             303 E. Main St., Kent, OH 44240                              100     100   0%
167 Theresa Gattey                                  21560 Toledo Rd., Boca Raton, FL 33433                       100     100   0%
168 Robert Gartzman                                 21560 Toledo Road, Boca Raton, FL 33433                      100     100   0%
169 Pamela Langlois                                 1107-C S. 1st St., Jacksonville Beach, FL 32250              100     100   0%
170 Michael Patterson                               1107-C S. 1st St., Jacksonville Beach, FL 32250              100     100   0%
171 Michael Ysais                                   2915 Aftonshire Way, #2308, Austin, TX 78748                 100     100   0%
172 Kathryn M. Gaudiosi                             34 Elisabeth Lane, Collegeville, PA 19426-3908               100     100   0%
173 Mary C. De La Garza                             2100 West 100th Ave, #240, Thornton, CO 80221                100     100   0%
174 David W. Subry                                  8020 Holland Ct, Apt A, Arvada, CO 80005-2288                200     200   0%
175 Marie Larizza                                   640 Camellia Terrace Ct N, Neptune Beach, FL 32266-3244      100     100   0%
176 Robert Russakoff                                640 N. Camellia Terr. Ct., Neptune Beach, FL 32266           100     100   0%
177 Charlotte M. Sciubba                            10 Buckeye Ct, Homosassa, FL 34446                           100     100   0%
178 Chestine Vester                                 3241 Sapphire Street, Bedford, TX 76021                      100     100   0%
179 Carmine J. Ferraro                              11 Weather Hill Rd, Hamburg, NJ 07419                        100     100   0%
180 Frank Fortunat III                              11 Weather HIll Rd., Hamburg, NJ 07419                       100     100   0%
181 Vincent C DeRico Trst for Charles DeRico
    III minr                                        34 Elisabeth Lane, Collegeville, PA 19426-3908               100     100   0%
182 Vincent C DeRico trust for Dominic De
    Rico minor                                      34 Elisabeth Lane, Collegeville, PA 19426-3908               100     100   0%
183 Vincent C. De Rico, general partner                                                                          100     100   0%
    N. V. One Partnership                           147-2C South Main Street, Stowe, VT 05672
184 Vincent C. De Rico, general partner                                                                          100     100   0%
    AIFS Associates: I                              39 Clarke Street, Newport, RI 02840
185 Vincent C. De Rico                              147-2C South Main Street, Stowe, VT 05672                    100     100   0%
186 George Johns                                    533 Laurel Ave., #A, St. Paul, MN 55102                      100     100   0%
187 William C. Minix                                16335 Paiter St., Houston, TX 77053                          100     100   0%
188 Susan Kubitz                                    4107 Foxbrush Ln, Sugar Land, TX 77479                       100     100   0%
189 David Kubitz                                    4107 Foxbrush Ln, Sugar Land, TX 77479                       100     100   0%
190 Brandi Kubitz                                   4107 Foxbrush Ln, Sugar Land, TX 77479                       100     100   0%
191 Ashley Kubitz                                   4107 Foxbrush Ln, Sugar Land, TX 77479                       100     100   0%
192 Daniel Contreras                                16235 Espinosa Dr., Houston, TX 77083                        100     100   0%
193 Bounty Films                                    101 Gillespie Dr., Suite 9106, Franklin, TN 37067            100     100   0%
194 Curt Dewitz                                     101 Gillespie Dr., Suite # 9106, Franklin, TN 37067          100     100   0%
195 Natasha Dewitz                                  101 Gillespie Dr., #9106, Franklin, TN 37067                 100     100   0%
196 Janny Grein                                     P. O. Box 351, Eureka Springs, AR 72632                      100     100   0%
197 Bill Grein                                      P. O. Box 351, Eureka Springs, AR 72632                      100     100   0%
198 Kathleen McCabe                                 665 Balsam, Lakewood, CO 80215                               100     100   0%
199 Richard Cedrone                                 4849 N. W. 29th Ct., #412, Lauderdale Lakes, FL 33313        100     100   0%
200 Eric Reish                                      1768 S. Humbolot St., Denver, CO 80210                       100     100   0%
201 Tara Redmond                                    5056 Wateka Dr., Dallas, TX 75209                            100     100   0%
202 Jon Sanger                                      18081 Midway Rd., #2622, Dallas, TX 75287                    100     100   0%
203 Jamie E. Moring                                 4100 Gallant Ct., Flower Mound, TX 75028                     100     100   0%
204 Jacqueline Small                                1723 Creekview Dr., Glenn Heights, TX 75154                  100     100   0%
205 Charlotte Reeves                                3710 Chinook St., Irving, TX 75062                           100     100   0%
206 Cynthia Anstett                                 10521 Channel, Dallas, TX 75229                              100     100   0%
207 Michelle Wolfe                                  18081 Midway Rd., #2622, Dallas, TX 75287                    100     100   0%
208 Lynn Vester                                     3241 Sapphire St, Bedford, TX 76021                          100     100   0%
209 Lisa Trojacek                                   3241 Sapphire St, Bedford, TX 76021                          100     100   0%
210 Gary Vester                                     3241 Sapphire ST., Bedford, TX 76021                         100     100   0%
211 Kenneth Vester                                  3241 Sapphire ST., Bedford, TX 76021                         100     100   0%
212 Michelle Martin                                 21567 Toledo Rd., Boca Raton, FL 33433                       100     100   0%
213 Grant Edmondson                                 16 Bellevue Ave., Newport, RI 02840                          100     100   0%
214 Dennis J. Blair                                 16 Bellevue Ave., Newport, RI 02840                          100     100   0%
215 Mark Burrage                                    1414 Spring, Davenport, IA 52806                             100     100   0%
216 Ann Burrage                                     1414 Spring, Davenport, IA 52806                             100     100   0%
217 Kim L. Botthof                                  21 Arlington Rd., Melrose, MA 02176                          100     100   0%
218 Peggy M. Botthof                                932 Judson 3 East, Evanston, IL 60202                        100     100   0%
219 Michael B. Botthof                              21 Arlington Rd, Melrose, MA 02176                           100     100   0%
220 James T. Koo                                    26982 Beaver Ln., Los Altos Hills, CA 94022                  100     100   0%


221 Nancy Seren-Doris                               9132-C S.W. 20th St., Boca Raton, FL 33428                   100     100   0%
222 Thomas Doris                                    9132-C S. W. 20th St., Boca Raton, FL 33428                  100     100   0%
223 Michael aka Jame M. Wnynot Seren                9132-C S. W. 20th St., Boca Raton, FL 33428                  100     100   0%
224 Nicolas Eran Gronquist                          1611 Sylvan Dr, Austin, TX 78741                             100     100   0%
225 Wayne Gronquist Trst for Justin Myles Gronquist 1104 Nueces Street, Austin, TX 78701                         100     100   0%
226 Sophie M. Gronquist                             681 Springhill Dr., Hurst, TX 76053                          100     100   0%
227 Mark A. Gronquist                               4905 West Frances Place, Austin, TX 78731                    100     100   0%
228 Stanley E. Weber                                5702 Penick Dr., Austin, Tx 78741                            200     200   0%
229 Stanley E. Weber                                5702 Penick Dr., Austin, Tx 78741                            100     100   0%
230 Julie A. Sass                                   1331 Falls Ave., Cuyahoga Falls, OH 44223                    100     100   0%
231 Beveril Mormile                                 556 N. W. 15th Court, Boca Raton, FL 33486                   100     100   0%
232 Anthony Mormile                                 556 N. W. 15th Ct, Boca Raton, FL 33486                      100     100   0%
233 John A. Gattey                                  21560 Toledo Rd., Boca Raton, FL 33433                       100     100   0%
234 Julie Yetter                                    7605 Creston Ln, Austin, TX 78752                            100     100   0%
235 Rebecca DeGraw                                  8005 Isaac Pryor Dr, Austin, TX 78749-1660                   100     100   0%
236 Robert C. Hart                                  9 Runnymede Lane, Madison, CT 06443                          100     100   0%
237 Peter Ling                                      451 W. Longden Ave., Arcadia, CA 91007                       100     100   0%
238 Deanna Pasley                                   551 Central Park Place, Brentwood, CA 94513                  100     100   0%
239 Patricia Reilly                                 2803 Ostrom Ave., Long Beach, CA 90815                       100     100   0%
240 Henry S. Hall                                   2 Main Street, Liberty, ME 04949                             100     100   0%
241 Susannah Homer                                  5 Main Street, Liberty, ME 04949                             100     100   0%
242 Steven E. Bryant                                2649 NE 13th Ave, Pompano Beach, FL 33064                    100     100   0%
243 Adrianne Reese                                  306 Fallview Dr., McDonough, GA 30253                        100     100   0%
244 LaRaymond Smith                                 356 Randall Drive, Clarksville, TN 37042                     100     100   0%
245 Johnny Kindle                                   356 Randall St., Clarkville, TN 37042                        100     100   0%
246 Deborah R. Kindle                               356 Randall St., Clarkville, TN 37042                        100     100   0%
247 Joyce E. Reese                                  P. O. Box 16716, Atlanta, GA 30321                           100     100   0%
248 Darren M. McLeod                                1940 Fisher Rd., Apt 41-D, Atlanta, GA 30315                 100     100   0%
249 Tina Y. Garmon                                  2408 Wales Drive Austell, GA 30106                           100     100   0%
250 Almeida Jones                                   2850 The Meadows Way, College PK, GA 30349                   100     100   0%
251 Alicia Cook                                     2850 The Meadows Way, College PK, GA 30349                   100     100   0%
252 Anita Thomas                                    201 Ravine Ave., 3-M, Yonkers, NY 10701                      100     100   0%
253 Amy Miller                                      12660 Medfield, #316, Houston, TX 77082                      100     100   0%
254 Mathias Follis                                  12660 Medfield, #316, Houston, TX 77082                      100     100   0%
255 Brandon Miller                                  12660 Medfield, #316, Houston, TX 77082                      100     100   0%
256 Tzan Parker                                     2305 Hayes Rd., Houston, TX 77077                            100     100   0%
257 Roland B. Clark                                 2220 Marina Way, #115, Kemah, TX 77565                       100     100   0%
258 Alberta M. Cade                                 P. O. Box 16716, Atlanta, GA 30321                           100     100   0%
259 Todd Z. Crenshaw                                1710 Alee, Mobile, AL 36605                                  100     100   0%
260 Shannon Crenshaw                                1710 Alee, Mobile, AL 36605                                  100     100   0%
261 Crenshaw Zelmen                                 1710 Alee, Mobile, AL 36605                                  100     100   0%
262 Katherine Lynn Johnson                          2006 Brown, Missouri City, TX 77489                          100     100   0%
263 Robert P. Theroux                               424 Thames St., Newport, RI 02840                            100     100   0%
264 Blair  B. Jones                                 501 N.W. 15th Ct, Boca Raton, FL 33486                       100     100   0%
265 Alan C. Bennett                                 10655 NW 12th Manor, Plantation, FL 33322                    100     100   0%
266 Lillian M. Peeples                              424 16th St., Silvis, IL 61282                               100     100   0%
267 Steve Priddy                                    2379 Briarwest, #108, Houston, TX 77077                      100     100   0%
268 Shannon C. Supak                                9800 Pagewood Ln., #2505, Houston, TX 77042                  100     100   0%
269 Steven W. McCoy                                 9800 Pagewood Ln., #2505, Houston, TX 77042                  100     100   0%
270 Tom McClure                                     1631 Poinsettia Dr., Ft. Lauderdale, FL 33305                100     100   0%
271 Corey P. Larder                                 6454 S. Gibraltar Cir., Aurora, CO 80016                     100     100   0%
272 Jolie M. Larder                                 6454 S. Gibraltar Cir., Aurora, CO 80016                     100     100   0%
273 Joallan M. Larder                               6454 S. Gibraltar Cir, Aurora, CO 80016                      100     100   0%
274 Stinson D. Haas                                 19285 Indian Summer Lane, Monument, CO 80132                 100     100   0%
275 Carol S. Haas                                   19285 Indian Summer Lane, Monument, CO 80132                 100     100   0%
276 Hy Ochberg                                      502 Park Avenue, #6D, New York, NY 10022                     100     100   0%
277 Philippe Neimetz, C/O WPH Consultants LTD.      80 Broad St., 35th Floor, New York, NY 10004-2209            100     100   0%
278 Joseph V. Ossoria                               111 Havemeyer Place, Greenwich, CT 06830                     100     100   0%
279 Walter De Canio                                 80 Broad St. Penthouse, New York, NY 10004                   100     100   0%


280 Heather Stanfield                               959 Grove Place, Costa Mesa, CA 92627                        100     100   0%
281 Robert G. Reese                                 24502 Moonfire Dr., Dana Point, CA 92629                     100     100   0%
282 Peter D. Finch                                  P. O. Box 17119, Irvine, CA 92623                            100     100   0%
283 Andy Bregman                                    226 Doshers Dr, Fort Mill, SC 29708                          100     100   0%
284 Jeffrey Malken                                  10320 N. W. 16th Ct., Coral Springs, FL 33071                100     100   0%
285 David E. Harrington, Jr.                        33 Towering Pines Dr, Spring, TX 77381-2593                  200     200   0%
286 Richard S.Fleischner                            7904 N. W. 72 Ave, Tamarac, FL 33321                         100     100   0%
287 Sirena M. King                                  10901 Village Bend, #1104, Houston, TX 77072                 100     100   0%
288 Paul Stafford                                   348 Appian Way, Union City, CA 94587                         100     100   0%
289 Sonny Garaza                                    1395-C McQuesten Dr., San Jose, CA 95122                     100     100   0%
290 Guy D. Weathers                                 1648 Milroy Place, San Jose, CA 95124                        100     100   0%
291 Dennis F. Gabel                                 548 N. Lincoln Ave, Manteca, CA 95336                        200     200   0%
292 Brian L. Hassig, C/O Bob Gartzman               21560 Toledo Road, Boca Raton, FL 33433                      100     100   0%
293 Anselmo V. Lau                                  1507 Roosevelt Ave, Redwood City, CA 94061                   100     100   0%
294 David E. Castro                                 643 Connie Ave, San Mateo, CA 94402                          100     100   0%
295 Johnnie De La Garza, trustee for Leah S. Moet   18026 Cerca Azul Dr., San Antonio TX 78259                   100     100   0%
296 Joseph L. Escobar                               7554 Magnolia, Houston, TX 77023                             100     100   0%
297 Mireya Villanueva                               2623 Ivy St., Houston, TX 77026                              100     100   0%
298 Katherine Roy                                   5 Main St., Liberty, ME 04949                                100     100   0%
299 William G. Stoute                               1205 Hillside Ave, #D, Austin, TX 78704                      100     100   0%
300 James C. & Patricia Davis                       10220 Pack Saddle Ct., Ft. Worth, TX 78108                 1,000   1,000   0%
301 Howard & Florence Hungerford                    1744 Bechelli Lane, Redding, CA 96002                     25,000  25,000   0%
302 James C. Davis                                  10220 Pack Saddle Ct., Ft. Worth, TX 78108                 2,000   2,000   0%
303 Jerry D. Morris                                 689 Johnson Lane, Red Oak, TX 75154                        2,000   2,000   0%
304 Douglas and/or LaVonne Lang                     14320 Miracle Court, Grabill, IN 46741                    12,500  12,500   0%
305 Daniel D. Sierras                               3847 Paris Street, Hemet, CA 92545                         1,000   1,000   0%
306 Robert E. or Ann M. Schneider                   39569 Kucera Ct., Murrieta, CA 92563-5400                    100     100   0%
307 AJ & CT Robles Revocable Trust                  1210 Crestlake Ave, Ventura, CA 93004                        500     500   0%
308 Kenneth W. and Linda Faust                      Rt 1, Box 241 A, Grapeland, TX 75844                       1,000   1,000   0%
309 Nancy K. Stuckey                                Rt 3, Box 8-S, Grapeland, TX 75844                         1,500   1,500   0%
310 Holly R. Stuckey                                Rt 3, Box 8-S, Grapeland, TX 75844                            25      25   0%
311 Jacob W. Buford                                 402 Oak Forrest, Angleton, TX 77515                          100     100   0%
312 Johnnie S. Brock                                Route 4, Box 73-A, Grapeland, TX 75844                       500     500   0%
313 J. D. Holt                                      Route 4, Box 73-A, Grapeland, TX 75844                     1,000   1,000   0%
314 William P. or Hope E. Burrows                   41909 Skywood Drive, Temecula, CA 92591                      500     500   0%
315 Pr Mark R. or Sharon R. McLagan                 824 Brisa Del Mar, El Paso, TX 79912                         500     500   0%
316 Mary B. Patterson                               3626 Oakwood Drive, Dension, TX 75020                        200     200   0%
317 Charles S. or Charlene L. Hilliard              920 Edmondson, Lewisville, TX 75077                          500     500   0%
318 Russ or Michelle Melcher                        153 14th Ave South, Columbus, NE 68601                     1,750   1,750   0%
319 Daniel J. and Laura L. Cadena                   29663 Squaw Valley Dr., Sun City, CA 92586-3479              150     150   0%
320 Laura L. Cadena                                 29663 Squaw Valley Dr., Sun City, CA 92586-3479              150     150   0%
321 Adelina Rivera                                  42200 Main Street-C58, Temecula, CA 92590                  1,000   1,000   0%
322 First Dominion Financial, Ltd.                  1800 E. Sahara, Suite 107, Las Vegas NV 89101            356,363 356,363   4%
323 Eugene R. Holtz                                 30596 Milano Road, Temecula, CA 92591-1933                 1,000   1,000   0%
324 Harry G. or Elena J. McComas                    31400 Britton Circle, Temecula, CA 92591                     250     250   0%
325 Roy G. or Ilene M. Hackman                      200 Ford Rd - Space 115, San Jose, CA 95138                  500     500   0%
326 Rebecca Hackman                                 200 Ford Rd - Space 115, San Jose, CA 95138                  500     500   0%
327 Cheyenne Hackman                                200 Ford Rd - Space 115, San Jose, CA 95138                  100     100   0%
328 Fawn Hackman                                    200 Ford Rd - Space 115, San Jose, CA 95138                  100     100   0%
329 Ariana Hackman                                  200 Ford Rd - Space 115, San Jose, CA 95138                  100     100   0%
330 John or Leanne Litaway                          24036 Colmar Lane, Murrieta, CA 92562                        100     100   0%
331 Dustin and Sherri Lijeham                       19610 Clubhouse Dr., #10-222                               2,500   2,500   0%
332 Joel or Sandra Baier                            RR1, Box 179, Delmont, SD 57330-9789                         200     200   0%
333 Joshua Michael Elmore                           749 Forest Drive, Wilkesboro, NC 28697                     2,128   2,128   0%
334 Lisa Lang                                       14827 SW Millikan Way, #1312, Beaverton, OR 97006            100     100   0%
335 Sandra K. Chavanu                               1718 27th Street, Columbus, NE 68601                         250     250   0%
336 Patricia J. Beckner                             P. O. Box 1185, Columbus, NE 68602                           500     500   0%
337 Ryan and/or Jenna Melcher                       1908 16th Ave., Central City, NE 68626                     1,500   1,500   0%
338 Harrel Davis                                    40596 Via Jalapa, Murrieta, CA 92562                      40,000  40,000   0%


339 Arthur Lang & Dorothy Lang J/T                  P. O. Box 624, Grapeland, TX 75844-0624                    2,500   2,500   0%
340 Ann Elmore                                      749 Forest Drive, Wilkesboro, NC 28697                     5,000   5,000   0%
341 Susan Hungerford                                14308 44th Street, S.E., Snohomish, WA 98290              25,000  25,000   0%
                                                                                                    total  1,040,000          10%


0% represents less than 1% of Supreme Hospitality's outstanding shares of common stock.


Mr. Rudy W. De La Garza is a major shareholder of First Dominion Financial, LTD and Jon Ruco, LTD. First Dominion Financial, LTD holds 356,363 common shares of record and Jon Ruco, LTD holds 181,400 common shares of record, collectively 537,763 common shares or 5.4% of its class.

Neither Mr. De La Garza nor First Dominion Financial, LTD nor Jon Ruco, LTD has any affiliation with First Dominion Financial Group, Inc.

Security holders, Douglas and/or La Vonne Lang, Lisa Lang and Authur Lang & Dorothy Lang J/T are related to the CEO Larry W. Lang.

Supreme Hospitality will not receive any proceeds from the sale of any shares by the selling security holders. Supreme Hospitality is bearing all expenses in connection with the registration of the selling security holders' shares.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling security holders' shares offered under Rule 415, Supreme Hospitality has made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, Supreme Hospitality has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.



PLAN OF DISTRIBUTION

We are offering up to a total of 1,000,000 shares of convertible preferred stock on a best efforts, no minimum, 1,000,000 shares maximum. The shares may be converted one, 1, preferred share for three, 3, common shares at any time after twelve months of purchase and automatically on its thirty-six month anniversary. The offering price is $6.30 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of two years from the effective date.


Supreme Hospitality will effect offers and sales of shares through printed copies of this Memorandum delivered personally or by mail or electronically by Supreme Hospitality.

Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once we have accepted the subscription.


We will sell the shares in this offering through Larry W. Lang, one of our officers and director. Mr. Lang will receive no commission from the sale of any shares. Mr. Lang will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

          1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

          2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

          3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

          4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lang is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Lang is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Lang has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after the SEC declares our registration statement effective, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states
Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of two years.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

          1.   Execute and deliver a subscription agreement

          2. Deliver a check or certified funds to us for acceptance or rejection.


All checks for subscriptions must be made payable to Supreme Hospitality.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $132,335.00. This includes:

                  Attorney fees                                $10,000.00
                  CPA fees                                      62,037.00
                  Consultant fees                               55,000.00
                  SEC filing fee                                 1,668.00
                  NASD filing fee                                1,130.00
                  Transfer agent                                   500.00
                  Material fees (postage, copies)                2,000.00
                  Total                                       $132,335.00
=========================================================================


Sales by Non-Affiliated Selling Security holders

After effectiveness of this prospectus, the non-affiliated selling security holders may offer and sell their shares at a price and time determined by them without regard to Rule 144. The 2,000,000 shares registered in this prospectus for the selling security holders are held by non-affiliates of Supreme Hospitality.

Section 4(3) of the Securities Act provides an exemption from the registration provisions of the Securities Act for transactions by a dealer for transactions occurring within 40 days of the effective date of a registration statement for the securities or prior to the expiration of 40 days after the first date upon which the security was offered to the public.



LEGAL PROCEEDINGS

There are no legal proceedings currently pending.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name             Age          Position
---------------- ------------ --------------------------------------------
Larry W.  Lang   54           Chairman, Sole Director, President And
                              Secretary/Treasurer
                              (Principal Financial and Accounting Officer)


Mr. Larry Lang is a registered Professional engineer in 17 states. Mr. Lang through his company Mexam, Inc., provided structural engineering consulting to a number of companies. He has over 30 years experience. He was responsible for the joist design for the Ontario Mill Mall in Ontario California as well as the casino, New York, New York, in Las Vegas, Nevada. Mr Lang obtained his general Contractor's License in California in April 1998 and through his construction company Lang Construction & Dev., Inc. was the general contractor responsible for the building of Temecula Valley Inn. Mr. Lang has been involved in the hospitality industry for the last four years. Mr. Lang acquired the land, designed and constructed Temecula Valley Inn.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Supreme Hospitality's common stock by those persons beneficially holding more than 5% of Supreme Hospitality's capital stock, by Supreme Hospitality's directors and executive officers, and by all of Supreme Hospitality's directors as a group, as of December, 2000.

Security ownership of certain beneficial owners:


Class             Name & Address         No. Of Shares        Percent
----------------- ---------------------- -------------------- ---------------
Common Stock      Louise Davis           3,000,000            30%
                  40596 Via Jalapa
                  Murrieta, CA 92562
----------------- ---------------------- -------------------- ---------------

Security ownership of Management

----------------- ---------------------- -------------------- ---------------
Class             Name & Address         No. Of Shares        Percent
----------------- ---------------------- -------------------- ---------------
Common Stock      Larry W. & Diana Lang  2,960,000            30%
                  41919 Skywood Drive
                  Temecula, CA 92591
----------------- ---------------------- -------------------- ---------------
Common Stock      Floyd & Glenda Janeway 3,000,000            30%
                  25060 Hancock Avenue
                  Suite # 179
                  Murrieta, CA 92562
----------------- ---------------------- -------------------- ---------------
Common Stock      Rudy W. De La Garza    537,763 collectively 5.4%
----------------- ---------------------- -------------------- ---------------



DESCRIPTION OF SECURITIES


COMMON STOCK

Our authorized capital common stock consists of 50,000,000 shares of common stock, $.0001 par value per share. As of the date of this prospectus, there are 10,000,000 shares of common stock issued and outstanding, which are held of record by approximately 341 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.


NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will still own approximately 90% of our outstanding shares. After preferred share in this offering are converted for common shares of Supreme Hospitality, the present stockholders will own approximately 80% of our outstanding shares.


CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.


REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.


PREFERRED STOCK

Our authorized preferred stock consists of 1,000,000 shares of stock, $.0001 par value per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Our preferred stock ranks senior to all of our other equity securities, including common stock. Dividends, when, as and if declared by the board of directors, shall be paid out of funds at the time legally available for such purpose. The preferred stock will bear simple interest at an annual rate of 10% and the interest will be paid in common stock at market price upon conversion.

LIQUIDATION PREFERENCE

In the event of a liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of shares of the preferred stock shall be entitled to receive out of our assets available for distribution to our stockholders, an amount equal to $1.00 per share, plus any accrued dividends and unpaid thereon to the date of liquidation, before any payment shall be made or any assets distributed to the holders of our common stock or any class or series of our capital stock ranking junior as to liquidation rights to the preferred stock.


VOTING RIGHTS

Supreme Hospitality shares of 10% series A preferred stock carry no voting rights except as required by law. Nevada law requires all shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series.


CONVERSION RIGHTS

The preferred stock shall, at the option of the holder, be convertible, at any time later than one year after the share is purchased, in whole or in part, into two fully paid and non-assessable shares of common stock. If, three years after the date of purchase, the holder of the preferred share has not exercised his, her, or its right of conversion, the share shall automatically convert into three fully paid and non-assessable shares of common stock.


LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.


PENNY STOCK REGULATION

Penny stocks generally are equity securities with a price of less than $5 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell Supreme Hospitality's common stock. The foregoing required penny stock restrictions will not apply to Supreme Hospitality's common stock if such stock reaches and maintains a market price of $5 or greater.


NEVADA LAW NRS 78.195

Issuance of more than one class or series of stock; rights of stockholders.
If a corporation desires to have more than one class or series of stock, the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of stock is authorized, the articles of incorporation or the resolution of the board of directors passed pursuant to a provision of the articles must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the articles of incorporation or the resolution of the board of directors before the issuance of shares of that class or series.
          1. All shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class.

          2. Unless otherwise provided in the articles of incorporation, no stock issued as fully paid up may ever be assessed and the articles of incorporation must not be amended in this particular.
          3. Any rate, condition or time for payment of distributions on any class or series of stock may be made dependent upon any fact or event which may be ascertained outside the articles of incorporation or the resolution providing for the distributions adopted by the board of directors if the manner in which a fact or event may operate upon the rate, condition or time of payment for the distributions is stated in the articles of incorporation or the resolution.
          4. If the corporation is authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights must be set forth in full or summarized on the face or back of each certificate which the corporation issues to represent the stock, or on the informational statement sent pursuant to NRS 78.235, except that, in lieu thereof, the certificate or informational statement may contain a statement setting forth the office or agency of the corporation from which a stockholder may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof. The corporation shall furnish to its stockholders, upon request and without charge, a copy of any such statement or summary.
          5. The provisions of this section do not restrict the directors of a corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.


INTEREST OF NAMED EXPERTS AND COUNSEL.

None



DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.



ORGANIZATION WITHIN LAST FIVE YEARS

Grubstake, Inc. was incorporated in Nevada on November 10, 1997 and at that time had no operations and was considered a development stage company as defined in FASB No.7. Grubstake, Inc. was formed specifically to be a clean public shell for the purpose of either merging with or acquiring an operating company with assets and some operating history. On December 1, 1998 Grubstake, Inc. changed its name to Richwood, Inc.

Temecula Valley Inn had been the sole proprietorship of Larry and Diana Lang for the period from its inception in 1997 through December 31, 1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation know as Temecula Valley Inn were transferred to a newly formed S-corporation, Temecula Valley Inn, Inc.

Temecula Valley Inn, Inc.'s activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn.

On March 22, 2000 First Dominion Financial, LTD a major shareholder of Richwood, Inc., formally Grubstake, Inc. entered into a consultant agreement with Temecula Valley Inn, Inc. The fee for the services provided was $73,500. The total fee was payable as follows: $24,500.00 on signing the agreement, $24,500.00. to be paid when the form 10SB12G/A Registration Statement was filed with the Securities and Exchange Commission and on the completion and transfer of stock as per agreement for the exchange of common stock and the balance of $24,500.00 is to be paid when the stock for the merged company is initially quoted on the Over-the-Counter Bulletin Board exchange. The agreement was later verbally modified to include the filing of the form SB-2 for the Registration of Securities to Be Sold to the Public by Small Business Issuers with the
Securities and Exchange Commission. There was no monetary agreement for the exchange of stock. The purpose of the agreement was for First Dominion Financial, LTD to consult Temecula Valley Inn, Inc. on becoming a publicly trading company through a reverse merger and the completion of the documents required. This consulting agreement was filed with this SB-2/A as exhibit 99.8.

On April 17, 2000, Richwood, Inc., formally Grubstake, Inc. simultaneously changed its name to Supreme Hospitality, and the Board of directors, Mrs. A. Angell, elected Larry W. Lang to its Board of Directors and Mrs. A. Angell resigned. Mr. Larry Lang is now on the Board of Directors of both Supreme Hospitality and Temecula Valley Inn, Inc.

On April 30, 2000, Temecula Valley Inn, Inc. through a re-capitalization, reverse merger, became a wholly owned subsidiary of Supreme Hospitality in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986. The Board of Directors and the key management personnel determined the stock for stock exchange ratio. Temecula Valley Inn, Inc. traded 100% of its common shares for 9,000,000 shares of Supreme Hospitality. In affect Temecula Valley Inn, Inc. traded 10% of its stock for a shell company with over 335 shareholders of record. We believe the shareholders base would be necessary for support of our stock when the stock begins trading on an exchange.


DESCRIPTION OF BUSINESS

You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common and preferred stock is based upon information as of March 21,2001.

Company Description

Grubstake, Inc. was organized November 10, 1997, under the laws of the State of Nevada. On December 1, 1998, Grubstake, Inc. changed its name to Richwood, Inc. and on April 17, 2000, to Supreme Hospitality.

Temecula  Valley  Inn,  Inc.  became  a  wholly  owned   subsidiary  of  Supreme
Hospitality through a re-capitalization on April 30, 2000. See Organization in the Last Five Years above.

Neither Supreme Hospitality nor any of its formally known companies have been in bankruptcy, receivership or similar proceedings.

Supreme Hospitality is in the hospitality, hotel business catering to the business, leisure and vacation traveler. Its wholly owned subsidiary Temecula Valley Inn, Inc. owns and operates the Temecula Valley Inn. Temecula Valley Inn has 16 full time employees and 2 part-time employees. Currently, the executive, Larry Lang, is not taking any compensation.

Temecula Valley Inn is the newest hotel built in the Temecula Valley. Being only two years old it is considered one of the premier hotel properties in the valley. The architectural design with the massive Porte Cachare, the three-story framework and the elegant flood lighting in the evenings gives the hotel a majestic and grandeur appearance. The hotel also features interior corridor entrance for guest safety and convenience. The rooms are 13' wide instead of the normal 12' wide that is utilized in all of the other hotel/motel units in the surrounding area. The hotel furnishes refrigerators, hair dryers, coffee pots and 25" color televisions with remote in every room. There is only one other hotel in Temecula that offers the amount of extra amenities to its guests. Temecula Valley Inn has been given the highest honors in the Days Inns Franchise group. They have classified the hotel as a five sunburst, Chairman's Award rating. It was selected as only one of ten out of a total of 1,925 hotels to represent the Days Inn with the picture of the hotel on the cover of the International directory.

Though cyclical in nature, Temecula Valley Inn's occupancy rates have continued to grow. The occupancy average rate for 1999 was 47.30% while in 2000 the average was 50.10%, an increase of 5.92%. As of March 31, 2001 the occupancy average rate was 65.09% compared to March 31, 2000 at 43.11% representing an increase of 51% for the first quarter. The average daily rate for 1999 was $79.65 per room while in 2000 it was $81.78 per room, an increase of 2.67%. As of March 31, 2001 the average daily rate was down at $73.61 compared to March 31, 2000 at $83.86, or a decrease of 12%. An indicator more commonly used in the industry is the revenue per available room rate. This rate shows 1999 at $37.67 and year 2000 at $40.97, an increase of 8.75% for the year and as of March 31, 2001 a rate of 47.91 compared to the same time in 2000 at $36.15 for an increase of 33%.

Supreme Hospitality currently serves the traveler who requires perceived value for the nightly rate he/she pays. Through active marketing to various corporations, Supreme Hospitality has been successful during its first year of operations of attracting a reasonable volume of corporate business. On weekends, Supreme Hospitality attracts customers who are typically in town to attend various community functions including, but not limited to, the Balloon and Wine

Festival and the Rod Run. During the summer months there are activities in the area almost every weekend. Occupancy rates during these weekends approached approximately 100% on average during the two years of operation.

There are 11 hotels and motels with 810 rooms, in the community area including Temecula Valley Inn. The property has excellent visibility and easy access from Interstate 15. There are numerous restaurants within walking distance of the hotel. Supreme Hospitality utilizes the services of Resolutions to assist in the booking of rooms. This firm charges 12% for reservations they make. The website generates approximately 15% of business, whereas walk-ins average 20%, corporate business averages 40%, AARP & AAA combined provide 25%.

Temecula Valley Inn has developed its own website to take advantage of the growing Internet market. The hotel's web address is www.temeculavalley.com. The hotel is insured by Legion insurance company at 4,000,000 for the building, 1,500,000 personal Property and 2,000,000 business income lost, all with a $1,000 deductible. This insurance policy can be located as exhibit 99.10 titled Temecula Valley Inn Insurance Policy.

Supreme Hospitality's acquisition growth strategy is to increase cash flow and enhance shareholder value by building or acquiring additional hotels that meet Supreme Hospitality's investment criteria.

Supreme Hospitality, on July 1, 2000 entered into a franchise agreement with Days Inn of America. The franchise fee is 8 1/2% of gross room revenues, payable monthly. The first two months were charged at a reduced rate of 2%. Supreme Hospitality expects increased room revenues due to Days Inn of America's national and international marketing programs. Supreme Hospitality does not have the need for any government approval of its services. There is no government regulation on the business. There was no research and development activity. Supreme Hospitality does not have any products or services, which are affected by environmental laws. The franchise agreement can be located on page 48 of this document, exhibit 99.7.

Competitive Conditions

The hotel industry is highly competitive and hotels experience competition primarily from other upscale hotels in its immediate vicinity. However there is also competition with hotel properties in the same geographic market. Supreme Hospitality will also be in competition with hotels which may have substantially greater marketing and financial resources than Supreme Hospitality.


AVAILABLE INFORMATION

Supreme Hospitality has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form 10-SB ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration
Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC hereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549. Copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, DC. Statements contained in this Prospectus as to the contents of any contract or any document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

Supreme Hospitality is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the location described above. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549, at prescribed rates.


MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion should be read in connection with Supreme Hospitality's financial statements and related notes thereto included elsewhere in this Prospectus.

OVERVIEW

Supreme Hospitality was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicity held corporation. On April 30, 2000 Supreme Hospitality acquired Temecula Valley Inn, a Nevada Corporation as a wholly owned subsidiary of Supreme Hospitality in an exchange of Common Stock, Sub Curia. The primary activity of Supreme Hospitality is the hospitality business for both the business and leisure traveler.


RESULTS OF OPERATIONS

Total revenues, ending December 31, 1999, were $1,257,463, compared to the year 2000, ending December 31, 2000, which were $1,410,429. Total revenues, ending March 31, 2000, were $315,203, compared to the period ending March 31, 2001 of $400,368. The small increase in revenues for both periods is minute and needs no further discussion.

Total Operating Expenses, ending December 31, 1999, were $1,678,825, compared to the year ending December 31, 2000, which were $1,778,313. The main reason for this slight increase in operating expenses is the increase in interest in the year 2000. In the year ending December 31, 1999 the total interest in operating expenses was $540,176, compared with the year ending December 31, 2000 which had a total interest amount of $619,007. Loss from operations, ending December 31, 1999 were $421, 362, compared to the year ending December 31, 2000, which were $367,884.

Because we are past due in our real estate taxes we are in technical violation of both bank loans. Our auditor and Mr. Lang have had verbal commutations with the banks which have replied that although the arrears are a serious matter, the arrears do not trigger a default of the loans. Furthermore, as the loan payments are currently maintained, and Supreme Hospitality timely and fully explains its reasons for any technical violations, the banks will not call the loan. Due to the banks response and the fact that we are and have been current with our bank loans, we do not perceive the arrears a risk at this time. The bank notes can be found as exhibit 99.9, Valley Independent Bank Note and exhibit 99.11, Temecula Valley Bank Note.

Due to the increase in revenue we have experienced during the first quarter of this year, we are meeting all our financial obligations and feel we will continue to do so in the future. We have been able to set aside a fund to be used for the repayment of the back taxes due, and expect to be current by the end of this year.

Supreme Hospitality may obtain funds for additional hotel construction or acquisition by private placement, equity or debt issues. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. Investors will entrust their investment monies to Supreme Hospitality's management before they have a chance to analyze any ultimate success which is heavily dependent on Supreme Hospitality's management, which will have virtually unlimited discretion in new construction or acquisition.

Relating to the Temecula Valley Inn, depreciation is provided on the financial statements on the straight-line method. For tax purposes, MACRS is used. For both, the following estimated useful lives are:

         Building and Improvements          40 years
         Land Improvements                  15-40 years
         Furniture and Equipment            7-10 years

On the Temecula hotel, the realty tax rate on the building and land is 1.12925% plus fixed charges of $5,904. The annual taxes are $82,820. There are no proposed improvements on this property.

Supreme Hospitality plans to develop and construct a hotel in the future in Redding, California. It has an option to purchase approximately 2.61 acres of approved hotel property for $1,300,000 including a complete package, which consists of a business plan, construction costs, drawings, etc. See Exhibit 99.6, Option Agreement. This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California. This parcel is the last available hotel property in this immediate area. The cost is estimated to be $5,800,000 for land, building and improvements. Supreme Hospitality has not paid any money for the option. The option price is $1,300,000. The contract to purchase the land was signed in May 2000 and is effective for 12 months. Larry Lang has verbally agreed to extend the Option through May 2002. The current owner of the land is Larry Lang, a major stockholder of Supreme Hospitality. The current plan is to exercise the purchase option on the Redding property and develop and build a

90-room hotel on this property. This development is anticipated to be the next development Supreme Hospitality will undertake.

The small business does not own the above-described property and therefore, has no interest, mortgages, liens or encumbrances against such properties. The monies will be obtained through the raising of additional equity funds. At this time Supreme Hospitality does not have the appropriate funds for this option and has not investigated any other means for acquiring these funds. In the event Supreme Hospitality should be unable to raise the funds from the offering herein, Supreme Hospitality may have to relinquish this offering.

Supreme Hospitality has identified other properties in the Temecula valley of Southern California to acquire, develop and build hotels. This will be done through the raising of additional funding. An additional property in the Temecula Valley is included on the financial projections commencing operations in the third quarter of 2002. Development cost for a 120-room hotel is estimated at $7,800,000 for land development, building and improvements.

The management of Supreme Hospitality believes that the Temecula Valley will continue to see unprecedented growth not seen since the mid 1980's. Supreme Hospitality is poised to take advantage of that growth, given it can meet its financial requirements.

Supreme Hospitality believes that through the acquisition of the land and subsequent development of these properties, shareholder value will be increased. The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

As is customary in the industry, Supreme Hospitality may pay a finder's fee for locating an acquisition prospect. If any such is paid, it will be approved by Supreme Hospitality's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% of a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management has adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of Supreme Hospitality, if such person plays a material role in bringing in a transaction to Supreme Hospitality.


DESCRIPTION OF PROPERTY

Temecula Valley Inn is located at 27660 Jefferson Avenue, Temecula, CA 92590.

The mortgages on the property are as follows:

Supreme Hostility's president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to Supreme Hospitality, which was a violation of the banks' loan covenants. The banks anticipate that they will eventually require loan assumptions by Supreme Hospitality however no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of Supreme Hospitality since the majority of them are collateralized by real and personal property of Supreme Hospitality.

Note payable to a bank, payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by Supreme Hospitality or hereinafter acquired.

The interest rate at December 31, 2000 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank in the amount of $978,972, guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance due February 2023, collateralized by a second position on substantially all of the assets owned by Supreme Hospitality or hereinafter acquired. The prime rate on December 31, 2000 was 9.50%.

Note payable to an individual in the amount of $484,173, payable in monthly installments of $4,825, including interest at 10%, final payment due February 2003, collateralized by a third position on Supreme Hospitality's real property.




DEMOGRAPHICS

Temecula's demographic profile shows it to be a very rapidly growing, ethnically diverse place, where relatively young, well-educated families are raising children, and succeeding economically.

Since 1990-1997, the city has grown from 27,099 to 43,100 people. The 59.0% growth rate is the fastest of any Inland Empire community with over 40,000 residents.

Temecula's  expanding  economy  has  given  it  the  wherewithal  to  devote  an increasing amount of community resources to education, parks and law enforcement. The city has 23 parks covering 199 acres, one of the premier varietal wine growing areas of California including twelve wineries that have a wide range of grapes and is one of the safest cities in California having a crime rate 50% below that of the next safest Inland Empire city as represented by 1996 studies.

Location:

Temecula is located 85 miles southeast of Los Angeles, 487 miles south of San Francisco, and 55 miles north of San Diego.

Economic Growth & Trends:



                                       1970                1980          1990           1998

Population-County                      459,074            663,116      1,170,413      1,441,036
Taxable sales-County                  $828,578          $3,274,017    $9,522,631     $11,972,371
Population-City                         2,773              8,234        27,099         46,558
Taxable Sales-City                       N/A                N/A        $119,900       $831,094
Housing Units-City                       N/A                N/A          9,130         13,947
Median Household
Income-City                              N/A                N/A         $44,270        $63,248
School Enrollment (K-12)                 N/A                N/A          7,595         14,614

Ethnic Distribution:

White                                  80.8%
Hispanics                              14.2%
Black                                   1.5%
Asian/pacific Islander                  2.4%
American Indian                         0.5%
Other Race                              0.5%
TOTAL                                 100.0%

Climate:

AVERAGE TEMPERATURE                               RAIN                         HUMIDITY

Period     Min      Mean     Max                  Inches                   4a.m.    Noon    4p.m.
-----------------------------------------------------------------------------------------------------------

January    46.0     61.0     69.9                  1.35                     55        40       55
April      51.7     62.0     72.2                  0.75                     60        30       50
July       62.5     73.4     84.2                  0.05                     45        40       35
October    52.4     64.3     76.2                  0.46                     50        30       45

-----------------------------------------------------------------------------------------------------------
Year       57.2     64.7     73.4                  10.44                    52        40       45

Transportation:

Rail:                      None

Truck:                     Two (2) carriers are located in Temecula

Over night delivery To:    Los Angeles, San Francisco, San Diego and Phoenix.

Air: French Valley Airport, owned by Riverside County, is a general aviation facility. Approximately one hour drive to San Diego, Ontario, John Wayne and Palm Springs Airports.

Bus: Greyhound to Riverside, San Diego, Los Angeles, Riverside Transit Agency local and intercity bus service.

Ports: Nearest ports at Los Angeles-Long Beach, 85 miles northeast, and San Diego, 55 miles south.

Highways:                  I-215 north to Riverside I-15 north to Corona, Orange
                           County and Los Angeles I-15 south to San Diego County
                           State Route 79 east to Palm Springs

Community Facilities:

Health:                    72 physicians/surgeons
                           46 dentists
                           10 optometrists
                           20 chiropractors
                           2 major  hospitals are found just north of the city -
                           Inland  Valley  Regional   Medical  Center  -  Rancho
                           Springs Medical Center

Education:                 10 elementary schools
                           3 middle schools
                           2 high schools
                           1 continuation high school
                           1 independent study high school
                           9 private schools

Cultural:                  36 churches               10 banks
                           1 library                 2 savings and loans
                           7 newspapers              1 museum
                           1 cable network (TCI)     3 theaters with 9 screens

Recreation:                15 wineries
                           3 public golf courses
                           1 private golf course
                           Vail Lake (12 miles east)
                           Skinner Lake (12 miles northeast)
                           150 miles of equestrian trails

Hotels/motels:    11 hotels and motels, with 810 room, in the community area



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Supreme Hospitality neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of Supreme Hospitality are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between Supreme
Hospitality and their other business interests. Supreme Hospitality has not formulated a policy for the resolution of such conflicts.

Regarding the Redding property: An appraisal was completed in February 1998 on the two parcels of land in Redding, CA, APN 117-170-07 & 08. The parcels, approximately 2.61 acres, appraised for $855,000.00 or $7.52 per square foot.

Checking on comparable properties in the Redding area for a hotel site in year 2000 indicates that a fair market value would be at a minimum of $10.00 per square foot $ 1, 137,000.00 to a maximum of $12.00 per square foot $ 1,364,000.00. This does not include any development fees.

Mr. Lang purchased the property in November 1996 with an overall cost incurred of $ 1,086,000. Additional costs have been and will be incurred by Mr. Lang in order to bring the property in a condition for construction of a hotel.

The cost of development fees, drawings, use permit and a final construction package is estimated to be approximately $ 175,000.00.

Therefore the property can be estimated to be worth approximately a minimum of $1,312,000.00 which includes the development fees and construction package.

Floyd and Glenda Janeway who are owners of 3,000,000 shares of Supreme Hospitality held a company which acted as a project manager for the hotels construction and was paid $58,000 for supervision services.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Supreme Hospitality's common or preferred stock is not presently quoted on any public market.




Common Stock

At inception, Supreme Hospitality originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the Temecula Valley Inn shareholders in a re-capitalization of Supreme Hospitality.

In connection with the employment contract of Supreme Hospitality's president, as more fully described in executive compensation, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of Supreme Hospitality's outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2000.

Dividend Policy:

To date, Supreme Hospitality has not paid any cash dividends on their common stock. Supreme Hospitality currently intends to retain all of their future earnings for use in their business and, therefore, does not expect to pay dividends in the near future.

Preferred Stock

There are 1,000,000 shares of Preferred Stock issued with a par value of $0.0001 per share. No other series of Preferred Stock has been authorized or issued. The Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of Supreme Hospitality without the consent of any holder of Preferred Stock. The Preferred Shareholders shall have no voting rights. No other series of Preferred Stock has been authorized or issued.

One Preferred share is convertible into three shares of Supreme Hospitality's common stock at any time after the first twelve months of purchase during the three-year period at the option of the shareholder. The conversion is automatic on the third year record date if not converted earlier by the shareholder.

Dividend Policy:

The Preferred shares yield a 10% per annum dividend, which is paid in common shares at the market price upon conversion. The 10% annual common stock dividend is determined by multiplying the preferred share offering price and dividing it by the market price per share. This will determine the number of common shares to the shareholder upon conversion.





EXECUTIVE COMPENSATION

Name and                                                                        Other         All
Principal                                                                       Annual        Other
position                                  Year         Salary        Bonus      Compensation  Compensation
----------------------------------------- ------------ ------------- ---------- ------------- ------------

Larry W. Lang                             1999         $000(I)       $0000      $000          $000
Chairman, Sole Director, President And    2000         $30,000(I)    $000       $000          $000
Secretary/Treasurer, Principal and        2001         $000(II)      $000       $000          $000
Financial Accounting Officer
----------------------------------------- ------------ ------------- ---------- ------------- ------------

No other officer, director, or employee received in excess of $100,000 in salary and benefits in 2000, nor do we expect to pay any officer, director, or employee in excess of $100,000 in salary and benefits in 2001.

I: Larry W. Lang earned $3,000 per month as a consultant for the period from April 1999 through April 2000, pursuant to a written agreement. He received no compensation from Supreme Hospitality in 1999 and in 2000 received a total of $30,000 for his services.

II: Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of Supreme Hospitality and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president. The employment contract was filed with Supreme Hospitality's SB-2/A as exhibit 99.5 April 2001. To date Larry W. Lang has not received any compensation from Supreme Hospitality for the year 2001.



FINANCIAL STATEMENTS

The required financial statements can be found on the following pages:

         Independent Auditor's Report                          Page 32
         Balance Sheet                                         Page 33
         Stockholder's Equity                                  Page 34
         Statement of Operations                               Page 35
         Statement of Cash Flow                                Page 36
         Weighted Average Number of Shares Outstanding         Page 37
         Notes to Financial Statements                         Page 38

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Supreme Hospitality
Temecula, California

We have audited the accompanying balance sheet of Supreme Hospitality as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Hospitality as of December 31, 2000, and the results of its operations and its cash flows for each of the years in the two years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in note 1 to the financial statements, the company is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




/s/  Braverman & Company, P.C.
------------------------------
     Braverman & Company, P.C.
     Prescott, Arizona
     March 19, 2001



                       SUPREME HOSPITALITY AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
              (SUBSTANTIALLY ALL ASSETS ARE PLEDGED AS COLLATERAL)
                                     ASSETS
                                                                            MARCH 31,        December 31,
CURRENT ASSETS:                                                                2001              2000
                                                                        -------------------  -------------------

                                                                           (unaudited)
        Cash                                                            $          55,256    $          2,677
        Trade accounts receivable                                                  67,022              53,116
        Other                                                                       3,848               4,615
                                                                        -------------------  -------------------
                  Total current assets                                            126,126              60,408
                                                                        -------------------  -------------------

PROPERTY AND EQUIPMENT, AT COST,
     less accumulated depreciation of $622,889 and $556,108                     4,939,878            5,000,886
                                                                        -------------------  -------------------

OTHER ASSETS:
        Deferred Offering Costs                                                    81,750               81,000
        Loan fees, less accumulated amortization of $6,576                         19,789               21,034
        Initial franchise fee, less accumulated amortization of $667               23,333               24,333
        Other assets                                                               10,178               10,200
                                                                        -------------------  -------------------
                  Total other assets                                              135,050              136,567
                                                                        -------------------  -------------------
                                                                        $       5,201,054    $       5,197,861
                                                                        ===================  ===================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
        Trade accounts payable                                          $         244,673    $         234,159
        Related party loans                                                       634,288              492,123
        Accrued liabilities                                                       169,637              126,368
        Current maturities of long-term debt                                      278,686              287,309
                                                                        -------------------  -------------------
                  Total current liabilities                                     1,327,284            1,139,959

LONG-TERM DEBT, LESS CURRENT MATURITIES                                         4,875,952            4,936,555
                                                                        -------------------  -------------------
                  Total liabilities                                             6,203,236            6,076,514
                                                                        -------------------  -------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
        Preferred stock, $.0001 par value; authorized 1,000,000
         shares; none outstanding                                                                           -
        Common stock; $.0001 par value; authorized 50,000,000
         shares; 10,000,000 outstanding                                             1,000                1,000
        Paid-in capital                                                             1,500                1,500
        Accumulated (deficit)                                                  (1,004,682)            (881,153)
                                                                        ------------------- -------------------
                  Total stockholders' equity (deficit)                         (1,002,182)            (878,653)
                                                                        -------------------  -------------------
                                                                        $       5,201,054    $       5,197,861
                                                                        ===================  ===================




                       SUPEREME HOSPITALITY AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)
                    FOR THE TWO YEARS ENDED DECEMBER 31, 2000
                      AND THREE MONTHS ENDED MARCH 31, 2001

                                                  COMMON STOCK                PAID-IN         ACCUMULATED
                                       -----------------------------------
                                             SHARES        AMOUNT             CAPTIAL          (DEFICIT)            TOTAL
                                       -----------------------------------   -------------- ---------------- ---------------

(audited)

Balances, December 31, 1998                  25,000        $   2,500          $         -    $      (2,670)   $      ( 170)

Net (loss) for the year                                                                                (85)            (85)
                                       -----------------------------------   -------------- ---------------- ---------------


Balances, December 31, 1999                  25,000            2,500                    -           (2,755)           (255)
Forward stock split, change
 from no par value to par
 value of $.0001 per share                  975,000           (2,400)               2,400                                -
Recapitalization                          9,000,000              900                 (900)                               -

Pre-merger capital (deficit)                                                                      (689,172)       (689,172)
Net (loss) for the period

April 30 to December 31, 2000                                                                     (189,226)       (189,226)
                                       -----------------------------------   -------------- ---------------- ---------------


Balances, December 31, 2000                10,000,000      $     1,000        $     1,500    $    (881,153)   $   (878,653)
(unaudited)
Net (loss) for the three months
 ended March 31, 2001                                                                             (123,529)       (123,529)
                                       -----------------------------------   -------------- ---------------- ---------------

Balances, March 31, 2001 (unaudited)       10,000,000      $     1,000        $     1,500    $  (1,004,682)   $ (1,002,182)
                                       ===================================   ============== ================ ===============



                       SUPEREME HOSPITALITY AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                                       THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                          MARCH 31,
                                              ----------------------------------------   --------------------------------------
                                                     2000                 1999                      2001               2000
                                              -------------------   ------------------   --------------------------------------
                                                                                         (unaudited)          (unaudited)

REVENUES                                       $      1,410,429      $    1,257,463       $       400,368    $       315,203
                                              -------------------   ------------------   --------------------------------------

OPERATING EXPENSES:
      Selling, general and administrative               885,726            868,604                312,436            191,357
      Depreciation and amortization                     273,580            270,045                 68,025             68,487
      Interest                                          619,007            540,176                143,436            149,923
                                              -------------------   ------------------   --------------------------------------
           Total operating expenses                   1,778,313          1,678,825                523,897            409,767
                                              -------------------   ------------------   --------------------------------------

(LOSS) FROM OPERATIONS                         $       (367,884)     $    (421,362)       $      (123,529)    $      (94,564)
                                              -------------------   ------------------   --------------------------------------


NET (LOSS) PER SHARE                           $          (0.04)     $       (0.05)       $         (0.01)    $        (0.01)
                                              ===================   ==================   ======================================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING-BASIC                             9,666,667          9,000,000             10,000,000          9,000,000
                                              ===================   ==================   ======================================




                               SUPREME HOSPITALITY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   YEAR ENDED
                                                                   DECEMBER 31,            THREE MONTHS ENDED
                                                                 2000         1999          2001        2000
                                                                 ----         ----          ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES                                                    (unaudited) (unaudited)

  Net Loss                                                    ($367,884)   ($421,362)   ($123,530)
  Adjustments to reconcile net (loss) to net cash provided:
     Depreciation and amortization                              273,580      270,045       68,025       68,487
     Gain on disposition of vehicle                              (2,418)
     (Increase) decrease in  assets
     Trade accounts receivable                                  (27,314)     (11,698)     (13,906)      (4,378)
     Other current assets                                           464       (5,079)         767         (979)
     Increase(decrease) in  liabilities
     Trade accounts payable                                     126,712       26,786       10,514       31,624
     Accrued liabilities                                         65,277      (63,325)      34,647        5,218
                                                              ---------    ---------    ---------    ---------

  NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES               68,417     (204,633)     (23,483)       5,409
                                                              ---------    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Deferred offering costs                                    (81,000)        (705)     (24,500)
     Purchase of Days Inn franchise                             (25,000)
     Loan fees                                                  (27,610)
     Other                                                       (3,000)      (1,800)       1,022        3,000
                                                              ---------    ---------    ---------    ---------
     NET CASH ( USED BY) INVESTING ACTIVITIES                  (109,000)     (29,410)         272      (21,500)
                                                              ---------    ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Purchase of equipment                                      (11,238)      (5,772)
     Loan proceeds                                              123,664      445,991
     Related party loans                                        168,387      (82,547)     142,165       57,372
     Proceeds from sale of common, stock                          3,000
     Loan repayments                                           (254,052)    (128,261)     (60,603)     (53,770)
                                                              ---------    ---------    ---------    ---------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                   29,761      235,183       75,790        3,602
                                                              ---------    ---------    ---------    ---------

     NET INCREASE (DECREASE) IN CASH                            (10,822)       1,140       52,579      (12,489)

     CASH, AT BEGINNING OF YEAR                                  13,499       12,359        2,677       13,499
                                                              ---------    ---------    ---------    ---------
     CASH, AT END OF YEAR                                     $   2,677    $  13,499    $  55,256    $   1,010
                                                              =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest                                   $ 608,763    $ 466,280    $ 100,642    $  70,686
                                                              =========    =========    =========    =========

Supreme Hospitality
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
1999 and 2000

Balances, December 31, 1999                       25,000
Forward stock split, change
 from no par value  to par
 value of $.0001 per share                       975,000
Recapitalization                               9,000,000
Pre-merger capital (deficit)
Net (loss) for the period
 April 30 to December 31, 2000
                                            -------------

Balances, December 31, 2000                   10,000,000

                        1999
                        ----
shares issue in 2000 to acq sub                9,000,000
                        2000
                        ----
shares issued prior to recapitalization
 as of April 30, 2000                         9,000,000  x 4         36,000,000
May                         after recapital. 10,000,000              10,000,000
June                                         10,000,000              10,000,000
July                                         10,000,000              10,000,000
August                                       10,000,000              10,000,000
September                                    10,000,000              10,000,000
October                                      10,000,000              10,000,000
November                                     10,000,000              10,000,000
December                                     10,000,000              10,000,000

                            total                                   116,000,000
                            divided by 12                             9,666,667

                       SUPREME HOSPITALITY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

Supreme  Hospitality  (the Company or  Supreme),  formerly  Grubstake,  Inc. and
Richwood, Inc. was incorporated in Nevada on November 10, 1997. Until it acquired all of the outstanding common stock of Temecula Valley Inn, Inc. (TVI) in a recapitalization (reverse merger), the Company had no operations and was a development stage company as defined in FASB No.7. On April 17, 2000, pursuant to the pending recapitalization, the Company changed its name to Supreme Hospitality, and on April 30, 2000, TVI became a wholly owned subsidiary of Supreme in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.

TVI's activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn. In July of 2000, the hotel, pursuant to a franchise agreement, operated under the name of Days Inn.

Principles of Consolidation

The Company's consolidated financial statements include the financial statements of Supreme and TVI for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation

The historical cost basis of all assets and liabilities of TVI have been carried forward, similar to the accounting treatment given in a "pooling of interests". TVI is considered the accounting acquirer because it became the owner of substantially all of the outstanding common stock of the acquired "shell" company. Pre-merger losses of TVI, net of $3,000 of common stock, have been classified as "pre-merger capital (deficit)" in the accompanying financial statements, since such losses have been passed through and utilized by the former owners of TVI when it was initially a proprietorship through December 31, 1999, and an S corporation in 2000, until the date of merger. Unless otherwise indicated, all references to the Company include Supreme and TVI. The corporation's year-end is December 31.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentations.

Incorporation and Taxable Status of TVI

TVI had been a sole proprietorship for the period from its inception in 1997 through December 31, 1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation were transferred to a newly formed "S" corporation under the provision of Section 351 of the Internal Revenue Code of 1986. Therefore, no income tax provision is provided or applicable for the operating results of TVI prior to April 30, 2000, since those operations were included in the personal tax returns of the former owners of TVI and taxed based on their personal tax strategies.

As of and subsequent to the merger date, an income tax provision is applicable for the tax effects of transactions reported in the financial statements for taxes currently due, plus deferred taxes related to the difference between the basis of the property and equipment for financial and income tax reporting.

Revenue Recognition

Room and other revenues are recognized when earned.

Concentrations

Less than a majority of the customers of the hotel are corporate customers. There is no concentration of corporate customers in any one industry segment, and no one customer or corporation constitutes 10% or more of total revenues.

Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Loan Fees

Loan fees relating to permanent financing incurred in 1999 were capitalized and are being amortized ratably over the remaining life of the related loan. Loan fee amortization for 2000 and 1999 was $3,944 and $2,632, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which include cash, accounts receivable, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments. The fair value of the Company's long-term debt, which approximates carrying value, is estimated based on the current rates offered to the Company for debt of the same remaining maturities.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Since merger, the Company has continued to sustain operating losses. For income tax purposes the post merger operating loss was approximately $158,000 resulting in a deferred tax asset of $60,000, which has been completely offset by a valuation allowance of $60,000. Therefore as of December 31, 2000, no tax benefit or deferred tax asset has been provided in the accompanying consolidated financial statements since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods. The operating loss is available for a period of 20 years to offset future taxable income.

Loss Per Share
--------------

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No.128) "Earnings Per Share". Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. For presentation purposes, all shares outstanding have been considered outstanding since inception.

Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plan is to sell additional equity and eliminate its debt, thereby providing positive cash flow through its existing operations.

Composition of Certain Financial Captions

Property and Equipment
----------------------

      Property and equipment are stated at historical cost and are depreciated using the straight-line method over the useful lives indicated:


Land and land improvements                                    $2,120,916
Building                                                       2,376,918
Furniture and equipment                                        1,059,160
                                                               ---------

Total Cost                                                    $5,556,994
Less accumulated depreciation                                    556,108
                                                               ---------

Property and Equipment, net                                   $5,000,886
                                                               ---------



                                                         Useful lives in years
                                                         ---------------------
Building                                                             40
Land improvements                                                 15-20
Furniture, fixtures and equipment                                  3-10


Depreciation expense for the years ended December 31, 2000 and 1999 was $268,969 and $267,413, respectively

Other Assets
------------

Included in other assets is the cost of the Days Inn initial franchise fee of $25,000, which is being amortized ratably over the 15-year period of the franchise agreement, commencing in 2000. Amortization expense for 2000 was $667.
Franchise royalties and reservation system user fees totaling 8.8 percent of gross room revenues are expensed as incurred.

Deferred Offering Costs
-----------------------

Supreme entered into an agreement with a consulting firm in March 2000 which provides, among other things, that the firm will arrange for the acquisition of a shell company, obtain a trading symbol and market maker for the sale of the Company's stock, and arrange for the filing and successful completion of a registration statement with the Securities and Exchange Commission for the sale of the Company's common stock.

As of December 31, 2000, Supreme paid in full all consulting fees of $73,500, which were capitalized as a deferred offering cost along with other related registration costs incurred, pending the successful completion of a proposed public offering. If the offering is successful, all deferred costs incurred will be charged against the net proceeds of the offering. If unsuccessful, deferred offering costs will be written off

NOTE 2 - LONG -TERM DEBT

The Company's president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to the Company, which was a violation of the banks' loan covenants. The banks anticipate that they will eventually require loan assumptions by the Company, however, no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of the Company since the majority of them are collateralized by real and personal property of the Company.


Note payable to a bank,  payable in monthly  installments  of $21,961  including interest  at  prime  plus 1%,  final  payment  due  April,  2006 of  $2,744,836, collateralized by first position on substantially all of the assets owned by the
Company or hereinafter acquired.                                                 $2,744,836

The interest rate at December 31, 2000 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank, guaranteed by the Small Business Administration, payable in monthly installments of $9,444,  including interest based on 8.5 % prime plus
2%,  plus or minus  adjustments  quarterly  for  interest  rate  changes,  final amortized  balance due February  2023,  collateralized  by a second  position on substantially  all of the assets owned by the Company or  hereinafter  acquired.
The prime rate at December 31, 2000 was 9.50%.                                      978,972

Note  payable  to an  individual,  payable in  monthly  installments  of $4,825, including interest at 10%, final payment due February 2003,  collateralized by a
third position on the Company's real property.                                      484,173

Capitalized  lease  obligation,  payable in  monthly  installments  of  $28,854, including  interest  ranging from 12.4% to 14.4% and sales taxes,  final payment
due February 2004, collateralized by leased assets of the hotel.                    893,845



Unsecured  installment  notes payable to two finance  companies,  $3,236 payable
monthly, including interest at 12.34% to 16.52% per annum, due 2005.                122,038
                                                                                 ----------

                Total long-term debt                                              5,223,864
                Less current maturities                                             287,309
                                                                                 ----------
                Long-term debt, net of current maturities                        $4,936,555
                                                                                 ==========




NOTE 2 - LONG -TERM DEBT (continued)


Maturities of long-term debt for the five years following December 31, 2000 are as follows:

                  2001                     $  287,309
                  2002                        325,253
                  2003                        820,070
                  2004                         95,698
                  2005                         41,847
                  Thereafter                3,653,687
                                            =========
                                            5,223,864

NOTE 3 - CAPITAL LEASE

The Company leases furniture and equipment, building and land improvements under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, these assets are capitalized as follows:

Land improvements                        $    137,715
Building improvements                         114,247
Furniture and equipment                     1,041,858
                                          -----------
                                            1,293,820
Less accumulated depreciation                 370,025
                                            ---------
                                         $    923,795

The following is a schedule of future annual minimum lease payments required under the lease together with their net present value as of December 31, 2000:

                  December 31,                                    Amount
                  ------------                                -------------
                       2001                                    $    346,245
                       2002                                         346,245
                       2003                                         346,245
                       2004                                          52,789
                                                              -------------

      Total minimum lease payments                                1,091,524
      Amount representing interest                                 (197,679)
                                                              -------------
      Present value of net minimum lease payments                   893,845
      Current portion                                              (246,442)
                                                              -------------
      Long-term capital lease obligation                      $     647,403
                                                              =============


NOTE 4 - RELATED PARTIES

A construction company owned by Supreme's president was the general contractor for the hotel, which was completed in late 1998 at a cost of approximately $2,400,000. Approximately $110,000 was paid to his construction company for supervision and reimbursement of costs incurred of which less than 50 percent was compensation. The project manager for the hotel's construction was a company owned by one of three shareholders of TVI which was paid approximately $58,000 for supervision services.

NOTE 4 - RELATED PARTIES (continued)

Since inception the president of the Company has provided financing to maintain the positive cash flow of the Company, substantially through personal and related party corporate loans, the majority of which were interest bearing from 8 to 10 percent per annum. As of December 31, 2000, these related party loans totaled $492,123 the majority of which are considered due within one year. During the year 2000 net loans from related parties totaled $168,387.

Included in the loans payable to related parties at December 31, 2000 are two loans that were obtained from a water district and the city prior to 2000. The latter of these loans is collateralized by an interest in the Company's real estate, whereas the other loan provides for termination of the water supply to the hotel in the event the loan becomes delinquent. Although the Company was delinquent in the monthly payments to the city, the city agreed to take no action provided the loan, which was due September 1, 2000, is paid off at the rate of $10,000 a month, commencing April, 2001. The balance of that loan at December 31, 2000 was $55,637.

The president and his wife are also the obligated on all long-term debt, as more fully explained in Note 2 of the notes to financial statements.

NOTE 5 - COMMON STOCK

At inception, the Company originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the TVI shareholders in a recapitalization of the Company.

In connection with the employment contract of the Company's president, as more fully described below, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of the Company's outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2000.

NOTE 6 - EMPLOYMENT CONTRACT

Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of the Company and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president.

Prior to the above employment contract, the President received $3,000 per month as a consultant for the period from April 1999 through April of 2000, pursuant to a written agreement.

NOTE 7 - OPTION AGREEMENT

In May 2000 the Company received an option from its president to acquire 2.61 acres of approved hotel property owned by him and located in Redding, California for $1,300,000, including predevelopment, use permit and building drawings. If acquired, a larger 3-story hotel would be constructed. The option expires in May 2001. The entire project is estimated to cost $5,850,000.

NOTE 8 - PAST DUE STATUS AND LOAN VIOLATIONS

Substantially all of the accounts payable at December 31, 2000, totaling $234,159 were past due based on their payment terms of which $104,000 consisted of real estate taxes, interest and penalties for the period from December, 1999 through May, 2000. The past due status and penalties added to real estate taxes are technical violations of both bank loans, however, the Company has verbal assurances that as long as the loan payments are currently maintained, and the Company timely and fully explains its reasons for any technical violations, the banks will not call the loan.

NOTE 9 - SUBSEQUENT EVENTS

The Company incurred substantial additional stock offering costs, principally auditing fees, subsequent to December 31, 2000, to enable it to comply with the filing requirements, on Form SB-2, of the Securities and Exchange Commission for the proposed offering of its securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Supreme Hospitality has not changed accountants and no disagreements on accounting or financial disclosure practices has occurred.

                                    PART II.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. No officer or director may be indemnified, however, where the officer or director committed intentional misconduct, fraud, or an intentional violation of the law.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $132,335.00. This includes:

               Attorney fees                                   $10,000.00
               CPA fees                                         62,037.00
               Consultant fees                                  55,000.00
               SEC filing fee                                    1,668.00
               NASD filing fee                                   1,130.00
               Transfer agent                                      500.00
               Material fees (postage, copies)                   2,000.00
               Total                                          $132,335.00
=========================================================================


RECENT SALES OF UNREGISTERED SECURITIES.

None

EXHIBITS SCHEDULE

The exhibits marked with an "*" were filed with the company's original registration statement June 2000, or the SB-2/fith amendment, April 2001. The remaining exhibits are filled with this amendment.

Exhibit         Description                                            Page

*3.1           Articles of Incorporation
*3.2           Amended Articles of Incorporation
*3.3           By-Laws
 5.1           Opinion Re: Legality                                    46
23.1           Consent                                                 47
*99.1          Special Meeting Board of Directors
*99.2          Agreement for the exchange of Common Stock
*99.3          Subscription Agreement
*99.4          Meeting of Board of Directors
*99.5          Employment Contract of Chief Executive

*99.6          Option Agreement
 99.7          Franchise Agreement                                     48
 99.8          Consulting Agreement                                    66
 99.9          Valley Independent Bank Note                            75
 99.10         Temecula Valley Inn Insurance Policy                    77
 99.11         Temecula Valley Bank Note                               79
 99.12         Signature Page                                          82

UNDERTAKINGS.

UNDERTAKINGS

The undersigned Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT 5.1 OPINION RE: LEGALITY

March 30, 2001


Board of Directors
Supreme Hospitality
41919 Skywood Drive
Temecula, CA  92591-1877


Gentlemen,

         You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of Supreme Hospitality, Inc. (the "Company") Common Stock, par value $0.0001 per share ("Common Stock") and Preferred Stock, par value $0.0001 per share ("Preferred Stock"). We have reviewed the Company's Company Charter, Registration Statement on Form SB-2 ("Form SB-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

            We are of the opinion that upon the declaration of effectiveness of the Form SB-2 the Common and Preferred Stock, when sold, will be legally issued, fully paid and non-assessable.

            This Opinion has been prepared for the use of the Company in connection with its registration statement on Form SB-2, and we hereby consent to the filing of this Opinion as an exhibit to such registration statement and to our firm being referenced under the caption "Opinions of Experts."





                                          Very truly yours,

                                         /s/ Scott T. Orsini
                                         --------------------
                                             Scott T. Orsini

EXHIBIT 23.1 CONSENT


To Whom It May Concern:                   June 10, 2001

The firm of Braverman & Company, P.C., Certified Public Accountant consents to the inclusion of their report of March 19, 2001, on the Financial Statements of Supreme Hospitality, as of March 19, 2001, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,

/s/  Braverman & Company
------------------------------
     Braverman & Company, P.C.
     Prescott, Arizona
     June 10, 2001

EXHIBIT 99.7:  FRANCHISE AGREEMENT

                                                         Location: Temecula, CA
                                                         Entity No:
                                                         Unit No.: 10621
                                                                   -----



                            DAYS INNS WORLDWIDE, INC.
LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement"), dated July 13, 2000, is between DAYS INNS WORLDWIDE, INC., a Delaware corporation ("we", "our", or "us"), and Supreme Hospitality, a Nevada corporation, ("you"). The definitions of capitalized terms are found in Appendix A. In consideration of the following mutual promises, the parties agree as follows:

1. License. We have the exclusive right to license and franchise to you the distinctive "Days Inn" System for providing transient guest lodging services. We grant to you and you accept the License, effective and commencing on the Opening Date and ending on the earliest to occur of the Term's expiration or a Termination. You will call the Facility a "Days Inn." You may adopt additional or secondary designations for the Facility with our prior written consent, which we may withhold, condition, or withdraw on written notice in our sole discretion. You shall not affiliate or identify the Facility with another franchise system, brand, cooperative or registered mark during the Term.

2. Days Inns Licensee Advisory Association. You will be eligible to participate in the Days Inn Licensee Advisory Association, a Delaware corporation that is the organization of Days Inn System licensees, in accordance with the Bylaws and Certificate of Incorporation of the Association, as amended, so long as you are not in default under this Agreement.

3. Your Improvement and Operation Obligations. Your obligations to improve, operate and maintain the Facility are:

3.1 Improvements. You must select and acquire the Location and acquire, equip and supply the Facility in accordance with System Standards. You must provide us with proof that you own or lease the Facility before or within 30 days after the Effective Date. You must begin renovation of the Facility no later than thirty
(30) days after the Effective Date. The deadline for completing the pre-opening phase of conversion and renovation, when the Facility must score at least 400 points ( or equivalent score) under our quality assurance inspection system and be ready to open for business under the System, is ninety (90) days after the Effective Date. All renovations will comply with System Standards, any Approved Plans and any Punch List attached to this Agreement. Your general contractor or you must carry the insurance required under this Agreement during renovation. You must complete the pre-opening renovation specified on the Punch List and the Facility must pass its pre-opening quality assurance inspection with a score of at least 400 points (or equivalent) before we consider the Facility to be ready to open under the System. You must continue renovation and improvement of the Facility after the Opening Date as the Punch List requires so that the Facility scores at least 425 points (or equivalent) on a quality assurance inspection within nine (9) months after the Opening Date. We may, in our sole discretion, terminate this Agreement by giving written notice to you (subject to applicable law) if (I) you do not commence or complete the pre-opening or post- opening improvements of the Facility by the dates specified in this Section, or (2) you prematurely identify the Facility as a Chain Facility or begin operation under the System name described in Schedule B in violation of Section 3.3 and you fail to either complete the pre-opening Improvement Obligation or cease operating and/or identifying the Facility under the Marks and System within five days after we send you written notice of default. Time is of the essence for the Improvement Obligation. We may, however, in our sole discretion, grant one or more extensions of time to perform any phase of the Improvement Obligation. You will pay us a non-refundable extension fee of $2.00 per room for each day of any extension of the deadline for completing pre-opening improvements. This fee will be payable to us after each 30 days of the extension. You will pay us the balance of the extension fee outstanding when the Facility opens under the System 10 days after the Opening Date. The grant of an extension will not waive any other default existing at the time the extension is granted.

3.2 Improvement Plans. You will create plans and specifications for the work described in Section 3.1 (based upon the System Standards and this Agreement) if we so request and submit them for our approval before starting improvement of the Location. We will not unreasonably withhold or delay our approval, which is intended only to test compliance with System Standards, and not to detect errors or omissions in the work of your architects, engineers, contractors or the like. Our review does not cover technical, architectural or engineering factors, or compliance with federal, state or local laws, regulations or code requirements. We will not be liable to your lenders, contractors, employees, guests, others, or you on account of our review or approval of your plans, drawings or specifications, or our inspection of the Facility before, during or after renovation or construction. Any material variation from the Approved Plans requires our prior written approval. You will promptly provide us with copies of permits, job progress reports, and other information as we may reasonably request. We may inspect the work while in progress without prior notice.

3.3 Pre-Opening. You may identify the Facility as a Chain Facility prior to the Opening Date, or commence operation of the Facility under a Mark and using the System, only after first obtaining our approval or as permitted under and strictly in accordance with the System Standards Manual. If you identify the Facility as a Chain Facility or operate the Facility under a Mark before the Opening Date without our express written consent, then in addition to our remedies under Sections 3.1 and 11.2, you will begin paying the Royalty to us, as specified in Section 7.1 , from the date you identify or operate the Facility using the Mark. We may delay the Opening Date until you pay the Royalty accruing under this Section.

3.4 Operation. You will operate and maintain the Facility continuously after the Opening Date on a year-round basis as required by System Standards and offer transient guest lodging and other related services of the Facility (including those specified on Schedule B) to the public in compliance with the law and System Standards. You will keep the Facility in a clean, neat, and sanitary condition. You will clean, repair, replace, renovate, refurbish. paint, and redecorate the Facility and its FF&E as and when needed to comply with System Standards. The Facility will accept payment from guests by all credit and debit cards we designate in the System Standards Manual. You may add to or discontinue the amenities, services and facilities described in Schedule B, or lease or subcontract any service or portion of the Facility, only with our prior written consent which we will not unreasonably withhold or delay. Your front desk operation, telephone system, parking lot, swimming pool and other guest service facilities may not be shared with or used by guests of another lodging or housing facility.

3.5 Training. You (or a person with executive authority if you are an entity) and the Facility's manager will attend the training programs described in
Section 4.1 we designate as mandatory for licensees or managers, respectively. You will train or cause the training of all Facility personnel as and when required by System Standards and this Agreement. You will pay for all travel, lodging, meals and compensation expenses of the people you send for training programs, the cost of training materials and other reasonable charges we may impose for training under Section 4.1. You will direct the Facility staff to attend Property Opening Training and reimburse us for our expenses for the training as discussed in Section 4.1.2.

3.6 Marketing. You will participate in System marketing programs, including the Directory and the Reservation System. You will obtain and maintain the computer and communications service and equipment we specify to participate in the
Reservation System. You will comply with our rules and standards for participation, and will honor reservations and commitments to guests and travel industry participants. You may implement, at your option and expense, your own local advertising. Your advertising materials must use the Marks correctly, and must comply with System Standards or be approved in writing by us prior to publication. You will stop using any non-conforming, out-dated or misleading advertising materials if we so request.

3.6.1 You may participate in any regional marketing, training or management alliance or cooperative of Chain licensees formed to serve the Chain Facilities in your area. We may assist the cooperative collect contributions. You may be excluded from cooperative programs and benefits if you don't participate in all cooperative programs according to their terms, including making payments and contributions when due.

3.6.2 The Facility must participate in our Chain-wide Internet marketing activities like other marketing programs. You will discontinue any Internet marketing that conflicts, in our reasonable discretion, with Chain-wide Internet marketing activities. You must honor the terms of any participation agreement you sign for Internet marketing. You shall pay when due any fees, commissions, charges and reimbursements relating to Internet marketing activities (i) in which you agree to participate, or (ii) that we designate as mandatory on a Chain-wide basis, provided that the activities carry aggregate fees of not more than the sum of the full agent commission specified on Schedule C for sales agent, plus 10% of the Chain's reported average daily rate for the preceding calendar year. We may suspend the Facility's participation in Internet marketing activity if you default under this Agreement.

3.7 Governmental Matters. You will obtain as and when needed all governmental permits, licenses and consents required by law to construct, acquire, renovate, operate and maintain the Facility and to offer all services you ,advertise or promote. You will pay when due or properly contest all federal, state and local payroll, withholding, unemployment, beverage, permit, license, property, ad valorem and other taxes, assessments, fees, charges, penalties and interest, and will file when due all governmental returns, notices and other filings.

3.8 Financial Books & Records; Audits.

3.8.1 The Facility' s transactions must be timely and accurately recorded in accounting books and records prepared on an accrual basis compliant with generally accepted accounting principles of the United States ("GAAP") and consistent with the most recent edition of the Uniform System of Accounts for the Lodging Industry published by the American Hotel & Motel Association, as modified by this Agreement and System Standards. You acknowledge that your accurate accounting for and reporting of Gross Room Revenues is a material obligation you accept under this Agreement.

3.8.2 We may notify you of a date on which we propose to audit the Facility's books and records. You will be deemed to confirm our proposed date unless you follow the instructions with the audit notice for changing the date. You need to inform us where the books and records will be produced. You need to produce for our auditors at the confirmed time and place for the audit the books, records, tax returns and financial statements relating to the Facility for the applicable accounting periods we require under this Agreement and System Standards. If our auditors must return to your location after the first date we confirm for the audit because you violate this Section 3.8.2 or refuse to cooperate with the reasonable requests of our auditors, you must pay us the Audit Fee under Section
4.8 when invoiced. We may also perform an audit of the Facility's books and records without advance notice. Your staff must cooperate with and assist our auditors to perform any audit we conduct.

3.8.3 We will notify you in writing if you default under this Agreement  because
(i) you do not cure a violation of Section 3.8.2 within 30 days after the date of the initial audit, (ii) you cancel 2 or more previously scheduled audits,
(iii) you refuse to admit our auditors for an audit during normal business hours at the place where you maintain the Facility's books and records, or refuse to produce the books and records required under this Agreement and System Standards for the applicable accounting periods, (iv) our audit determines that the books and records you produced are incomplete or show evidence of tampering or violation of generally accepted internal control procedures, or (v) our audit determines that that you have reported to us less than 97% of the Facility's Gross Room Revenues for any fiscal year preceding the audit. Our notice of default may include, in our sole discretion and as part of your performance needed to cure the default under this Section 3.8, an "Accounting Procedure Notice." You must also pay any deficiency in Recurring Fees or other charges we identify and invoice as a result of the audit. The Accounting Procedure Notice requires that you obtain and deliver to us, within 90 days after the end of each of your next three fiscal years ending after the Accounting Procedure Notice, an audit opinion signed by an independent certified public accountant who is a member of the American Institute of Certified Public Accountants addressed to us that the Facility' s Gross Room Revenues you reported to us during the fiscal year fairly present the Gross Room Revenues of the Facility computed in accordance with this Agreement for the fiscal year.

3.9 Inspections. "You acknowledge that the Facility's participation in our quality assurance inspection program (including unannounced inspections) is a material obligation you accept under this Agreement. You will permit our representatives to perform quality assurance inspections of the Facility at any time with or without advance notice. The inspections will commence during normal business hours although we may observe Facility operation at any time. You and the Facility staff will cooperate with the inspector performing the inspection. If the Facility fails an inspection, you refuse to cooperate with our inspector, or you refuse to comply with our published inspection System Standards, then you will pay us when invoiced for any reinspection fee specified in System Standards Manuals (which will not exceed $500) plus the reasonable travel, lodging and meal costs our inspector incurs for a reinspection. We may publish and disclose the results of quality assurance inspections.

3.10 Insurance. You will obtain and maintain during the Term of this Agreement the insurance coverage required under the System Standards Manual from insurers meeting the standards established in the Manual. Unless we instruct you otherwise, your liability insurance policies will name Days Inns Worldwide, Inc., Cendant Finance Holding Corporation and Cendant Corporation, their successors and assigns as additional insureds.

3.11 Conferences. You (or your representative with executive authority if you are an entity) will attend each annual Chain conference and pay the Conference Fee we set for the Chain licensees, if and when we determine to hold an annual Chain conference. Mandatory recurrent training for licensees and managers described in Section 4.1.3 may be held at a conference. The Fee will be the same for all Chain Facilities that we license in the United States. You will receive reasonable notice of a Chain conference.

3.12 Purchasing. You will purchase or obtain certain items we designate as proprietary or that bear Marks, such as signage, only from suppliers we approve. You may purchase any other items for the Facility from any competent source you select, so long as the items meet or exceed System Standards.

3.13 Good Will. You will use reasonable efforts to protect, maintain and promote the name "Days Inn" and its distinguishing characteristics, and the other Marks. You will not permit or allow your officers, directors, principals, employees, representatives, or guests of the Facility to engage in conduct which is unlawful or damaging to the good will or public image of the Chain or System. You will participate in Chain-wide guest service and satisfaction guaranty programs we require in good faith for all Chain Facilities. You will follow System Standards for identification of the Facility and for you to avoid confusion on the part of guests, creditors, lenders, investors and the public as to your ownership and operation of the Facility, and the identity of your owners.

3.14 Facility Modifications. You may materially modify, diminish or expand the Facility (or change its interior design, layout, FF&E, or facilities) only after you receive our prior written consent, which we will not unreasonably withhold or delay. You will pay our Rooms Addition Fee then in effect for each guest room you add to the Facility. If we so request, you will obtain our prior written approval of the plans and specifications for any material modification, which we will not unreasonably withhold or delay. You will not open to the public any material modification until we inspect it for compliance with the Approved Plans and System Standards.

3.15 Courtesy Lodging. You will provide lodging at the "Employee Rate" established in the System Standards Manual from time to time (but only to the extent that adequate room vacancies exist) to our representatives traveling on business, but not more than three standard guest rooms at the same time.

3.16 Minor Renovations. Beginning three years after the Opening Date, we may issue a "Minor Renovation Notice" to you that will specify reasonable Facility upgrading and renovation requirements (a "Minor Renovation") to be commenced no sooner than 60 days after the notice is issued, having an aggregate cost for labor, FF&E and materials estimated by us to be not more than the Minor Renovation Ceiling Amount. You will perform the Minor Renovations as and when the Minor Renovation Notice requires. We will not issue a Minor Renovation Notice within three years after the date of a prior Minor Renovation Notice, or if the three most recent quality assurance inspection scores of the Facility averaged at least 425 points or equivalent and the most recent quality assurance inspection score for the Facility was at least 400 points or equivalent when the Facility is otherwise eligible for a Minor Renovation.

4. Our Operating and Service Obligations. We will provide you with the following services and assistance:

4.1 Training. We will offer hospitality management training, property opening, recurrent training and supplemental training.

4.1.1 Management Training. Between 60 days before and 60 days after the projected Opening Date, we will provide (subject to space availability) you or a person with executive authority if you are an entity and a Facility manager (usually the general manager) must complete, a training program to our satisfaction. The training program will be held at a location in the United States we designate, will not exceed two weeks in duration, and will cover such topics as System Standards, services available from us, and operating a Chain Facility. We may charge you a reasonable fee for materials for each manager trainee. Any replacement general manager of the Facility must complete the training program within the time specified in the System Standards Manual. No tuition will be charged for your first participation in this training but you must pay for your representative's travel, lodging, meals, incidental expenses, compensation and benefits. We may charge you reasonable tuition for training for replacement general managers.

4.1.2 Property Opening Training. We will provide at the Facility or another agreed location a "Property Opening Training" program (at our discretion as to length and scheduling) to assist you in opening the Facility. There is no tuition for the Property Training Program. However, you will provide our representatives with lodging during the Program and pay us a fee (not to exceed $1,000) to offset our representatives' travel, meal and other out-of-pocket expenses.

4.1.3 Recurrent Training. We will provide training for you and the Facility's manager if we determine that additional training for licensees and managers is necessary from time to time. Training will be held in our U.S. training center or other locations. You will pay for your representative's travel, lodging, meals, incidental expenses, compensation and benefits for this training. This training may be held in conjunction with a Chain conference.

4.1.4 Supplemental Training. We may offer optional training programs without charge or for tuition. There is usually a tuition charge for additional training which is provided to you or your staff at your request. We may offer or sell to you video tapes, computer discs or other on-site training aids and materials, or require you to buy them at reasonable prices.

4.1.5 Licensee Orientation Training. We will conduct, and you (or a person with executive authority if you are an entity) will attend an orientation program to familiarize you with the System, the Chain, and our services in a location we designate in the United States, before or within 30 days after the Opening Date. The program will be no longer than three days. There will be no tuition charged but you will pay for the travel, lodging and meals of the persons who attend the program. If you become the licensee of additional Chain Facilities after you attend the program one time, attendance will be at your option.

4.1.6 We may charge you a reasonable cancellation fee if you cancel your training program commitments or reservations within 30 days (or such shorter period as we may specify) before the start of any training program at which you or your representative has a reservation. We may charge you tuition for your representatives to attend mandatory sessions other than those people we require to attend the training and fees for instructional materials.

4.2 Reservation System. We will operate and maintain (directly or by subcontracting with an affiliate or one or more third parties) a computerized Reservation System or such technological substitute( s) as we determine, in our discretion. We will use the Basic Reservation Charge for the acquisition, development, support, equipping, maintenance, improvement and operation of the Reservation System. We will provide software maintenance for the software we license to you to connect to the Reservation System if your Recurring Fee payments are up to date. The Facility will participate in the Reservation System, commencing with the Opening Date for the balance of the Term. We have the right to provide reservation services to lodging facilities other than Chain Facilities or to other parties.
We will not offer callers to our general consumer toll free reservation telephone number in the United States the opportunity to make reservations for other lodging chains.

4.3 Marketing.

4,3.1 We will promote public awareness and usage of Chain Facilities by implementing advertising, promotion, publicity, market research and other marketing programs, training programs and related activities, and the production and distribution of Chain publications and directories of hotels. We will determine in our discretion: (i) The nature and type of media placement; (ii) The allocation (if any) among international, national, regional and local markets; and (iii) The nature and type of advertising copy, other materials and programs. We or an affiliate may be reimbursed for the reasonable direct and indirect costs, overhead or other expenses of providing marketing services. We are not obligated to supplement or advance funds available from System licensees to pay for marketing activities. We do not promise that the Facility or you will benefit directly or proportionately from marketing activities.

4.3.2 We may, at our discretion, implement special international, national, regional or local promotional programs (which mayor may not include the Facility) and may make available to you (to use at your option) media advertising copy and other marketing materials for prices which reasonably cover the materials' direct and indirect costs.

4.3.3 We will publish the Chain Directory. We will include the Facility in the Chain Directory after it opens if you submit the information we request on time, and you are not in default under this Agreement at the time we must arrange for publication. We will supply Directories to you for display at locations specified in the System Standards Manual or policy statements. We may assess you a reasonable charge for the direct and indirect expenses (including overhead) of producing and delivering the Directories.

4.4 Purchasing. We may offer optional assistance to you with purchasing items used at or in the Facility. Our affiliates may offer this service on our behalf We may restrict the vendors authorized to sell proprietary or Mark-bearing items in order to control quality, provide for consistent service or obtain volume discounts. We will maintain and provide to you lists of suppliers approved to furnish Mark-bearing items, or whose products conform to System Standards.

4.5 The System. We will control and establish requirements for all aspects of the System. We may, in our discretion, change, delete from or add to the System, including any of the Marks or System Standards, in response to changing market conditions. We may, in our discretion, permit deviations from System Standards, based on local conditions and our assessment of the circumstances.

4.6 Consultations and Standards Compliance. We will assist you to understand your obligations under System Standards by telephone, mail, during quality assurance inspections, through the System Standards Manual, at training sessions and during conferences and meetings we conduct. We will provide telephone and mail consultation on Facility operation and marketing through our representatives. We will offer you access to any Internet website we may maintain to provide Chain licensees with information and services, subject to any rules, policies and procedures we establish for its use and access and to this Agreement. We may limit or deny access to any such website while you are in default under this Agreement.

4.7 System Standards Manual and Other Publications. We will specify System Standards in the System Standards Manual, policy statements or other publications. We will lend you one copy of the System Standards Manual promptly after we sign this Agreement. We will send you any System Standards Manual revisions and/or supplements as and when issued. We will send you all other publications for Chain licensees and all separate policy statements in effect from time to time.

4.8 Inspections and Audits. We have the unlimited right to conduct unannounced quality assurance inspections of the Facility and its operations, records and Mark usage to test the Facility's compliance with System Standards and this Agreement, and the audits described in Section 3.8. We have the unlimited right to reinspect if the Facility does not achieve the score required on an inspection. We may impose a reinspection fee and will charge you for our costs as provided in Section 3.9. You will pay us an "Audit Fee" of $300.00 when we invoice you for an Audit Fee under Section 3.8. We may increase the Audit Fee on a Chain-wide basis to cover any increases in our audit costs to not more than $500.00, effective any time after December 31, 2005. Our inspections are solely for the purposes of checking compliance with System Standards.

5. Term. The Term begins on the Effective Date and expires on the day prior to the fifteenth anniversary of the Opening Date. Some of your duties and obligations will survive termination or expiration of this Agreement. You will execute and deliver to us with this Agreement a notarized Declaration of License Agreement in recordable form. We will countersign and return one copy of the Declaration to you. We may, at our option, record the Declaration in the real property records of the county where the Facility is located. The Declaration will be released at your request and expense when this Agreement terminates or expires and you perform your post-termination obligations.

NEITHER PARTY HAS RENEWAL RIGHTS OR OPTIONS.

6. Initial Fees.

6.1 Application and initial Fees. We should receive from you a non-refundable Application Fee of $1,000.00. You will pay us a non-refundable initial Fee in the amount of $24.000.00: $19,000.00 when you sign this Agreement, and the remaining $5,OOO.OO shall be due on the earlier to occur of August 11, 2000 or upon the Opening Date.

6.2 Initial Entry Charge. The Initial Entry Charge Fee has been waived.

7. Recurring Fees, Taxes and Interest.

7.1 You will pay us certain "Recurring Fees" in U.S. dollars (or such other currency as we may direct if the Facility is outside the United States) ten days after the month in which they accrue, without billing or demand. Recurring Fees include the fol1owjng:

7.1.1 A "Royalty" equal to six and five-tenths percent (6.5%} of Gross Room Revenues of the Facility accruing during the calendar month, accrues from the earlier of the Open1ng Date or the date you identify the Facility as a Chain Facility or operate it under a Mark until the end of the Term.

71.2 A "Reservation System User Fee" including a Basic Reservation Charge" for participation in and availability of the Reservation System as set forth in Schedule C, and the charges and fees referred to in Schedule C or Section 4.2 of this Agreement, accrues from the Opening Date until the end of the Term, including during suspension periods. We reserve the right to increase or modify the Reservation System User Fees for all Chain Facilities, and to add other fees and charges for new services, at our sole discretion as to amount or formula, from time to time, but with at least 30 days prior written notice, by substituting a new Schedule C or otherwise, to reflect changes in the fully allocated costs of providing Reservation System-related services, and to add, drop or modify the types of reservation services we offer. You wi11 also pay or reimburse us for travel and other agent commissions paid for certain reservations at the Facility and a "GDS Fee" levied to pay for reservations for the Facility originated or processed through the Global Distribution System, the Internet and other reservation systems and networks. We may charge a reasonable service fee for this service. We may charge Facilities using the System outside the United States for reservation service using a different formula.

7.2 You will pay to us "Taxes" equal to any federal, state or local sales, gross receipts, use, value added, excise or similar taxes assessed against us on the Recurring Fees by the jurisdictions where the Facility is located, but not including any income tax, franchise or other tax for the privilege of doing business by us in your State. You will pay Taxes to us when due.

7.3 "Interest" is payable when you receive our invoice on any past due amount payable to us under this Agreement at the rate of 1.5% per month or the maximum rate permitted by applicable law, whichever is less, accruing from the due date until the amount is paid.

7.4 If a transfer occurs, your transferee or you will pay us our then current Application Fee and a "Relicense Fee" equal to the Initial Fee we would then charge a new licensee for the Facility.

8. Indemnifications.

8.1 Independent of your obligation to procure and maintain insurance, you will indemnify, defend and hold the Indemnitees harmless, to the fullest extent permitted by law, from and against all Losses and Expenses, incurred by any Indemnitee for any investigation, claim, action, suit, demand, administrative or alternative dispute resolution proceeding, relating to or arising out of any transaction, occurrence or service at, or involving the operation of, the Facility , any breach or violation of any contract or any law, regulation or ruling by, or any act, error or omission (active or passive) of, you, any party associated or affiliated with you or any of the owners, officers, directors, employees, agents or contractors of you or your affiliates, including when you are alleged or held to be the actual, apparent or ostensible agent of the Indemnitee, or the active or passive negligence of any Indemnitee is alleged or proven. You have no obligation to indemnify an Indemnitee for damages to compensate for property damage or personal injury if a court of competent jurisdiction makes a final decision not subject to further appeal that the Indemnitee engaged in willful misconduct or intentionally caused such property damage or bodily injury. This exclusion from the obligation to indemnify shall not, however, apply if the property damage or bodily injury resulted from the use of reasonable force by the Indemnitee to protect persons or property.

8.2 You will respond promptly to any matter described in the preceding paragraph, and defend the Indemnitee. You will reimburse the Indemnitee for all costs of defending the matter, including reasonable attorneys' fees, incurred by the Indemnitee if your insurer or you do not assume defense of the Indemnitee promptly when requested, or separate counsel is appropriate, in our discretion, because of actual or potential conflicts of interest. We must approve any resolution or course of action in a matter that could directly or indirectly have any adverse effect on us or the Chain, or could serve as a precedent for other matters.

8.3 We will indemnify, defend and hold you harmless, to the fullest extent permitted by law, from and against all Losses and Expenses incurred by you in any action or claim arising from your proper use of the System alleging that your use of the System and any property we license to you is an infringement of a third party's rights to any trade secret, patent, copyright, trademark, service mark or trade name.
You will promptly notify us in writing when you become aware of any alleged infringement or an action is filed against you. You will cooperate with our defense and resolution of the claim. We may resolve the matter by obtaining a license of the property for you at our expense, or by requiring that you discontinue using the infringing property or modify your use to avoid infringing the rights of others.

9. Your Assignments, Transfers and Conveyances:

9.1 Transfer of the Facility. This Agreement is personal to you (and your owners if you are an entity). We are relying on your experience, skill and financial resources (and that of your owners and the guarantors, if any) to sign this Agreement with you. You may finance the Facility and grant a lien, security interest or encumbrance on it without notice to us or our consent. If a Transfer is to occur, the transferee or you must comply with Section 9.3. Your License is subject to termination when the Transfer occurs. The License is not transferable to your transferee, who has no right or authorization to use the System and the Marks when you transfer ownership or possession of the Facility. The transferee may not operate the Facility under the System, and you are responsible for performing the post-termination obligations in Section 13. You and your owners may, only with our prior written consent and after you comply with Sections 9.3 and 9.6, assign, pledge, transfer, delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise. Transactions involving Equity Interests that are not Equity Transfers do not require our consent and are not Transfers.

9.2 Public Offerings and Registered Securities. You may engage the first registered public offering of your Equity Interests only after you pay us a public offering fee equal to $15,000. Your Equity Interests ( or those of a person, parent, subsidiary, sibling or affiliate entity, directly or indirectly effectively controlling you), are freely transferable without the application of this Section if they are, on the Effective Date, or after the public offering fee is paid, they become, registered under the federal Securities Act of 1933, as amended, or a class of securities registered under the Securities Exchange Act of 1934, as amended, or listed for trading on a national securities exchange or the automated quotation system of the National Association of Securities Dealers, Inc. (or any successor system), provided that any tender offer for at least a majority of your Equity Interests will be an Equity Transfer subject to
Section 9.1.

9.3 Conditions. We may, to the extent permitted by applicable law, condition and withhold our consent to a Transfer when required under this Section 9 until the transferee and you meet certain conditions. If a Transfer is to occur, the transferee (or you, if an Equity Transfer is involved) must first complete and submit our Application, qualify to be a licensee in our sole discretion, given the circumstances of the proposed Transfer, provide the same supporting documents as a new license applicant, pay the Application and Relicense Fees then in effect, sign the fon11 of License Agreement we then offer in conversion transactions and agree to renovate the Facility as if it were an existing facility of similar age and condition converting to the System, as we reasonably determine. We will provide a Punch List of improvements we will require after the transferee's Application is submitted to us. We must also receive general releases from you and each of your owners, and payment of all amounts then owed to us and our affiliates by you, your owners, your affiliates, the transferee, its owners and affiliates, under this Agreement or otherwise. Our consent to the transaction will not be effective until these conditions are satisfied.

9.4 Permitted Transferee Transactions. You may transfer an Equity Interest or effect an Equity Transfer to a Permitted Transferee without obtaining our consent, renovating the Facility or paying a Relicense Fee or Application Fee. No Transfer will be deemed to occur. You also must not be in default and you must comply with the application and notice procedures specified in Sections 9.3 and 9.6. Each Permitted Transferee must first agree in writing to be bound by this Agreement, or at our option, execute the License Agreement form then offered prospective licensees. No transfer to a Permitted Transferee shall release a living transferor from liability under this Agreement or any guarantor under any Guaranty of this Agreement. You must comply with this Section if you transfer the Facility to a Permitted Transferee. A transfer resulting from a death may occur even if you are in default under this Agreement.

9.5  Attempted  Transfers.  Any  transaction  requiring  our consent  under this
Section 9 in which our consent is not first obtained shall be void, as between you and us. You will continue to be liable for payment and performance of your obligations under this Agreement until we terminate this Agreement, all your financial obligations to us are paid and all System identification is removed from the Facility.

9.6 Notice of Transfers. You will give us at least 30 days prior written notice of any proposed Transfer or Permitted Transferee transaction. You will notify us when you sign a contract to Transfer the Facility and 10 days before you intend to close on the transfer of the Facility. We will respond to all requests for our consent and notices of Permitted Transferee transactions within a reasonable time not to exceed 30 days. You will notify us in writing within 30 days after a change in ownership of 25% or more of your Equity Interests that are not publicly held or that is not an Equity Transfer, or a change in the ownership of the Facility if you are not its owner. You will provide us with lists of the names, addresses, and ownership percentages of your owner(s) at our request.

10. Our Assignments. We may assign, delegate or subcontract all or any part of our rights and duties under this Agreement, including by operation of law, without notice and without your consent. We will have no obligations to you after you are notified that our transferee has assumed our obligations under this Agreement except those that arose before we assign this Agreement.

11. Default and Termination.

11.1 Default. In addition to the matters identified in Sections 3.1 and 3.8, you will be in default under this Agreement if (a) you do not pay us when a payment is due, (b) you do not perform any of your other obligations when this Agreement and the System Standards Manual require, or ( c) if you otherwise breach this Agreement. If your default is not cured within ten days after you receive written notice from us that you have not filed your monthly report, paid us any amount that is due or breached your obligations regarding Confidential Information, or within 30 days after you receive written notice from us of any other default ( except as noted below), then we may terminate this Agreement by written notice to you under Section 11.2. We will not exercise our right to terminate if you have completely cured your default, or until any waiting period required by law has elapsed. In the case of quality assurance default, if you have acted diligently to cure the default but cannot do so and have entered into a written improvement agreement with us within 30 days after the failing inspection, you may cure the default within 90 days after the failing inspection. We may terminate the License if you do not perform that improvement agreement.

11.2 Termination. We may terminate the License, or this Agreement if the Opening Date has not occurred, effective when we send written notice to you or such later date as required by law or as stated in the default notice, when ( 1) you do not cure a default as provided in Section 11.1 or we are authorized to terminate under Section 3.1, (2) you discontinue operating the Facility as a "Days Inn", (3) you do or perform, directly or indirectly, any act or failure to act that in our reasonable judgment is or could be injurious or prejudicial to the goodwill associated with the Marks or the System, (4) you lose possession or the right to possession of the Facility, (5) you (or any guarantor) suffer the termination of another license or License Agreement with us or one of our affiliates, (6) you intentionally maintain false books and records or submit a materially false report to us, (7) you ( or any guarantor) generally fail to pay debts as they come due in the ordinary course of business, (8) you, any guarantor or any of your owners or agents misstated to us or omitted to tell us a material fact to obtain or maintain this Agreement with us, (9) you receive two or more notices of default from us in anyone year period (whether or not you cure the defaults), (10) a violation of Section 9 occurs, or a Transfer occurs before the relicensing process is completed, (11) you or any of your Equity Interest owners contest in court the ownership or right to franchise or license all or any part of the System or the validity of any of the Marks, (12) you, any guarantor or the Facility is subject to any voluntary or involuntary bankruptcy, liquidation, dissolution, receivership, assignment, reorganization, moratorium, composition or a similar action or proceeding that is not dismissed within 60 days after its filing, or (13) you maintain or operate the Facility in a manner that endangers the health or safety of the Facility's guests.

11.3 Casualty and Condemnation.

11.3.1 You will notify us promptly after the Facility suffers a Casualty that prevents you from operating in the normal course of business, with less than 75% of guest rooms available. You will give us information on the availability of guest rooms and the Facility's ability to honor advance reservations. You will tell us in writing within 60 days after the Casualty whether or not you will restore, rebuild and refurbish the Facility to conform to System Standards and its condition prior to the Casualty. This restoration will be completed within 180 days after the Casualty. You may decide within the 60 days after the Casualty, and if we do not hear from you, we will assume that you have decided, to terminate this Agreement, effective as of the date of your notice or 60 days after the Casualty, whichever comes first. If this Agreement so terminates, you will pay all amounts accrued prior to termination and follow the post-termination requirements in Section 13. You will not be obligated to pay Liquidated Damages if the Facility will no longer be used as an extended stay or transient lodging facility after the Casualty.

11.3.2 You will notify us in writing within 10 days after you receive notice of any proposed Condemnation of the Facility, and within 10 days after receiving notice of the Condemnation date. This Agreement will terminate on the date the Facility or a substantial portion is conveyed to or taken over by the condemning authority.

11.4 Our Other Remedies. We may suspend the Facility from the Reservation System for any default or failure to pay or perform under this Agreement, discontinue Reservation System referrals to the Facility for the duration of such suspension, and may divert previously made reservations to other Chain Facilities after giving notice of non-performance, non-payment or default. All Reservation System User Fees accrue during the suspension period. We may deduct points under our quality assurance inspection program for your failure to comply with this Agreement or System Standards.
Reservation service will be restored after you have fully cured any and all defaults and failures to pay and perform. We may omit the Facility from the Directory if you are in default on the date we must determine which Chain Facilities are included in the Directory. You recognize that any use of the System not in accord with this Agreement will cause us irreparable harm for which there is no adequate remedy at law, entitling us to injunctive and other relief We may litigate to collect amounts due under this Agreement without first issuing a default or termination notice. Our consent or approval may be withheld if needed while you are in default under this Agreement or may be conditioned on the cure of all your defaults.

11.5 Your Remedies. If we fail to issue our approval or consent as and when required under this Agreement within a reasonable time of not less than 30 days after we receive all of the information we request, and you believe our refusal to approve or consent is wrongful, you may bring a legal action against us to compel us to issue our approval or consent to the obligation. To the extent permitted by applicable law, this action shall be your exclusive remedy. We shall not be responsible for direct, indirect, special, consequential or exemplary damages, including, but not limited to, lost profits or revenues.

12. Liquidated Damages.

12.1 Generally. If we terminate the License under Section 11.2, or you terminate this Agreement (except under Section 11.3 or as a result of our default which we do not cure within a reasonable time after written notice), you will pay us within 30 days following the date of termination, as Liquidated Damages, an amount equal to the sum of accrued Royalties and Basic Reservation Charges during the immediately preceding 24 full calendar months ( or the number of months remaining in the unexpired Term (the "Ending Period") at the date of termination, whichever is less). If the Facility has been open for fewer than 24 months, then the amount shall be the average monthly Royalties and Basic Reservation Charges since the Opening Date multiplied by 24. You will also pay any applicable Taxes assessed on such payment. Before the Ending Period, Liquidated Damages will not be less than the product of $2,000.00 multiplied by the number of guest rooms in the Facility. If we terminate this Agreement under
Section 3 before the Opening Date, you will pay us within 10 days after you receive our notice of termination Liquidated Damages equal to one-half the amount payable for termination under Section 11.2. Liquidated Damages are paid in place of our claims for lost future Recurring Fees under this Agreement. Our right to receive other amounts due under this Agreement is not affected.

12.2 Condemnation Payments. In the event a Condemnation is to occur, you will pay us the fees set forth in Section 7 for a period of one year after we receive the initial notice of condemnation described in Section 11.3.2, or until the Condemnation occurs, whichever is longer. You will pay us Liquidated Damages equal to the average daily Royalties and Basic Reservation Charges for the one year period preceding the date of your condemnation notice to us multiplied by the number of days remaining in the one year notice period if the Condemnation is completed before the one year notice period expires. This payment will be made within 30 days after Condemnation is completed (when you close the Facility or you deliver it to the condemning authority). You will pay no Liquidated Damages if the Condemnation is completed after the one year notice period expires, but you must pay the fees set forth in Section 7 when due until Condemnation is completed.

13. Your Duties At and After Termination. When the License or this Agreement terminates for any reason whatsoever:

13.1 System Usage Ceases. You will immediately stop using the System to operate and identify the Facility. You will remove all signage and other items bearing any Marks and follow the other steps detailed in the System Standards Manual for changing the identification of the Facility. You will promptly paint over' or remove the Facility's distinctive System trade dress, color schemes and architectural features. You shall not identify the Facility with a confusingly similar mark or name, or use the same colors as the System trade dress for signage, printed materials and painted surfaces. You will cease all Internet marketing using any Marks to identify the Facility.

13.2 Other Duties. You will pay all amounts owed to us under this Agreement within 10 days after termination. You will owe us Recurring Fees on Gross Room Revenues accruing while the Facility is identified as a "Days Inn", including the Reservation System User Fees for so long as the Facility receives service from the Reservation System. We may immediately remove the Facility from the Reservation System and divert reservations as authorized in Section 11.4. We may notify third parties that the Facility is no longer associated with the Chain. We may also, to the extent permitted by applicable law, and without prior notice enter the Facility and any other parcels, remove software (including archive and back-up copies) for accessing the Reservation System, all copies of the System Standards Manual, Confidential Information, equipment and all other personal property of ours, and paint over or remove and purchase for $10.00, all or part of any interior or exterior Mark-bearing signage (or signage face plates), including billboards, whether or not located at the Facility, that you have not removed or obliterated within five days after termination. You will promptly pay or reimburse us for our cost of removing such items, net of the $10.00 purchase price for signage. We will exercise reasonable care in removing or painting over signage. We will have no obligation or liability to restore the Facility to its condition prior to removing the signage. We shall have the right, but not the obligation, to purchase some or all of the Facility's Mark-bearing FF&E and supplies at the lower of their cost or net book value, with the right to set off their aggregate purchase price against any sums then owed us by you.

13.3 Advance Reservations. The Facility will honor any advance reservations, including group bookings, made for the Facility prior to termination at the rates and on the terms established when the reservations are made and pay when due all related travel agent commissions.

13.4 Survival of Certain Provisions. Sections 3.8 (as to audits, for 2 years after termination), 3.13, 7 (as to amounts accruing through termination), 8, 11.4, 12, 13, 15, 16 and 17 survive termination of the License and this Agreement, whether termination is initiated by you or us, even if termination is wrongful.

14. Your Representations and Warranties. You expressly represent and warrant to us as follows:

14.1 Quiet Enjoyment and Financing. You own, or will own prior to commencing improvement, or lease, the Location and the Facility. You will be entitled to possession of the Location and the Facility during the entire Term without restrictions that would interfere with your performance under this Agreement, subject to the reasonable requirements of any financing secured by the Facility
 .You have, when you sign this Agreement, and will maintain during the Term, adequate financial liquidity and financial resources to perform you obligations under this Agreement.

14.2 This Transaction. You and the persons signing this Agreement for you have full power and authority and have been duly authorized, to enter into and perform or cause performance of your obligations under this Agreement. You have obtained all necessary approvals of your owners, Board of Directors and lenders. No executory franchise, license or affiliation agreement for the Facility exists other than this Agreement. Your execution, delivery and performance of this Agreement will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which you or any of your principal owners is a party or is subject or to which the Facility is subject. Neither you nor the Facility is the subject of any current or pending merger, sale, dissolution, receivership, bankruptcy, foreclosure, reorganization, insolvency, or similar action or proceeding on the date you execute this Agreement and was not within the three years preceding such date, except as disclosed in the Application. You will submit to us the documents about the Facility, you, your owners and your finances that we request in the License Application (or after our review of your initial submissions) before or within 30 days after you sign this Agreement.

14.3 No Misrepresentations or Implied Covenants. All written information you submit to us about the Facility, you, your owners, any guarantor, or the finances of any such person or entity, was or will be at the time delivered and when you sign this Agreement, true, accurate and complete, and such information contains no misrepresentation of a material fact, and does not omit any material fact necessary to make the information disclosed not misleading under the circumstances. There are no express or implied covenants or warranties, oral or written, between we and you except as expressly stated in this Agreement.

15. Proprietary Rights.

15.1 Marks and System. You will not acquire any interest in or right to use the System or Marks except under this Agreement. You will not apply for governmental registration of the Marks, or use the Marks or our corporate name in your legal name, but you may use a Mark for an assumed business or trade name filing. -

15.2 Inurements. All present and future distinguishing characteristics, improvements and additions to or associated with the System by us, you or others, and all present and future service marks, trademarks, copyrights, service mark and trademark registrations used and to be used as part of the System, and the associated good will, shall be our property and will inure to our benefit. No good will shall attach to any secondary designator that you use.

l5.3 Other Locations and Systems. We and our affiliates each reserve the right to own, in whole or in part, and manage, operate, use, lease, finance, sublease, franchise, license (as licensor or licensee), provide services to or joint venture (i) distinctive separate lodging or food and beverage marks and other intellectual property which are not part of the System, and to enter into separate agreements with you or others (for separate charges) for use of any such other marks or proprietary rights, (ii) other lodging, food and beverage facilities, or businesses, under the System utilizing modified System Standards, and (iii) a Chain Facility at or for any location other than the Location.
There are no territorial rights or agreements between the parties. You acknowledge that we are affiliated with or in the future may become affiliated with other lodging providers or franchise systems that operate under names or marks other than the Marks. We and our affiliates may use or benefit from common hardware, software, communications equipment and services and administrative systems for reservations, franchise application procedures or committees, marketing and advertising programs, personnel, central purchasing, approved supplier lists, franchise sales personnel ( or independent franchise sales representatives), etc.

15.4 Confidential Information. You will take all appropriate actions to preserve the confidentiality of all Confidential Information. Access to Confidential Information should be limited to persons who need the Confidential Information to perform their jobs and are subject to your general policy on maintaining confidentiality as a condition of employment or who have first signed a confidentiality agreement. You will not permit copying of Confidential Information (including, as to computer software, any translation, decompiling, decoding, modification or other alteration of the source code of such software). You will use Confidential Information only for the Facility and to perform under this Agreement. Upon termination (or earlier, as we may request), you shall return to us all originals and copies of the System Standards Manual, policy statements and Confidential Information "fixed in any tangible medium of expression," within the meaning of the U.S. Copyright Act, as amended. Your obligations under this subsection commence when you sign this Agreement and continue for trade secrets (including computer software we license to you) as long as they remain secret and for other Confidential Information, for as long as we continue to use the information in confidence, even if edited or revised, plus three years. We will respond promptly and in good faith to your inquiry about continued protection of any Confidential Information.

15.5 Litigation. You will promptly notify us of (i) any adverse or infringing uses of the Marks ( or names or symbols confusingly similar), Confidential Information or other System intellectual property, and (ii) or any threatened or pending litigation related to the System against (or naming as a party) you or us of which you become aware. We alone handle disputes with third parties concerning use of all or any part of the System. You will cooperate with our efforts to resolve these disputes. We need not initiate suit against imitators or infringers who do not have a material adverse impact on the Facility, or any other suit or proceeding to enforce or protect the System in a matter we do not believe to be material.

15.6 The Internet. You may use the Internet to market the Facility subject to this Agreement and System Standards. You shall not use, license or register any domain name, universal resource locator, or other means of identifying you or the Facility that uses a mark or any image or language confusingly similar to a Mark without our consent. You will assign to us any such identification) at our request without compensation or consideration. The content you provide us or use yourself for any Internet marketing must be true, correct and accurate, and you will notify us in writing promptly when any correction to the content becomes necessary. You shall promptly modify at our request the content of any Internet marketing material for the Facility you use, authorize, display or provide to conform to System Standards. Any use of the Marks and other elements of the System on the Internet inures to our benefit under Section 15.2.

16. Relationship of Parties.

16.1 Independence. You are an independent contractor. You are not our legal representative or agent, and you have no power to obligate us for any purpose whatsoever. We and you have a business relationship based entirely on and circumscribed by this Agreement. No partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement. You will exercise full and complete control over and have full responsibility for your contracts, daily operations, labor relations, employment practices and policies, including, but not limited to, the recruitment, selection, hiring, disciplining, firing, compensation, work rules and schedules of your employees.

16.2 Joint Status. If you comprise two or more persons or entities (notwithstanding any agreement, arrangement or understanding between or among such persons or entities) the rights, privileges and benefits of this Agreement may only be exercised and enjoyed jointly. The liabilities and responsibilities under this Agreement will be the joint and several obligations of all such persons or entities.

17. Legal Matters.

17.1 Partial Invalidity. If all or any part of a provision of this Agreement violates the law of your state (if it applies), such provision or part will not be given effect. If all or any part of a provision of this Agreement is declared invalid or unenforceable, for any reason, or is not given effect by reason of the prior sentence, the remainder of the Agreement shall not be affected. However, if in our judgment the invalidity or ineffectiveness of such provision or part substantially impairs the value of this Agreement to us, then we may at any time terminate this Agreement by written notice to you without penalty or compensation owed by either party.

17.2 Waivers, Modifications and Approvals. If we allow you to deviate from this Agreement, we may insist on strict compliance at any time after written notice. Our silence or inaction will not be or establish a waiver, consent, course of dealing, implied modification or estoppel. All modifications, waivers, approvals and consents of or under this Agreement by us must be in writing and signed by our authorized representative to be effective. We may unilaterally revise Schedule C when this Agreement so permits.

17.3 Notices. Notices will be effective if in writing and delivered by facsimile transmission with confirmation original sent by first class mail, postage prepaid, by delivery service, with proof of delivery , or by first class, prepaid certified or registered mail, return receipt requested, to the appropriate party at its address stated below or as may be otherwise designated by notice. The parties may also communicate via electronic mail between addresses to be established by notice. You consent to receive electronic mail from us. Notices shall be deemed given on the date delivered or date of attempted delivery, if refused.

Days Inns Worldwide, Inc. :
Our address: I Sylvan Way, P.O. Box 278, Parsippany, New Jersey 07054-0278
Attention: Vice President-Franchise Administration; Fax No. (973) 496-5359 Your name: Supreme Hospitality
           -------------------
Your address: 41919 Skywood Dr., Temecula, CA 92591-1877,
              -------------------------------------------
Attention: Larry Lang; Your fax No.: 909-506-3435.
           ------------              -------------

17.4 Remedies. Remedies specified in this Agreement are cumulative and do not exclude any remedies available at law or in equity. The non-prevailing party will pay all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party to enforce this Agreement or collect amounts owed under this Agreement.

17.5 Miscellaneous. This Agreement is exclusively for the benefit of the parties. There are no third party beneficiaries. No agreement between us and anyone else is for your benefit. The section headings in this Agreement are for convenience of reference only.

17.6 Choice of Law; Venue; Dispute Resolution.

17.6.1 This Agreement will be governed by and construed under the laws of the State of New Jersey, except for its conflicts of law principles. The New Jersey Franchise Practices Act will not apply to any Facility located outside the State of New Jersey.

17.6.2 The parties shall attempt in good faith to resolve any dispute concerning this Agreement or the parties' relationship promptly through negotiation between authorized representatives. If these efforts are not successful, either party may attempt to resolve the dispute through non-binding mediation. Either party may request mediation through the National Franchise Mediation Program, using the procedures employed by the CPR Institute for Dispute Resolution, Inc. We will provide you with the contact address for that organization. The mediation will be conducted by a mutually acceptable and neutral third party. If the parties cannot resolve the dispute through negotiation or mediation, or choose not to negotiate or mediate, either party may pursue litigation.

17.6.3 You consent and waive your objection to the non-exclusive personal jurisdiction of and venue in the New Jersey state courts situated in Morris County, New Jersey and the United States District Court for the District of New Jersey for all cases and controversies under this Agreement or between we and you.

17.6.4 Waiver of Jury Trial. The parties waive the right to a jury trial in any action related to this Agreement or the relationship between the licensor, the licensee, any guarantor, and their respective successors and assigns.

17.7 Special Acknowledgments. You acknowledge the following statements to be true and correct as of the date you sign this Agreement, and to be binding on you. 17.7.1 You received our Uniform Franchise Offering Circular ("UFOC") for prospective licensees at least 10 business days before, and a copy of this Agreement and all other agreements we are asking you to sign at least 5 business days before, signing this Agreement and paying the Initial Fee to us. You have received our UFOC at least 10 business days before you paid any fee to us or signed any contract with us.

17.7.2 Neither we nor any person acting on our behalf has made any oral or written representation or promise to you on which you are relying to enter into this Agreement that is not written in this Agreement. You release any claim against us or our agents based on any oral or written representation or promise not stated in this Agreement.

17.7.3 This Agreement, together with the exhibits and schedules attached, is the entire agreement superseding all previous oral and written representations, agreements and understandings of the parties about the Facility and the License.

17.7.4 You acknowledge that no salesperson has made any promise or provided any information to you about projected sales, revenues, income, profits or expenses from the Facility except as stated in Item 19 of the UFOC or in a writing that is attached to this Agreement.

17.7.5 You understand that the franchise relationship is an arms' length, commercial business relationship in which each party acts in its own interest.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

WE:
DAYS INNS WORLDWIDE, INC.:




By:                                      Attest:
    --------------------------------             -------------------------------
                Vice President                            Assistant Secretary


YOU, as licensee:
SUPREME HOSPITALITY


By:                                      Attest:
    --------------------------------             -------------------------------
                (Vice) President


APPENDIX A
                                   DEFINITIONS
                                   -----------

Agreement means this License Agreement.

Application  Fee means the fee you pay when you submit  your  Application  under
Section 6.

Approved Plans means your plans and specifications for constructing or improving the Facility initially or after opening, as approved by us under Section 3.

Casualty means destruction or significant damage to the Facility by act of God or other event beyond your reasonable anticipation and control.

Chain means the network of Chain Facilities.

Chain Facility means a lodging facility we own, lease, manage, operate or authorize another party to operate using the System and identified by the Marks.

Condemnation means the taking of the Facility for public use by a government or public agency legally authorized to do so, permanently or temporarily, or the taking of such a substantial portion of the Facility that continued operation in accordance with the System Standards, or with adequate parking facilities, is commercially impractical, or if the Facility or a substantial portion is sold to the condemning authority in lieu of condemnation.

Conference Fee means the fee we charge for your attendance at a conference for Chain Facilities and their licensees when and if held.

Confidential Information means any trade secrets we own or protect and other proprietary information not generally known to the lodging industry including confidential portions of the System Standards Manual or information we otherwise impart to you and your representatives in confidence.. Confidential Information includes the "Rules of Operation Manual" and all other System Standards manuals and documentation, including those on the subjects of employee relations, finance and administration, field operation, purchasing and marketing, the Reservation System software and applications software.

Declaration  means the  Declaration  of License  Agreement you and we sign under
Section 5.

Design Standards mean standards specified in the System Standards Manual from time to time for design, construction, renovation, modification and improvement of new or existing Chain Facilities, including all aspects of facility design, number of rooms, rooms mix and configuration, construction materials, workmanship, finishes, electrical, mechanical, structural, plumbing, HVAC, utilities, access, life safety, parking, systems, landscaping, amenities, interior design and decor and the like for a Chain Facility.

Directory means the general purpose directory we publish listing the names and addresses of Chain Facilities, and at our discretion, other Days Inn facilities located outside the United States, Canada and Mexico.

Effective Date means the date we insert in the Preamble of this Agreement after we sign it.

Equity Interests shall include, without limitation, all forms of equity ownership of you, including voting stock interests, partnership interests, limited liability company membership or ownership interests, joint and tenancy interests, the proprietorship interest, trust beneficiary interests and all options, warrants, and instruments convertible into such other equity interests.

Equity Transfer means any transaction in which your owners or you sell, assign, transfer, convey, pledge, or suffer or permit the transfer or assignment of, any percentage of your Equity Interests that will result in a change in control of you to persons other than those disclosed on Schedule B, as in effect prior to the transaction. Unless there are contractual modifications to your owners' rights, an Equity Transfer of a corporation or limited liability company occurs when either majority voting rights or beneficial ownership of more than 50% of the Equity Interests changes. An Equity Transfer of a partnership occurs when a newly admitted partner will be the managing, sole or controlling general partner, directly or indirectly through a change in control of the Equity Interests of an entity general partner. An Equity Transfer of a trust occurs when either a new trustee with sole investment power is substituted for an existing trustee, or a majority of the beneficiaries convey their beneficial interests to persons other than the beneficiaries existing on the Effective Date. An Equity Transfer does not occur when the Equity Interest ownership among the owners of Equity Interests on the Effective Date changes without the admission of new Equity Interest owners. An Equity Transfer occurs when you merge, consolidate or issue additional Equity Interests in a transaction which would have the effect of diluting the voting rights or beneficial ownership of your owners' combined Equity Interests in the surviving entity to less than a majority.

Facility means the Location, together with all improvements, buildings, common areas, structures, appurtenances, facilities, entry/exit rights, parking, amenities, FF&E and related rights, privileges and properties existing at the Location on the Effective Date or afterwards.

FF&E means furniture, fixtures and equipment.

FF&E Standards means standards specified in the System Standards Manual for FF&E and supplies to be utilized in a Chain Facility.

Food and Beverage means any restaurant, catering, bar/lounge, entertainment, room service, retail food or beverage operation, continental breakfast, food or beverage concessions and similar services offered at the Facility.

Gross Room Revenues means gross revenues attributable to or payable for rentals of guest rooms at the Facility, including all credit transactions, whether or not collected, but excluding separate charges to guests for Food and Beverage, room service, telephone charges, key forfeitures and entertainment; vending machine receipts; and federal, state and local sales, occupancy and use taxes.

Improvement Obligation means your obligation to either (i) renovate and upgrade the Facility, or (ii) construct and complete the Facility, in accordance with the Approved Plans and System Standards, as described in Section 3.

Indemnitees means us, our direct and indirect parent, subsidiary and sister corporations, and the respective officers, directors, shareholders, employees, agents and contractors, and the successors, assigns, personal representatives, heirs and legatees of all such persons or entities.

Initial Entry Charge means the fee you are to pay for gaining access to the Reservation System when you sign this Agreement and on the first and second anniversaries of the Effective Date under Section 6.2.

Initial Fee means the fee you are to pay for signing this Agreement as stated in
Section 6.1.

License means the non-exclusive license to operate the type of Chain Facility described in Schedule B only at the Location, using the System and the Mark we designate in Section 1.

License Year means the one-year period beginning on the Opening Date and each subsequent anniversary of the Opening Date and ending on the day preceding the next anniversary of the Opening Date.

Liquidated Damages means the amounts payable under Section 12, set by the parties because actual damages will be difficult or impossible to ascertain on the Effective Date and the amount is a reasonable pre-estimate of the damages that will be incurred and is not a penalty.

Location means the parcel of land situated at 27660 Jefferson Ave., Temecula. CA 92590, as more fully described in Schedule A.

Losses and Expenses means all payments or  obligations  to make payments  either
(i) to or for third party claimants by any and all Indemnitees, including guest refunds, or (ii) incurred by any and all Indemnitees to investigate, respond to or defend a matter, including without limitation investigation and trial charges, costs and expenses, attorneys' fees, experts' fees, court costs, settlement amounts, judgments and costs of collection.

Maintenance Standards means the standards specified from time to time in the System Standards Manual for repair, refurbishment and replacement of FF&E, finishes, decor, and other capital items and design materials in Chain Facilities.

Marks means, collectively (i) the service marks associated with the System published in the System Standards Manual from time to time including, but not limited to, the name, design and logo for "Days Inn" and other marks (U.S. Reg.
Nos.:  1,160,430;  1,160,431;  1,420,612;  1,469,518;  and  1,003,834)  and (ii)
trademarks, trade names, trade dress, logos and derivations, and associated good will and related intellectual property interests.

Marks Standards means standards specified in the System Standards Manual for interior and exterior Mark-bearing signage, advertising materials, china, linens, utensils, glassware, uniforms, stationery, supplies, and other items, and the use of such items at the Facility or elsewhere.

Minor Renovation means the repairs, refurbishing, repainting, and other redecorating of the interior, exterior, guest rooms, public areas and grounds of the Facility and replacements of FF&E we may require you to perform under
Section 3.16.

Minor Renovation Ceiling Amount means $3,000.00 per guest room.

Minor Renovation Notice means the written notice from us to you specifying the Minor Renovation to be performed and the dates for commencement and completion given under Section 3.16.

Opening Date means the date on which we authorize you to open the Facility for business identified by the Marks and using the System.

Operations Standards means standards specified in the System Standards Manual for cleanliness, housekeeping, general maintenance, repairs, concession types, food and beverage service, vending machines, uniforms, staffing, employee training, guest services, guest comfort and other aspects of lodging operations.

Permitted Transferee means (i) any entity, natural person(s) or trust receiving from the personal representative of an owner any or all of the owner's Equity Interests upon the death of the owner, if no consideration is paid by the transferee or (ii) the spouse or adult issue of the transferor, if the Equity Interest transfer is accomplished without consideration or payment, or (iii) any natural person or trust receiving an Equity Interest if the transfer is from a guardian or conservator appointed for an incapacitated or incompetent transferor.

Punch List means the list of upgrades and improvements attached as part of Schedule B, which you are required to complete under Section 3.

Recurring Fees means fees paid to us on a periodic basis, including without limitation, Royalties, Reservation System User Fees, and other reservation fees and charges as stated in Section 7.

Relicense Fee means the fee your transferee or you pay to us under Section 7 when a Transfer occurs.

Reservation System User Fees means the fees you pay to us under Section 7 and Schedule C for reservation services, including the Basic Reservation Charge and any other fees we charge for services provided by or through the Reservation System.

Reservation System or "Central Reservation System" means the system for offering to interested parties, booking and communicating guest room reservations for Chain Facilities described in Section 4.2.

Rooms Addition Fee means the fee we charge you for adding guest rooms to the Facility.

Royalty means the monthly fee you pay to us for use of the System under Section 7(a). "Royalties" means the aggregate of all amounts owed as a Royalty.

System means the comprehensive system for providing guest lodging facility services under the Marks as we specify which at present includes only the following: (a) the Marks; (b) other intellectual property, including Confidential Information, System Standards Manual and know-how; ( c ) marketing, advertising, publicity and other promotional materials and programs; ( d) System Standards; ( e) training programs and materials; (f) quality assurance inspection and scoring programs; and (g) the Reservation System.

System Standards means the standards for the participating in the System published in the System Standards Manual, including but not limited to Design Standards, FF&E Standards, Marks Standards, Operations Standards, Technology Standards and Maintenance Standards and any other standards, policies, rules and procedures we promulgate about System operation and usage.

System Standards Manual means the Operating Policies Manual, the Planning and Design Standards Manual and any other manual we publish or distribute specifying the System Standards.

Taxes means the amounts payable under Section 7.2 of this Agreement.

Technology Standards means standards specified in the System Standards Manual for local and long distance telephone communications services, telephone, telecopy and other communications systems, point of sale terminals and computer hardware and software for various applications, including, but not limited to, front desk, rooms management, records maintenance, marketing data, accounting, budgeting and interfaces with the Reservation System to be maintained at the Chain Facilities.

Term means the period of time during which this Agreement shall be in effect, as stated in Section 5.

Termination means a termination of the License under Sections 11.1 or 11.2 or your termination of the License or this Agreement.

Transfer means (1) an Equity Transfer, (2) you assign, pledge, transfer, delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise without our consent as specified in Section 9, (3) you assign (other than as collateral security for financing the Facility) your leasehold interest in (if any), lease or sublease all or any part of the Facility to any third party, (4) you engage in the sale, conveyance, transfer, or donation of your right, title and interest in and to the Facility, (5) your lender or secured party forecloses on or takes possession of your interest in the Facility, directly or indirectly, or (6) a receiver or trustee is appointed for the Facility or your assets, including the Facility. A Transfer does not occur when you pledge or encumber the Facility to finance its acquisition or improvement, you refinance it, or you engage in a Permitted Transferee transaction.

"You" and "Your" means and refers to the party named as licensee identified in the first paragraph of this Agreement and its Permitted Transferees.



                                   SCHEDULE A
                         (Legal Description of Facility)



PART I:  YOUR OWNERS:

Name                     Ownership Percentage            Type of Equity Interest

SuprEme Hospitality            100%                            Common Stock

PART II:         THE FACILITY:

         Primary designation of Facility: Days Inn

         Number of approved guest rooms: 2Q.

         Parking facilities (number of spaces, description): 2Q.

         Other amenities, services and facilities outdoor pool, whirlpool, meeting room.

PART III: DESCRIPTION AND SCHEDULE OF RENOVATIONS TO BE COMPLETED AS THE IMPROVEMENT OBLIGATION:


                          [Punch List to be attached.]

                      FRANCHISOR: DAYS INNS WORLDWIDE, INC.

                                  "SCHEDULE A "

                            PUNCHLIST FOR CONVERSION
                                  JUNE 29, 2000


FACILITY                              TIER.                   GUEST ROOMS
--------                              -----                   -----------
TemeculaValley Inn                     Inn                         90
27660 Jefferson Ave.
Temecula. CA 92590

OWNER / APPLICANT                                             SALESPERSON
-----------------                                             -----------
Larry Lang                                                    Shahir Hanna
(909) 506-3435                                                (619) 708~8042

Q.A. REPRESENTATIVE
Lynn La Tour


PROPERTY CONDITION SUMMARY

This 3-year-old property is three story, double loaded with interior corridors. Construction consists of wood frame and a stucco finish.

Temecula is a hidden treasure of Southern California. This historic area captures the old west tradition. The downtown area has many antique shops, vineyards, wine tasting and restaurants. Hot air ballooning, championship golf courses and picturesque scenery make this the newest destination area near Los Angeles.

Primary clientele is the commercial and leisure traveler.

                                        EXISTING                      STANDARD
Lobby Dimensions:                         325 SF                        800 SF
Guest Room Dimensions:                    400 SF                        288 SF

COMPLETION TIME

All items listed in this  punchlist  must be completed  before opening as a Days
Inn.

PROPERTY SIGNAGE

         Provide Days Inn exterior signage per Company specifications. Signage must be purchased from a vendor approved in advance by the Franchisor, and may not be installed without prior written approval from the Property Openings Department. Your License Agreement controls your use of sign age and timing of installation. All existing signage (building, high-rise, channel letters, billboards, etc.) must be removed. Modification of the existing signage or face replacement is prohibited.

PROPERTY EXTERIOR

         Install depth and "FT" markings on both vertical and horizontal swimming pool coping tile. Pressure clean deck.

PUBLIC AREAS

1. Complimentary USA Today newspapers must be provided. The minimum amount is to be 25% of the total available room inventory.

2. The owner is responsible to provide facilities to assist the handicapped in accordance with Local, State and Federal codes, regulations and ordinances.

     PROPERTY MANAGEMENT SYSTEM REQUIREMENTS

1.       A. Company approved Property Management System (PMS) is required.

               a. Dot matrix printers will require a paper hole for the bottom feed of forms.

               b. A space for the file server must be made in the front desk area or in an area which is accessible 24-hours a day including the ability for the night auditor to utilize it.

               c. Space must be located near the file server for any interface equipment that will be needed, i.e.: call accounting and Point of Sale (POS) terminals. When considering the placement of this equipment remember that it will need electrical outlets and that the interface vendor will need to nm cable from the interface equipment to the Property Management System (PMS).

2.        Hardware power requirements are as follows:

               a. Proper electrical connections must be in place or the Property Management System will not be installed. Refer to the Installation Guide for specifications.
               b. One Uninterrupted Power Supply (UPS) unit will be supplied with the package. The UPS must be placed at least three feet from the file server.
               c. The file server and its monitor win plug into the UPS using 2 of its power outlets.
               d.   Each workstation will require 2 power outlets.
               e.   Each printer and modem will require 1 power outlet each.
               f. The UPS will require 1 Dedicated power outlet on its own dedicated circuit breaker

3.       Telephone line requirements are as follows:

               a. Two dedicated telephone lines with their own phone numbers are required. Three are recommended. No other modems, fax machines, etc are to be connected to these phone lines. For the third phone line, used for Internet access, we will allow a line to run through your phone switch.

               b.   Two modems will be supplied with the package.

4. Interface vendors must be contacted in advance to insure that they will meet the requirements. The franchisee is responsible for arranging any required interface upgrades that may be necessary and for the testing of these upgrades.

5. All cable must be from a Company approved vendor. Refer to the Installation Guide for specifications.

GUEST ROOMS/BATHS (Rooms Inspected): 113, 124, 126; 225, 206, 204, 303, 308, 318

1. Logo supplies must be available at the entry inspection but may not be placed in the guestrooms until official opening.
2.       Renovate guest rooms to include the following:

               a. A minimum of 50% of guestrooms must be prepared and designated as non-smoking rooms.
               b.   Provide AM/FM alarm clock radios in each room.
               c.   Provide hairdryers in each room.

HANDWRITTEN OR UNAUTHORIZED REVISIONS TO THIS PUNCHLIST ARE NOT VALID AND DO NOT BIND THE FRANCHOR. ANY AND ALL REVISIONS TO THIS PUNCHLIST MUST BE MADE AND APPROVED BY THE FRANCHOR'S QUALITY ASSURANCE DEPARTMENT.

This Punchlist identifies items that require action due to meet the Franchisor's standards. The Franchisor does not warrant that completion of the items on this Punchlist will cause the converting facility to be in compliance with any applicable federal, state, local codes, ordinances or regulations, You (and your architect, contractor and engineer, if applicable) are solely responsible for conforming the Facility to the requirements of federal, state and local codes, ordinances and regulations that may apply to your site.

This Punchlist has been prepared on the basis of a random sample inspection of the Facility on the date specified. The owner is responsible for meeting all Franchisor Standards. An repairs, replacements and improvements must cause the item to meet or exceed the Franchisor's standards published in the Standards of Operation and Design Manual.

This Punchlist win be subject to revision at the discretion of the Franchisor if the condition of the facility changes materially or the License (Franchise) Agreement to which this is attached is executed more than 90 days after the date of the Punchlist. Note, that ordinary wear and tear, particularly during busy seasons, may result in the need for additional work to meet entry standards of the Franchisor. Also, this Punchlist may become null and void if the property does not enter the System within 180 days after the punchlist date or as otherwise specified by the license (franchise) agreement.

This is not a License (Franchise) Agreement; the Company is not bound by this punchlist unless and until the Company signs the License (Franchise) Agreement for the inspected facility.

NOTE: Any item on this Punchlist that is not required to be completed prior to opening as a Days Inn will continue to be evaluated for appearance and condition during all Quality Assurance inspections conducted before the date when completion is required.


Signed:                                                       Date:  7/12/00
        ------------------------------------                  --------------


Print Name:       Larry W. Lang
            --------------------------------



                            DAYS INNS WORLDWIDE, INC.

                                   SCHEDULE C

                          RESERVATION SYSTEM USER FEES
                     PROPERTY TO PROPERTY INCENTIVE PROGRAM
                             EFFECTIVE JUNE 25, 1999


         The Basic Reservation Charge is equal to 2.3% of Gross Room Revenues.

         The GDS Fee described in Section 7 is $3.50 per gross reservation communicated through the Global Distribution Systems. Internet-originated reservations carry fees of either (i) $2.50 per gross reservation booked through the Chain's web site or other Internet sources, or (ii) $7.00 per gross reservation booked over the TravelWeb.com Internet booking web site. Internet reservations may also carry travel agent commissions if the originator qualifies. If a reservation booked on the GDS, Chain web site or other Internet source, or TraveIWeb.com, is canceled by the guest using the same source or web site as was used to make the reservation, you will not be charged the applicable fee. You may discontinue the Facility's TravelWeb.com listing only by giving us written notice. You must pay the TravelWeb.com fee on all reservations booked through that web site until TravelWeb.com makes the deli sting request effective. The travel agent commission described in Section 7 is 10% of the Gross Room Revenues generated by each reservation originated by the agent. The general sales agent commission (also known as international sales office commission) is 5% of the Gross Room Revenues generated by each reservation originated in an area served by a general sales agent/international sales office. The "property to property" incentive sales commission is 5% of the Gross Room Revenues generated from each reservation originated by another Chain Facility through the Central Reservation System.

         If the number of guest complaints per 1,000 occupied roomnights about you or the Facility in a calendar year exceed the " Annual Facility Allotment" we establish with the approval of the Board of Directors of the Days Inn Franchisee Advisory Association, Inc., you will be charged a "First Assessment" of $10.00 for each additional complaint received during that year. You will be contacted when the complaint is received and you will be responsible to resolve the complaint to the satisfaction of the guest. If you do not respond to any complaint for which you have received a First Assessment within 14 business days after referral to you and the guest contacts us again to seek a response, you will be charged a "Second Assessment" of $25.00, plus the costs we incur to settle the matter with the guest. If you respond in a timely manner but the guest remains unsatisfied, you will be charged the costs we incur to settle the matter with the guest. You will be informed of your Annual Facility Allotment when it is established. The amounts of the First and Second Assessments may be changed on a Chain-wide basis at any time upon 60 days advance notice, with the approval of the Board.

         We reserve the right to increase or modify the Basic Reservation Charge and any other Reservation System User Fees for all Chain Facilities in the United States and to add other fees and charges for new services, at our sole discretion as to amount or formula from time to time but with at least 30 days prior written notice, to reflect changes in our fully allocated costs of providing Reservation System-related services, and to add, drop or modify the types of reservation services offered. You will receive an incentive commission equal to 5% of the Gross Room Revenues generated by a reservation originated through the Facility's Reservation System terminal. We may establish rules and procedures for this program in the Manuals. Your incentive commissions are payable monthly in arrears. We may use your incentive commission payments to offset amounts you owe us for Recurring Fees and other charges, or owe our Affiliates for other fees and charges.

                                    GUARANTY
                                    --------

         To induce Days Inns Worldwide, Inc., its successors and assigns ("you") to sign the License Agreement (the "Agreement") with the party named as the "Licensee," to which this Guaranty is attached, the undersigned, jointly and severally ("we, "our" or "us"), irrevocably and unconditionally (i) warrant to you that Licensee's representations and warranties in the Agreement are true and correct as stated, and (ii) guaranty that Licensee's obligations under the Agreement, including any amendments, will be punctually paid and performed.

         Upon default by Licensee and notice from you we will immediately make each payment and perform or cause Licensee to perform, each unpaid or unperformed obligation of Licensee under the Agreement. Without affecting our obligations under this Guaranty, you may without notice to us extend, modify or release any indebtedness or obligation of Licensee, or settle, adjust or compromise any claims against Licensee. We waive notice of amendment of the Agreement. We acknowledge that Section 17 of the Agreement, including Remedies, Venue and Dispute Resolution, and Waiver of Jury Trial, applies to this Guaranty.

         Upon the death of an individual guarantor, the estate of the guarantor will be bound by this Guaranty for obligations of Licensee to you existing at the time of death, and the obligations of all other guarantors will continue in full force and effect.


         IN WITNESS WHEREOF, each of us has signed this Guaranty effective as of the date of the Agreement.





WITNESSES:                                  GUARANTORS:



                                                                         (Seal)
-----------------------------               -----------------------------
Larry W. Lang, Individually


                ADDENDUM TO THE LICENSE AGREEMENT PURSUANT TO THE
                       CALIFORNIA FRANCHISE INVESTMENT LAW


This Addendum to the License Agreement by and between DAYS INNS WORLDWIDE, INC. ("we", "our" or "us") and SUPREME HOSPITALITY ("you") is dated July 13, 2000.

Notwithstanding anything to the contrary set forth in the License Agreement, the following provisions shall supersede and apply:

     1. Our right to terminate the License under Section 11.2 if you commence a bankruptcy proceeding may not be enforceable under federal bankruptcy law.
     2. Under Section 1671 of the California Civil Code, certain liquidated dal11ages clauses are enforceable.
     3.   California law may not enforce the choice of New Jersey law in Section
          17.6.1 to govern the License Agreement.
     4. California Corporations Code, Section 31125, requires us to give you a disclosure document, approved by the Department of Corporations, prior to solicitation of a proposed material modification of an existing franchise or license.
     5. California Business and Professions Code, Sections 2000 through 20043 provide rights to the licensee concerning termination and non-renewal of the franchise or license. If the License Agreement is inconsistent with the law, the law will control.
     6. All other rights, obligations, and provisions of the License Agreement shall remain in full force and effect. Only the Sections specifically added to or amended by this Addendum shall be affected. This Addendum is incorporated in and made a part of the License Agreement for the State of California.


IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date set forth above.


                                              WE:
                                              DAYS INNS WORLDWIDE, INC.


Attest:                                       By:
        -------------------------------           ------------------------------
             (Assistant) Secretary                        Vice President



                                              YOU, as licensee:
                                              SUPREME HOSPITALITY



Attest:                                       By:
        -------------------------------           ------------------------------
                                                          (Vice) President

EXHIBIT 99.8 CONSULTING AGREEMENT


                              CONSULTING AGREEMENT

Agreement made this 22nd day of March, 2000 by and between First Dominion Financial, Ltd, a Nevada corporation with principal address at 1800 Sahara Suite 107, Las Vegas, Nevada 89104 or assignee (Consultant) and Temecula Valley Inn, Inc. a Nevada corporation, whose principal address is 27660 Jefferson Avenue, Temecula, CA 92590 (Client).

     In consideration of the mutual promises contained in this contract, the parties agree as follows:

  1.     Services:
         ---------

IT IS THE DESIRE OF CLIENT TO ENGAGE THE SERVICES OF CONSULTANT TO PERFORM FOR CLIENT CERTAIN CONSULTING SERVICES IN CONNECTION WITH (I) ACQUIRING A SHELL COMPANY (COMPANY), WHICH MEETS THE GENERAL PARAMETERS AS DESCRIBED IN EXHIBIT A ATTACHED HERETO WHICH IS AN EXAMPLE ONLY; (II) OBTAINING A STOCK TRADING SYMBOL FOR THE COMPANY; (III) OBTAINING A MARKET MAKER OR MARKET MAKERS FOR THE COMPANY STOCK; (IV) FILING A 15(C)(2)(11) INFORMATION STATEMENT; (V) OBTAINING A TRANSFER AGENT FOR THE COMPANY'S STOCK; (VI) COMPLETE AND FILE WITH THE SEC FORM 10SB (VII) ASSISTING THE COMPANY IN GETTING LISTED IN A SECONDARY TRADING MANUAL SUCH AS STANDARD POOR'S.

 2.      Compensation:
         -------------

     For services rendered under this Agreement the Consultant shall receive a FEE of $73,500.00. The total fee shall be payable as follows: (i) $24,500.00 on signing this Agreement as a non-refundable payment, (ii) $24,500.00. to be paid when the Form 10SB is filed with the Securities and Exchange Commission and on the completion and transfer of stock as per AGREEMENT FOR THE EXCHANGE OF COMMON STOCK attached hereto as Exhibit C. and (iii) $24,500.00 is to be paid when the stock for the merged company is initially quoted on OTC Bulletin Board exchange.

 3.      Certain Responsibilities of Client:
         -----------------------------------

         Client shall be responsible for satisfying the requirements applicable to it pursuant to the Agreement for the Exchange of common Stock for Assets and for obtaining legal counsel, at its expense, to advise it and otherwise complying with regulatory requirements. Client is also responsible, at its expense, for obtaining audits and all other necessary information on its company and the Company to satisfy all regulatory and public company requirements for listing and trading.

4.       Shell Company:
         --------------

Consultant shall be responsible for providing a shell company that satisfies the criteria set forth in the Agreement for Exchange of Common Stock. The parties to the Agreement shall use their best efforts to close the acquisition of the shell company within 60 days of the date of this Agreement.

 5.      Liability:
         ----------

         The Consultation shall not be liable to the Client, or to anyone who may claim any right due to his relationship with the Client, for any acts or omissions on the part of the Consultant or the agents or employees of the Consultant in the performance of the Consultant services under this Agreement, except when a court of competent jurisdiction shall have found in a final non-appealable judgment that such acts or omissions are due to willful misconduct or gross negligence of the Consultant. The Client shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorney's fees, or attachments arising from or growing out of the services rendered to the Client pursuant to the terms of this agreement or in any way connected with the rendering of such services.

 6.      Governing Law:
         --------------

This Agreement shall be deemed to have been made and entered into in the State of Texas and all rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas and shall be deemed performable in Travis County, Texas.

 7.      Arbitration and Enforcement:
         ----------------------------

All disputes between the parties under this Agreement or any of the documents or agreements which are part of this transaction shall be decided by Arbitration pursuant to rules of the American Arbitration Association applicable to arbitration of commercial matters. The number of arbitrators shall be one, whose decision shall be final. If the parties are unable to agree upon an arbitrator, then the arbitrator shall be a neutral arbitrator appointed by the American Arbitration Association.

Either party may originate an arbitration by serving a written notice on the other; (i) specifying the dispute or issue to be decided and (ii) designating a list of Arbitrators by the originating party. The other party shall designate a list of Arbitrators within 5 business days after a. receipt of such notice, and within an additional 10 business days the parties shall select the Arbitrator. If they fail to do so, either party may request the American Arbitration Association to appoint the Arbitrator. Both parties agree to diligently proceed with the arbitration proceedings in order to obtain a resolution of the dispute as early as possible. The Arbitrator shall make an award or reach a decision within 90 days of the origination.

 8.      Severability and Rules of Construction:
         ---------------------------------------

If any provision of this Agreement or the application of any provision to any person or to any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of the parties that; if any provision of this agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning that renders it enforceable. If a question concerning intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship.

 9.      Counterpart; Section Headings; Pronouns:
         ----------------------------------------

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The section headings in the Agreement are for convenience of reference only and shall not be deemed to alter or effect any provision thereof. Each pronoun used herein shall be deemed to include the other number and genders.

 10.     Acknowledgements:
         -----------------

 Client acknowledges that:

     (a)  It  has  conducted  an  independent   investigation   of  the  matters
          contemplated by this Agreement and recognizes that it involves business risks making the success of the venture largely dependent upon the business abilities of Client. Consultant expressly disclaims the making of, and Client acknowledges that it has not received or relied upon, any warranty or guarantee, express or implied, as to the potential or success of the business venture contemplated by this Agreement.

     (b) It has no knowledge of any representation by Consultant or its officers, directors, shareholders, employees, agents or servants, about the business contemplated by the Agreement, that are contrary to the terms of this Agreement or documents incorporated herein, and further represents to Consultant as an inducement to its entry into this Agreement, that it has made no misrepresentations in obtaining this Agreement.

     (c)  It  has  received,   read  and  understood   this  Agreement  and  the
          attachments hereto, if any. Consultant has fully and adequately responded to any and all questions.

     (d) It has consulted with attorneys, accountants and advisors, of its own choosing, about the potential benefits and risks of entering into this Agreement.

11.      Miscellaneous:
         --------------

(i) No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

(ii) Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (2) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (3) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

(iii) Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

(iv) Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings related to the subject matter hereof.

(v) Notices. All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after the mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed. And by fax, as follows:

CONSULTANT: First Dominion Financial, Ltd, 1800 Sahara Suite 107, Las Vegas, Nevada 89104

CLIENT: Temecula Valley Inn, Inc., whose principal address is 27660 Jefferson Avenue, Temecula, CA 92590

12.      Effective Date:

This Agreement shall be effective as of the date set forth in the beginning of this Agreement (the "effective date"). IN WITNESS WHEREOF, intending to be bound, the parties hereto have duly executed this Agreement.

Temecula Valley Inn, Inc.,                         First Dominion Financial Ltd

/s/ Larry W. Lang                                   /s/ Rudy W. De La Garza
--------------------------                         ----------------------------
By  Larry W. Lang                                   By  Rudy W. De La Garza
Its President                                           President




EXHIBIT A



SHELL EXAMPLE

   Name                                                INTERNATIONAL ENTERPRISE

   Symbol                                              To be assigned before closing

   Domicile                                            Nevada

   Date incorporated                                   over 3 years aged

   Authorized                                          50,000,000 common & 1,000,000 preferred

   Issued and outstanding                              1,000,000 common shares

   Ownership 90% (1,000,000 equals 10%).               Issued for merger 9,000,000 shares

   Free trading shares by Rule 144 after merger        1,000,000

   Shareholders                                        300 plus

   Assets and Liabilities                              None

   Transfer Agent                                      To be named at closing

   15c211 Filings                                      Yes

   Market Maker                                        Yes

   Form 10SB                                           Yes

   Shell Audit                                         Completed with reverse merger



THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 30day of April, 2000, by and between , SUPREME HOSPITALITY a Nevada corporation (the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of Temecula Valley Inn, Inc. a Nevada corporation ("PRIVATE COMPANY").

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. The ISSUER has 1,000,000 shares outstanding. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 9,000,000 shares of the common stock of ISSUER, $0.0001 par value from its treasury so as the amount of shares then issued would be equal to 90% of the combined total of 10,000,000 outstanding shares (the "Shares"), in exchange for 100% of the issued and outstanding shares of the PRIVATE COMPANY, such that the PRIVATE COMPANY shall become a wholly owned subsidiary of the ISSUER.

         2. REPRESENTATIONS AND WARRANTIES ISSUER represents and warrants to SHAREHOLDERS and the PRIVATE COMPANY the following:

                  i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

                  ii. Capital. The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $0.0001 par value, of which 1,000,000 are issued and outstanding and 1,000,000 preferred shares at $0.0001 par value. All of the outstanding shares were fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Nevada.

                  iii. Financial Statements. Annexed hereto as Exhibit B to this Agreement are the audited financial statements of ISSUER as of April
         30, 2000. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

                  iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  v. Assets and Liabilities. Issuer does not have any debt, liability, or obligation or any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. ISSUER has no assets. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments and will continue to have no assets.

                  vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of issuer to be acquired by SHAREHOLDERS.

                  vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

                  x. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  xi.  Conduct of Business.  Prior to the closing,  ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  xii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of the State of Nevada

                  xiii. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, and claims of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

3. SHAREHOLDERS and PRIVATE COMPANY represent and warrant to ISSUER the following:

         i. Organization. of Temecula Valley Inn, Inc. is a corporation ("PRIVATE COMPANY") duly organized, validly existing, and in good standing under the laws of the state of Nevada , has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing with the state of Nevada. All actions taken by the Incorporators, directors and shareholders of the PRIVATE COMPANY have been valid and in accordance with the laws of the state of Nevada.

         ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share holding of 100% of PRIVATE COMPANY shareholders.

         iii. Counsel. SHAREHOLDERS and the PRIVATE COMPANY represent and warrant prior to closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

         4. INVESTMENT INTENT. SHAREHOLDERS agree that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agrees, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         5. CLOSING. The closing of this transaction shall take place via telephone. Unless the closing of this transaction takes place on or before forty-five days from the signing of this agreement, then either party may terminate this Agreement.

         6. DOCUMENTS TO BE DELIVERED AT CLOSING.


         i. By the ISSUER:

                  (1) Board of Directors Minutes authorizing the issuance of a certificate(s) for 9,000,000 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in the PRIVATE COMPANY.

                  (2) The resignation of all officers of ISSUER.

                  (3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER.

                  (4) The resignation of all the directors of ISSUER, except that of SHAREHOLDERS' designee(s), dated subsequent to the resolution described in 3, above.

                  (5) Audited financial statements of ISSUER, which shall include a balance sheet and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

                  (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

         ii. By SHAREHOLDERS AND PRIVATE COMPANY

                  (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of the PRIVATE COMPANY.

                  (2) Consents signed by all the shareholders of the PRIVATE COMPANY consenting to the terms of this Agreement.

         7. REMEDIES. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the state of Nevada in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         8. MISCELLANEOUS.

                  i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (2) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (3) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vi.    Counterparts.    This   Agreement   may   be   executed
         simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed. And by fax, as follows:

ISSUER: with principal address at 1800 Sahara Suite 107, Las Vegas, Nevada 89104

PRIVATE COMPANY: Temecula Valley Inn, Inc., 27660 Jefferson Avenue, Temecula, CA 92590

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 30 day of April, 2000.

TEMECULA VALLEY INN, INC.                     SUPREME HOSPITALITY

Signed by                                     Signed by
          --------------------------                   -------------------------
Larry W. Lang President                       Larry Lang W. President

                     TEMECULA VALLEY INN, INC. SHAREHOLDERS

Signed by                                     Signed by
          --------------------------                  --------------------------
Larry W. Lang                                 Diana Lang

Signed by                                     Signed by
          --------------------------                  --------------------------
Floyd Janeway                                 Glenda Janeway

Signed by
          --------------------------
Louise Davis

         Exhibit A

         Shareholder Temecula Valley Inn, Inc.

         Larry W. and Diana Lang
         41919 Skywood Drive
         Temecla, CA 92591-1877

         Floyd and Glenda Janeway
         25060 Hancock Avenue Suite 103-#179
         Murrieta, CA 92562

         Louise Davis
         40596 Via Jalapa
         Murrieta, CA 92562



EXHIBIT 99.9 VALLEY INDEPENDENT BANK NOTE

VIB VALLEY INDEPENDENT BANK
PROMISSORY NOTE
--------------------------------------------------------------------------------------------------
 PRINCIPAL      Loan Date    Maturity     Loan No.     Call   Collateral Account  Officer Initials
$2,761,000.00   04-27-1999   04-25-2006   7-141533-01  004A     D1/100                   GBG
--------------------------------------------------------------------------------------------------
References  in the  shaded  area are for  Lender's  use only and do no limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------------------------

Borrower:  LARRY W. LANG             Lender:  VALLEY INDEPENDENT BANK
           DIANA LANG                         RANCHO MIRAGE BUSINESS LOAN CENTER
           27660 JEFFERSON AVENUE             39700 BOB HOPE DRIVE, SUITE 100
           TEMECULA, CA 92590                 RANCHO MIRAGE, CA 92270

Principal Amount: $2,761,000.00 Initial Rate: 8.750% Date of Note: April 27,1999

PROMISE TO PAY. LARRY W. LANG and DIANA LANG ("Borrower") promise to pay to VALLEY INDEPENDENT BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Seven Hundred Sixty One Thousand & 00/100 Dollars ($2,761,000.00), together with interest on the unpaid principal balance from April 28, 1999, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan on demand, or if no demand Is made, In 83 regular payments of $21,960.85 each and One irregular last payment estimated at $2,601,975.28. Borrower's first payment is due May 25, 1999, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due April 25, 2006, will be for all principal and all accrued interest not yet paid. Payments include principal and interest. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such "other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the PRIME RATE AS PUBLISHED IN THE WEST COAST EDITION OF THE WALL STREET JOURNAL (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each QUARTER. The Index currently is 7.750%. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of
1.000 percentage  point over the Index,  resulting in an initial rate of 8.750%.
NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur In the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will payoff by its original final maturity date. (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $150.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment or $10.00, whichever is greater.

DEFAULT .Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower dies or becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Failure to meet the deadlines required in the Year 2000 Compliance Agreement to be Year 2000 Compliant or a reasonable likelihood that Borrower cannot be Year 2000 Compliant on or before December 31, 1999.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which

Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 6.000 percentage points over the Index. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of RIVERSIDE County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California. DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by, in addition to any other collateral, a Deed of Trust dated April 27, 1999, to a trustee in favor of Lender on real property located in RIVERSIDE County, State of California. That agreement contains the following due on sale provision: Lender may, at its option, declare immediately due and payable all sums secured by this Note upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three
(3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

Y2K PROVISION. BORROWER CERTIFIES THAT THEY WILL BECOME YEAR 2000 COMPLIANT PRIOR TO DECEMBER 31, 1999.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor. accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made~ The obligations under this Note are joint and several.
04-27-1999                          PROMISSORY NOTE                     Page 2
Loan No 7-141533-01 (Continued)    (Continued)

================================================================================
PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:




X                                          X
  -----------------------------              -----------------------------
         Larry W. Lang                                Diana Lang
================================================================================
  Variable Rate, Balloon            LASER PRO, Reg. U.S. Pat. & T.M. Off.,  Ver.
                                    3.26(C)1999 CFI ProServices, Inc. Allrights reserved. (CA-D207145331.LN)

EXHIBIT 99.10  TVI INSURANCE POLICY

                                     LEGION
                               INSURANCE COMPANY


                                                     COMMERCIAL PROPERTY
                                                     COVERAGE  PART DECLARATIONS


Policy Number CP61520323


CP51230722
RENEWAL OF NO.:

Named Insured and Mailing Address (No., Street, Town or City, County, State, Zip
Code)
TEMECULA VALLEY INN
SUPREME HOSPITALITY -TEMECULA
27660 JEFFERSON AVE
TEMECULA CA 92590
                                        12:01 A.M. Standard Time at your mailing
Policy Period. From 12/01/2000 to       address shown above.
               12/01/2001               "X" if Supplemental Declarations is
                                            attached.


IN RETURN FOR THE PAYMENT OF THE PREMIUM, AND SUBJECT TO ALL THE TERMS OF THIS POLICY, WE AGREE WITH YOU TO PROVIDE THE INSURANCE AS STATED IN THIS POLICY

BUSINESS DESCRIPTION*
HOTEL
DESCRIPTION OF PREMISES

OPTIONAL COVERAGES - APPLICABLE ONLY WHEN ENTRIES ARE MADE IN THE SCHEDULE BELOW. *1F EXTRA EXPENSE COVERAGE LIMITS ON LOSS PAYMENT

PREM NO.  BLDG. NO.  LOCATION:
  1         1        27660 JEFFERSON AVENUE
                     TEMECULA, CA 92590       CONSTRUCTION FRAME   Occupancy
                                                                   90 unit hotel


PREM NO.  BLDG. NO.   COVERAGE       LIMIT OF INSURANCE   COVERED CAUSES OF LOSS   COINSURANCE*  RATES
  1         1         BUILDING         4,000,000               SPECIAL                NONE       INCL.
                      BUSPERSPROP      1,500,000               SPECIAL                100%       INCL.
                      BUS INCOME W/EE  2,000,000               SPECIAL                100%       INCL.



COVERAGES   PROVIDED-INSURANCE  AT  THE  DESCRIBED  PREMISES  APPLIES  ONLY  FOR
COVERAGES FOR WHICH A LIMIT OF INSURANCE IS SHOWN.


PREM NO.      BLDG. NO.     AGREED VALUE          COVERAGE    AMOUNT        REPLACEMENT COST (X)
                            EXPIRATION DATE        BLDG       4,000,000     BUILDING   PERSONAL PROPERTY     INCLUDING "STOCK"
  1               1         12/01/2001             BPP        1,500,000      X               X                     X

                                                              **MAXIMUM LIMIT
                                                                OF INDEMNITY
                                                                (Fraction)

PREM NO.        BLDG. NO.    INFLATION GUARD (Percentage)     **MAXIMUM PERIOD   **EXTENDED PERIOD OF
  1               1          BUILDING% PERSONAL PROPERTY%                          OF INDEMNITY (X}    INDEMNITY (Days)
                                                                                       180


I MORTGAGE HOLDER(S)         MORTGAGE HOLDER NAME AND MAILING ADDRESS     ** APPLIES TO BUSINESS INCOME ONLY
                             VALLEY INDEPENDENT BANK
                             39700 BOB HOPE DRIVE #100
                             RANCHO MIRAGE, CA 92270


PREM NO.        BLDG. NO.
  1                1


Deductible
   $1,000  Building  $1,000 Personal Property

==================================================================================================
FORMS AND ENDORSEMENTS (OTHER THAN APPLICABLE FORMS AND ENDORSEMENTS SHOWN ELSEWHERE IN THE POLICY
==================================================================================================

Forms and Endorsements applying to this Coverage Part and made part of this policy at time of issue:
APPLICABLE TO ALL COVERAGES:
3100011194, CP02991185, CP00900788, CPOO101091
CP10301091 3600010795 CP04150695 CP10390788 CP04251090 CP19150788 CPOO151091 CP14300788 CP14400788 CP04171091 CP15451091 CPO4051090
CPO4400788 CP12051185 CP04071091 CP14500695 CPOO301091 CP14100788 CP15570898



APPLICABLE TO SPECIFIC PREMISES/COVERAGES   CP12181091  ILO4151091  CP99931090 COVERAGES   FORM NUMBERS
                                            PREM.NO.        BLDG.NO. COVERAGES

Premium for this Coverage Part $INCLUDED
Entry optional if shown in Common Policy Declarations

THESE  DECLARATIONS ARE PART OF THE POLICY  DECLARATIONS  CONTAINING THE NAME OF
THE INSURED AND THE POLICY PERIOD

Includes copyrighted material of Insurance Services Office, Inc., with its permission. Copyright, Insurance Services Office, Inc" 1983, 1992.

310001 (11-94)


EXHIBIT 99.11 TEMECULA VALLEY BANK NOTE



U.S. Small Business Administration
                                 SBA LOAN NUMBER
                                      NOTE
                                                US SMALL BUSINESS ADMINISTRATION
                                                              CLP 1849804003 SNA
                                            (City and State)Temecula, California
$ 1,000,000.00                              (Date) February 24 ,1998
--------------                                     -----------------

For value received, the undersigned promises to pay to the order of
     TEMECULA VALLEY BANK
-------------------------------------------
          (Payee)
at its office in the city of  Temecula,  State of       California
                             ------------           ----------------------------

or at holder's option, at such other place as may be designated from time to time by the holder
                  --------------------------
                     ****One Million and No/100**** dollars,
--------------------------------------------------------------------------------
                               (Write out amount)

with interest on unpaid principal computed from the date of each advance to the undersigned at the rate of Initially 10.50% percent per annum, payment to be made in installments as follows:

SIX INTEREST INSTALLMENTS, PAYABLE MONTHLY, COMMENCING ON THE FIRST DAY OF THE MONTH FROM DATE OF FIRST DISBURSEMENT FOLLOWED BY 300 INSTALLMENTS, INCLUDING PRINCIPAL AND INTEREST, EACH IN THE AMOUNT OF NINE THOUSAND FOUR HUNDRED FORTY TWO AND NO/100 DOLLARS ($9,442.00), AND CONTINUING DUE AND PAYABLE MONTHLY THEREAFTER UNTIL 25 YEARS FROM DATE OF NOTE WHEN THE FULL UNPAID BALANCE OF PRINCIPAL AND INTEREST SHALL BECOME DUE AND PAYABLE. EACH INSTALLMENT SHALL BE APPLIED TO INTEREST ACCRUED AS OF THE DATE OF RECEIPT AND THE BALANCE, IF ANY, TO PRINCIPAL.


     THIS IS A VARIABLE INTEREST RATE NOTE. Interest on unpaid principal shall accrue at the initial rate of Ten and One Half Percent (10.50%) per annum. Commencing on the first business day of the calendar quarter following first disbursement, and quarterly thereafter, the interest rate shall increase or decrease to Two Percent (2.00%) above the Prime Rate in effect on the first business day of the month, as published in the Money Rates Section of The Wall Street Journal.

     NOTE: The amount of the monthly payment shown above is based upon the prime interest rate as of the date of tile receipt of the loan application by SBA of Eight and One Half Percent (8.50%) plus a spread of Two Percent (2.00%).

     The amount of monthly installments of principal and interest required herein shall be increased or decreased, as appropriate, to an amount necessary to amortize principal remaining unpaid as of the date of the change in the interest rate over the remaining term of this Note.

     The Lender shall give the Borrower written notice of any change in the interest rate of this Note and of any change (either an increase or decrease) in the amount of the principal and interest installments required herein within thirty (30) days after the effective date of any such change.

     If the Borrower shall be in default in payment due on the indebtedness herein and the Small Business Administration (SBA) purchases its guaranteed portion of said indebtedness, the rate of interest on both the guaranteed and unguaranteed portion herein shall become fixed at the rate in effect as of the first date of uncured default. If the Borrower shall not be in default in payment when SEA purchases its guaranteed portion, the rate of interest on both the guaranteed and unguaranteed portion shall be fixed at the rate in effect as of the date of purchase by SBA.

     LATE CHARGE: If a payment is more than 10 days late, Borrower will be charged 5.00% of the unpaid portion of the regularly scheduled payment.

     If this Note contains a fluctuating interest rate, the notice provision is not a pre-condition for fluctuation (which shall take place regardless of notice). Payment of any installment of principal or interest owing on this Note may be made prior to the maturity date thereof without penalty. Borrower shall provide lender with written notice of intent to prepay part or all of this loan at least three (3) weeks prior to the anticipated prepayment date. A prepayment is any payment made ahead of schedule that exceeds twenty (20) per-cent of the then outstanding principal balance. If borrower makes a prepayment and fails to give at least three weeks advance notice of intent to prepay, then, notwithstanding any other provision to the contrary in this note or other document, borrower shall be required to pay lender three weeks interest on the unpaid principal as of the date preceding such prepayment.


SBA Form 147 (5-87) Previous edition obsolete     TSoft Financial Software Inc
OMB Approval No.3245-0201                          @ 1994 -1996

     The term "indebtedness" as used here shall mean the indebtedness evidenced by this, including principal, interest and expenses, whether contingent, now due or hereafter to become due and whether heretofore or contemporaneously herewith or here-after contracted. The term "Collateral" as used in this Note shall mean any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be; hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, the Indebtedness or any part thereof. The Collateral, and each part thereof, shall secure the Indebtedness and each part thereof. The covenants and conditions set forth or referred to in any and all instruments of hypothecation constituting the Collateral are hereby incorporated in this Note as covenants and conditions of the under-signed with the same force and effect as though such covenants and conditions were fully set forth herein.

     The Indebtedness shall immediately become due and payable, without notice or demand, upon the appointment of a receiver or liquidator, whether voluntary or involuntary, for the undersigned or for any of its property, or upon the filing of a petition by or against the undersigned under the provisions of any State insolvency law or under the provisions of the Bankruptcy Reform Act of 1978, as amended, or upon the making by the undersigned of an assignment for the benefit of its creditors. Holder is authorized to declare all or any part of the Indebtedness immediately due and payable upon the happening of any of the following events: (1) Failure to pay any part of the Indebtedness when due; (2) nonperformance by the undersigned of any agreement with, or any condition imposed by, Holder or Small Business Administration (hereinafter called "SBA"), with respect to the Indebtedness; (3) Holder's discovery of the undersigned's failure in any application of the undersigned to Holder or SBA to disclose any fact deemed by Holder to be material or of the making therein or in any of the said agreements, or in any affidavit or other documents submitted in connection with said application or the indebtedness, of any misrepresentation by, on behalf of, or for the benefit of the undersigned; ( 4) the reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended) or merger or consolidation of the undersigned (or the making of any agreement therefore) without the prior written consent of Holder;
(5) the under-signed's failure duly to account, to Holder's satisfaction, at such time or times as Holder may require, for any of the Collateral, or proceeds thereof, coming into the control of the undersigned; or (6) the institution of any suit affecting the undersigned deemed by Holder to affect adversely its interest hereunder in the Collateral or otherwise. Holder's failure to exercise its rights under this paragraph shall not constitute a waiver thereof.

     Upon the nonpayment of the Indebtedness, or any part thereof, when due, whether by acceleration or otherwise, Holder is em- powered to sell, assign, and deliver the whole or any part of the Collateral at public or private sale, without demand, advertisement or notice of the time or place of sale or of any adjournment thereof, which are hereby expressly waived. After deducting all expenses incidental to or arising from such sale or sales, Holder may apply the residue of the proceeds thereof to the payment of the indebted-ness, as it shall deem proper, returning the excess, if any, to the undersigned. The undersigned hereby waives all right of redemption or appraisement whether before or after sale.

     Holder is further empowered to collect or cause to be collected or otherwise to be converted into money all or any part of the Collateral, by suit or otherwise, and to surrender, compromise, release, renew, extend, exchange, or substitute any item of the Collateral in transactions with the undersigned or any third party, irrespective of any assignment thereof by the undersigned, and without prior notice to or consent of the undersigned or any assignee Whenever any item of the Collateral shall not be paid when due, or otherwise shall be in default, whether or not the indebtedness, or any part thereof, has become due, Holder shall have the same rights and powers with respect to such item of the Collateral as are granted in this paragraph in case of nonpayment of the Indebtedness, or any part thereof, when due. None of the rights, remedies, privileges, or powers of Holder expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege, and power now or hereafter existing in favor of Holder, whether at law or equity, by statute or otherwise.

     The undersigned agrees to take all necessary steps to administer, supervise, preserve, and protect the Collateral; and regardless of any action taken by Holder, there shall be no duty upon Holder in this respect. The undersigned shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which Holder may deem necessary or proper in connection with the satisfaction of the Indebtedness or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon the Collateral. Holder is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of the Indebtedness, and charge interest thereon at the rate specified herein with respect to the principal amount of this Note.

     The security rights of Holder and its assigns hereunder shall not be impaired by Holder's sale, hypothecation or rehypothecation of any note of the undersigned or any item of the Collateral, or by any indulgence, including but not limited to (a) any renewal, extension, or modification which Holder may grant with respect to the Indebtedness or any part thereof, or (b) any surrender, compromise, release, renewal, extension, exchange, or substitution which Holder may grant in respect of the Collateral, or (c) any indulgence granted in respect of any endorser, guarantor, or surety. The purchaser, assignee, transferee, or pledgee of this Note, the Collateral, and guaranty, and any other document (or any of them), sold, assigned, transferred, pledged, or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note and all applications of the undersigned to Holder or SBA, as if said purchaser, assignee, transferee, or pledgee were originally named as Payee in this Note and in said application or applications.


SBA Form 147 (5-87)   0MB Approval No 3245-0201   TSoft Financial Software, Inc.
                                                   @ 1994 -1996

          This promissory note is given secure loan which SBA is making or in which ii is participant and pursuant to Part 101 of the Rules and Regulations of SBA (13 OCR, 101.1 (d)), this instrument is to be construed and (when SBA is the Holder or a party in interest) enforced in accordance with applicable Federal law.

DUE ON SALE -CONSENT BY LENDER. Lender may at its option, declare immediately due and payable all sums secured by 1he Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, of by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.


        Larry W. Lang and Diana Lang dba Temecula Valley Inn




                                    -------------------------------------
                                    Larry W. Lang



                                    --------------------------------------
                                    Diana Lang























-------------------------------------------------------------------
   Note. -Corporate applicants must execute Note, in corporate name, by duly authorized officer, and seal must be affixed and duly attested; partnership applicants must execute Note in firm name, together with signature of a general partner.



SBA Form 147 (5-87)   0MB Approval No.3245-0201   TSoft Financial Software, Inc.
                                                   @ 1994 -1996

EXHIBIT 99.12 SIGNATURE PAGE
                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California on June 12, 2001.

Supreme Hospitality

By:  /s/ Larry W.  Lang
-----------------------
Larry W. Lang
Chairman, Sole Director, President
And Secretary/Treasurer (Principal and
Financial Accounting Officer)